As filed with the Securities and Exchange Commission on July 6, 2016

File No. 000-55552

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Hancock Park Corporate Income, Inc.

(Exact name of registrant as specified in charter)

Maryland	81-0850535
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive Suite 2500 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(847) 734-2000

(Registrant’s telephone number, including area code)

with copies to:

Cynthia M. Krus

Sutherland Asbill & Brennan LLP

700 Sixth Street, NW

Washington, DC 20001

(202) 383-0100

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Hancock Park Corporate Income, Inc. is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in order to permit it to file an election to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community and to comply with applicable requirements in the event of the future quotation or listing of its securities on a national securities exchange (an “Exchange Listing”) or the future quotation or listing of its securities on any other public trading market.

In this Registration Statement, except where the context suggests otherwise:

•	the terms “we,” “us,” “our,” “Company” and “Hancock Park” refer to Hancock Park Corporate Income, Inc.;

•	the terms “Adviser” and “Investment Adviser” refer to OFS Capital Management, LLC;

•	the terms “Sub-Adviser” and “Evolv” refer to Evolv Capital Advisors LLC; and

•	the terms “Administrator” and “OFS Services” refer to OFS Capital Services, LLC.

Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Shortly after the effectiveness of this Registration Statement, we intend to file an election to be treated as a BDC under the 1940 Act. Upon filing of such election, we will become subject to the 1940 Act requirements applicable to BDCs.

The Company will be an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). In addition, we will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

The Company’s shares:

•	will not be listed on an exchange, and it is not anticipated that a secondary market will develop; and
•	therefore, an investment in the Company may not be suitable for investors who may need the money they invest in a specified time frame.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our lack of experience operating a BDC or maintaining our status as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue of 1986, as amended (the “Code”);
•	our dependence on key personnel;
•	our ability to maintain or develop referral relationships;
•	the ability of the Adviser to identify, invest in and monitor companies that meet our investment criteria;
•	actual and potential conflicts of interest with the Adviser and other affiliates of Orchard First Source Asset Management, LLC;
•	constraint on investment due to access to material nonpublic information;
•	restrictions on our ability to enter into transactions with our affiliates;
•	the use of borrowed money to finance a portion of our investments;
•	competition for investment opportunities;
•	our ability to qualify and maintain our qualification as a RIC and as a BDC;
•	our ability to raise capital as a BDC;
•	the timing, form and amount of any distributions from our portfolio companies;
•	the impact of a protracted decline in the liquidity of credit markets on our business;

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•	the general economy and its impact on the industries in which we invest;
•	uncertain valuations of our portfolio investments; and
•	the effect of new or modified laws or regulations governing our operations.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this Registration Statement are excluded from the safe harbor protection provided by Section 21E of the Exchange Act.

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ITEM 1. BUSINESS

(a)	General Development of Business

We were formed on December 8, 2015 as a corporation under the laws of the State of Maryland. We expect to conduct a continuous private offering of our common shares to investors in reliance on exemptions from the registration requirements of the Securities Act. See “Item 1(c). Description of Business — Private Offering.”

Shortly after the effectiveness of this Registration Statement, we intend to file with the SEC an election to be treated as a business development company (a “BDC”) under the 1940 Act. As soon as practicable following our election to be treated as a BDC, we intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements. See “Item 1(c). Description of Business — Regulation as a BDC” and “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations.”

(b)	Financial Information about Industry Segments

Our operations comprise only a single reportable segment.

(c)	Description of Business

The Company — Hancock Park Corporate Income, Inc.

Hancock Park Corporate Income, Inc. is a newly organized, externally managed, non-diversified closed-end management investment company that intends to file an election to be treated as a BDC under the Investment Company Act of 1940, as amended (the “1940 Act”). We will be managed by the Adviser, which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). We and the Adviser will engage Evolv Capital Advisors LLC, which will be registered as an investment adviser under the Advisers Act, to act as our sub-adviser. The Sub-Adviser will assist the Adviser with the management of our activities and operations. As soon as practicable following our election to be treated as a BDC, we intend to elect to be treated for federal income tax purposes, and intend to qualify annually thereafter, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”).

Our investment objective is to provide our shareholders with current income and, to a lesser extent, capital appreciation, primarily through debt investments and, to a lesser extent, equity investments. Our investment strategy will focus primarily on investments in middle-market companies in the United States. We use the term “middle-market” to refer to companies which may exhibit one or more of the following characteristics: number of employees less than 2,000; revenues between $15 million and $300 million; annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) between $3 million and $50 million; generally, private companies owned by private equity firms or owners/operators; and enterprise value between $10 million and $500 million. For additional information about how we define the middle-market, see “Item 1(c). Description of Business — Investment Criteria/Guidelines.”

Our debt investments will likely be in lower grade quality obligations, which may be rated below investment grade, commonly referred to as “junk bonds,” by one or more nationally-recognized statistical rating agencies at the time of the investment or may be unrated but determined by the Adviser to be of comparable quality. The debt in which we invest typically will not be rated by any rating agency, but the Company believes that if such investments were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Services, lower than “BBB-“ by Fitch Ratings or lower than “BBB-” by Standard & Poor’s). We may invest without limit in debt of any rating, as well as debt that has not been rated by any nationally recognized statistical rating organization. We anticipate that our debt investments will typically have a term of three to eight years and bear interest at fixed and floating rates.

While our investment strategy will focus primarily on middle-market companies in the United States, including senior secured loans, which includes first-lien, second-lien and unitranche loans as well as subordinated loans and, to a lesser extent, warrants and other equity securities, we also may invest up to 30% of our portfolio in opportunistic investments of non-eligible portfolio companies. Specifically, as part of this 30% basket, we may consider investments in investment funds that are operating pursuant to certain exceptions to the 1940 Act and in advisers to similar investment funds, as well as in debt of middle-market companies located outside of the United States and debt and equity of public companies that do not meet the definition of eligible portfolio companies because their market capitalization of publicly traded equity securities exceeds the levels provided for in the 1940 Act.

As a BDC, we must not acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our assets, as defined by Section 55 of the 1940 Act, are qualifying assets (with certain limited exceptions). Qualifying assets include investments in “eligible portfolio companies.” Under the relevant Securities and Exchange Commission (“SEC”) rules, the term “eligible portfolio company” includes all private companies, companies whose securities are not listed on a national securities exchange, and certain public companies that have listed their securities on a national securities exchange and have a market capitalization of less than $250 million, in each case organized in the United States.

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We may borrow money from time to time when the terms and conditions available are favorable to do so and are aligned with our investment strategy and portfolio composition. As a BDC, we may only borrow money within the levels permitted by the 1940 Act (which generally allows us to incur leverage for up to 50% of our asset base).

Market Opportunity

Our investment strategy will focus primarily on investments in middle-market companies in the United States. We find the middle-market attractive for the following reasons:

Large Target Market. According to the U.S. Census Bureau in its 2012 economic census, there were approximately 197,000 companies in the United States with annual revenues between $10 million and $2.5 billion, compared with approximately 1,300 companies with revenues greater than $2.5 billion at the time of the census. We believe that these middle-market companies represent a significant growth segment of the U.S. economy and often require substantial capital investments to grow. We believe that this market segment will continue to produce significant investment opportunities for us.

Specialized Lending Requirements with High Barriers to Entry. We believe that several factors render many U.S. financial institutions ill-suited to lend to U.S. middle-market companies. For example, based on the experience of our management team, lending to private middle-market companies in the United States (a) is generally more labor-intensive than lending to larger companies due to the smaller size of each investment and the fragmented nature of information for such companies, (b) requires due diligence and underwriting practices consistent with the demands and economic limitations of the middle-market, and (c) may also require more extensive ongoing monitoring by the lender. As a result, middle-market companies historically have been served by a limited segment of the lending community. As a result of the unique challenges facing lenders to middle-market companies, there are high barriers to entry that a new lender must overcome.

Robust Demand for Debt Capital. We believe that private equity firms have significant committed but uncalled capital, a large portion of which is still available for investment in the United States. Subject to market conditions, we expect the large amount of unfunded buyout commitments will drive demand for leveraged buyouts over the next several years, which should, in turn, create leveraged lending opportunities for us.

Competitive Strengths and Core Competencies

Deep Management Team Experienced in All Phases of Investment Cycle and Across All Levels of the Capital Structure. We will be managed by OFS Capital Management, LLC, which has access through its relationship with Orchard First Source Asset Management, LLC (“OFSAM”) to the resources and expertise of OFS Management’s investment professionals. OFS Management refers to the collective activities and operations of OFSAM and its subsidiaries and certain affiliates. As of March 31, 2016, OFS Management’s credit and investment professionals (including all Investment Committee members) had an average of over 20 years of investment experience with strong institutional backgrounds, including General Electric Capital Corporation, Merrill Lynch, Sanwa Business Credit Corporation and Canadian Imperial Bank of Commerce. Moreover, OFS Management’s investment professionals specialize in the acquisition, origination and sourcing, underwriting and asset management of our specific targeted class of portfolio companies and have experience in investing at all levels of the capital structure. OFS Management’s senior managers have gained extensive workout experience during multiple business cycles. OFS Management’s credit and investment professionals are supported by additional administrative and back-office personnel that focus on operations, finance, legal and compliance, accounting and reporting, marketing, information technology and office management. The expertise of OFS Management’s senior managers extends beyond just loan origination and sourcing to significant experience with distressed debt and workouts.

Significant Investment Capacity. We believe that income from our investments, together with the net proceeds of equity offerings and any new debt we may incur, will provide us with a substantial amount of capital available for deployment into new investment opportunities in our targeted asset class.

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Scalable Infrastructure Supporting the Entire Investment Cycle. We believe that our loan acquisition, origination and sourcing, underwriting, administration and management platform will be highly scalable (that is, it can be expanded on a cost efficient basis within a timeframe that meets the demands of business growth). We believe that with limited incremental investment in personnel and back-office functions, our existing loan platform could accommodate operations significantly in excess of our current loan volume. Because the Adviser will be compensated in part on a fixed percentage of our total assets (other than cash and cash equivalents but including assets purchased with borrowed amounts and including assets owned by any consolidated entity), it will have an incentive to leverage that platform and put our capital to work.

Our platform will extend beyond origination and sourcing and include a regimented credit monitoring system. We believe that our careful approach, which will involve ongoing review and analysis by an experienced team of professionals, should enable us to identify problems early and to assist borrowers before they face difficult liquidity constraints. The expertise of OFS Management’s senior managers extends beyond just loan origination and sourcing to significant experience with distressed debt and workouts, which the senior managers have managed separately or as a team through multiple business cycles. We believe that this experience will enable us to prepare for possible negative contingencies in order to address them promptly should they arise.

Extensive Loan Sourcing Capabilities. The Adviser’s relationship with OFSAM will give us access to the deal flow of OFS Management. We believe OFS Management’s 20-year history as a lending platform, including middle-market lendings and its market position make it a leader to many sponsors and other deal sources, especially in the currently under-served lending environment, and OFS Management has extensive relationships with potential borrowers and other lenders.

Structuring with a High Level of Service and Operational Orientation. We believe that the middle-market companies we intend to target, as well as sponsor groups we may pursue, require a higher level of service, creativity and knowledge than has historically been provided by other service providers more accustomed to participating in commodity-like loan transactions. We believe the broad expertise of the investment professionals of the Adviser will enable us to identify, assess and structure investments successfully across all levels of a company’s capital structure and to manage potential risk and return at all stages of the economic cycle. We do not expect to be subject to many of the regulatory limitations that govern traditional lending institutions such as banks. As a result, we will be flexible in selecting and structuring investments, adjusting investment criteria, transaction structures and, in some cases, the types of securities in which we invest. This approach will enable the Adviser to identify attractive investment opportunities throughout the economic cycle so that we can make investments consistent with our stated objective even during turbulent periods in the capital markets.

Rigorous Credit Analysis and Approval Procedures. The Adviser will utilize the established, disciplined investment process of OFS Management for reviewing lending opportunities, structuring transactions and monitoring investments. Using OFS Management’s disciplined approach to lending, the Adviser will seek to minimize credit losses through effective underwriting, comprehensive due diligence investigations, structuring and, where appropriate, the implementation of restrictive debt covenants. We expect that the Adviser will select borrowers whose businesses will retain significant enterprise value, even in a depressed market. We intend to use our capital resources to help our portfolio companies maintain sufficient liquidity to avoid the need for a distressed sale. While emphasizing thorough credit analysis, we intend to maintain strong relationships with sponsors and other deal sources by offering rapid initial feedback, from the member of the Investment Committee leading the applicable deal team, to each investment opportunity shown to us.

Investment Criteria/Guidelines

Our investment objective is to generate current income and, to a lesser extent, capital appreciation, by investing primarily in middle-market companies in the United States. We intend to focus on investments in senior secured loans, including first lien, second lien, and unitranche loans, as well as subordinated loans and, to a lesser extent, warrants and other equity securities. In particular, we believe that structured equity debt investments (i.e., typically senior secured unitranche loans, often with warrant coverage, and often in companies with no financial sponsor) represent a strong relative value opportunity offering the borrower the convenience of dealing with one lender, which may result in a higher blended rate of interest to us than we might expect to receive under a traditional multi-tranche structure. We expect that our investments in the equity securities of portfolio companies, such as warrants, preferred stock, common stock and other equity interests, will principally be made in conjunction with our debt investments, and we currently anticipate that no more than 5% of our portfolio will consist of equity investments in middle-market companies that do not pay a regular dividend. Generally, we do not expect to make investments in companies or securities that the Adviser determines to be distressed investments (such as discounted debt instruments that have either experienced a default or have a significant potential for default), other than follow-on investments in portfolio companies of ours. We intend to continue to generate strong risk-adjusted net returns by assembling a diversified portfolio of investments across a broad range of industries.

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We intend to target U.S. middle-market companies through OFS Management’s access to a network of financial institutions, private equity sponsors, investment banks, consultants and attorneys, and our proprietary database of borrowers developed over OFS Management’s more than 20 years in lending to middle-market companies. A typical targeted borrower will exhibit certain of the following characteristics:

•	number of employees less than 2,000;

•	annual EBITDA between $3 million and $50 million;

•	generally, private companies owned by private equity firms or owners/operators;

•	enterprise value between $10 million and $500 million;

•	effective and experienced management teams;

•	defensible market share;

•	solid historical financial performance, including a steady stream of cash flow;

•	high degree of recurring revenue;

•	diversity of customers, markets, products and geography; and

•	differentiated products or services.

While we believe that the characteristics listed above are important in identifying and investing in prospective portfolio companies, not all of these criteria will be met by each prospective portfolio company.

Due Diligence and Investment Process Overview

We intend to employ a thorough and disciplined underwriting and due diligence process that is conducted in accordance with an established credit policy and process focused on investment recovery. Our process involves a comprehensive analysis of a prospective portfolio company’s market, operational, financial, and legal position, as well as its future prospects. In addition to our own analysis, we may use the services of third parties for environmental reviews, quality of earnings reports, industry surveys, background checks on key managers, and insurance reviews.

We will seek to invest in companies that have experienced and incentivized management teams, that have stable and predictable cash flows, and that have defensible market positions. We intend to underwrite our investments with the expectation that we will hold them for a number of years, and we will structure and document our investments accordingly.

Our due diligence and underwriting process will typically address the following elements (although certain elements may not be included in every due diligence undertaking):

•	Prospective Portfolio Company Characteristics: focusing on primary drivers of the company’s revenues and cash flows, including its key products and services; customer and supplier concentrations and contractual relationships; depth, breadth, and quality of company management, as well as the extent to which the management team is appropriately compensated with equity incentives; and any regulatory, labor, or litigation matters impacting the company.

•	Industry and Competitive Overview: including industry size and the company’s position within it; growth potential and barriers to entry; governmental, regulatory, or technological issues potentially affecting the industry; and cyclicality or seasonality risks associated with the industry.

•	Financial Analysis: involving an understanding of the company’s historical financial results, focusing on actual operating trends experienced over time in order to forecast future performance, including in various sensitized performance scenarios; attention to projected cash flows, debt service coverage, and leverage multiples under such scenarios; and an assessment of enterprise valuations and debt repayment/investment recovery prospects given such sensitized performance scenarios.

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•	Investment Documentation: focusing on obtaining the best legal protections available to us given our position within the capital structure, including, as appropriate, financial covenants; collateral liens and stock pledges; review of loan documents of other of the prospective portfolio company’s creditors; and negotiation of inter-creditor agreements.

Portfolio Review/Risk Monitoring

We view active portfolio monitoring as a vital part of our investment process, and we will benefit from portfolio management activities developed by OFS Management that include daily, weekly, monthly, and quarterly components, and that involve comprehensive review of the performance of each of our portfolio companies. As part of the portfolio management process, the Adviser will perform ongoing risk assessment on each of our investments and assigns each debt investment a credit rating based on OFS Management’s internal ratings scale.

We will categorize debt investments into the following risk categories based on relevant information about the ability of borrowers to service their debt:

1 (Low Risk) — A risk rated 1, or Low Risk, credit is a credit that has the most satisfactory asset quality and liquidity, as well as good leverage capacity. It maintains predictable and strong cash flows from operations. The trends and outlook for the credit’s operations, balance sheet, and industry are neutral to favorable. Collateral, if appropriate, has maintained value and would be capable of being liquidated on a timely basis. Overall a 1 rated credit would be considered to be of investment grade quality.

2 (Below Average Risk) — A risk rated 2, or Below Average Risk, credit is a credit that has acceptable asset quality, moderate excess liquidity, and modest leverage capacity. It could have some financial/non-financial weaknesses which are offset by strengths; however, the credit demonstrates an ample current cash flow from operations. The trends and outlook for the credit’s operations, balance sheet, and industry are generally positive or neutral to somewhat negative. Collateral, if appropriate, has maintained value and would be capable of being liquidated successfully on a timely basis.

3 (Average) — A risk rated 3, or Average, credit is a credit that has acceptable asset quality, somewhat strained liquidity, and minimal leverage capacity. It is at times characterized by just acceptable cash flows from operations. Under adverse market conditions, carrying the current debt service could pose difficulties for the borrower. The trends and conditions of the credit’s operations and balance sheet are neutral to slightly negative.

4 (Special Mention) — A risk rated 4, or Special Mention, credit is a credit with no apparent loss of principal or interest envisioned. Nonetheless, it possesses credit deficiencies or potential weaknesses which deserve management’s close and continued attention. The credit’s operations and/or balance sheet have demonstrated an adverse trend or deterioration which, while serious, has not reached the point where the liquidation of debt is jeopardized. These weaknesses are generally considered correctable by the borrower in the normal course of business but may, if not checked or corrected, weaken the asset or inadequately protect our credit position.

5 (Substandard) — A risk rated 5, or Substandard, credit is a credit inadequately protected by the current enterprise value or paying capacity of the obligor or of the collateral, if any. These credits have well-defined weaknesses based upon objective evidence, such as recurring or significant decreases in revenues and cash flows. These assets are characterized by the possibility that we may sustain loss if the deficiencies are not corrected. The possibility that liquidation would not be timely (e.g. bankruptcy or foreclosure) requires a Substandard classification even if there is little likelihood of loss.

6 (Doubtful) — A risk rated 6, or Doubtful, credit is a credit with all the weaknesses inherent in those classified as Substandard, with the additional factor that the weaknesses are pronounced to the point that collection or liquidation in full, on the basis of currently existing facts, conditions and values is deemed uncertain. The possibility of loss on a Doubtful asset is high but, because of certain important and reasonably specific pending factors which may strengthen the asset, its classification as an estimated loss is deferred until its more exact status can be determined.

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7 (Loss) — A risk rated 7, or Loss, credit is a credit considered almost fully uncollectible and of such little value that its continuance as an asset is not warranted. It is generally a credit that is no longer supported by an operating company, a credit where the majority of our assets have been liquidated or sold and a few assets remain to be sold over many months or even years, or a credit where the remaining collections are expected to be minimal.

Structure of Investments

We anticipate that our underlying loan portfolio will contain investments of the following types:

Senior Secured First-Lien Loans. We will obtain security interests in the assets of these portfolio companies as collateral in support of the repayment of these loans (in certain cases, subject to a payment waterfall). The collateral will take the form of first-priority liens on specified assets of the portfolio company borrower and, typically, first-priority pledges of the ownership interests in the borrower. Our first lien loans may provide for moderate loan amortization in the early years of the loan, with the majority of the amortization deferred until loan maturity.

Senior Secured Unitranche Loans. Unitranche loans are loans that combine both senior and subordinated debt into one loan under which the borrower pays a single blended interest rate that is intended to reflect the blended relative risk of the secured and unsecured components. We will typically structure our unitranche loans as senior secured loans. We will obtain security interests in the assets of these portfolio companies as collateral in support of the repayment of these loans. This collateral may take the form of first-priority liens on the assets of a portfolio company and, typically, first-priority pledges of the ownership interests in the company. We believe that unitranche lending represents a significant growth opportunity for us, offering the borrower the convenience of dealing with one lender, which may result in a higher blended rate of interest to us than we might realize in a traditional multi-tranche structure. Unitranche loans typically provide for moderate loan amortization in the initial years of the facility, with the majority of the amortization deferred until loan maturity. Unitranche loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. In many cases, we will be the sole lender, or we, together with our affiliates, will be the sole lender, of unitranche loans, which can afford us additional influence with a borrower in terms of monitoring and, if necessary, remediation in the event of underperformance.

Senior Secured Second-Lien Loans. We intend to obtain security interests in the assets of these portfolio companies as collateral in support of the repayment of such loans. We expect that this collateral will typically take the form of second-priority liens on the assets of a portfolio company, and we may enter into an inter-creditor agreement with the holders of the portfolio company’s first-lien senior secured debt. These loans typically provide for no contractual loan amortization in the initial years of the facility, with all amortization deferred until loan maturity.

Subordinated (“Mezzanine”) Loans. We intend to structure these investments as unsecured, subordinated loans that typically provide for relatively high, fixed interest rates that provide us with significant current interest income. These loans typically have interest-only payments (often representing a combination of cash pay and payment-in-kind (“PIK”) interest) in the early years, with amortization of principal deferred to maturity. Mezzanine loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. Mezzanine investments are generally more volatile than secured loans and may involve a greater risk of loss of principal. Mezzanine loans often include a PIK feature (meaning a feature allowing for the payment of interest in the form of additional principal amount of the loan instead of in cash), which effectively operates as negative amortization of loan principal, thereby increasing credit risk exposure over the life of the loan.

Warrants and Other Equity Securities. In some cases, we may also acquire an equity interest in the portfolio company in connection with making a loan, or receive nominally priced warrants or options to buy a minority equity interest in the portfolio company in connection with a loan. As a result, as a portfolio company appreciates in value, we may achieve additional investment return from this equity interest. We may structure such warrants to include provisions protecting our rights as a minority-interest holder, as well as a “put,” or right to sell such securities back to the issuer, upon the occurrence of specified events. In many cases, we may also seek to obtain registration rights in connection with these equity interests, which may include demand and “piggyback” registration rights.

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General Structuring Considerations. We intend to tailor the terms of each investment to the facts and circumstances of the transaction and the prospective portfolio company, negotiating a structure that protects our rights and manages our risk while creating incentives for the portfolio company to achieve its business plan and improve its operating results. We will seek to limit the downside potential of our investments by:

•	selecting investments that we believe have a very low probability of loss;
•	requiring a total return on our investments (including both interest and potential equity appreciation) that we believe will compensate us appropriately for credit risk; and
•	negotiating covenants in connection with our investments that afford our portfolio companies as much flexibility in managing their businesses as possible, consistent with the preservation of our capital. Such restrictions may include affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights, including either observation or rights to a seat on the board of directors under some circumstances.

We expect to hold most of our investments to maturity or repayment, but we may sell some of our investments earlier, primarily if a liquidity event occurs, such as a sale or a recapitalization, or if a change in the credit quality of the portfolio company occurs.

Investments

We intend to pursue an investment strategy focused primarily on investments in middle-market companies in the United States. Although we will focus on investments in senior secured first-lien loans, we may expand our investment activity into additional asset classes in which the Adviser’s investment professionals have expertise, including investments in unitranche, second-lien, and mezzanine loans and, to a lesser extent, warrants and other minority equity securities. We will seek to create a diverse portfolio by making investments in the securities of middle-market companies that we expect to range generally from $3.0 million to $25.0 million each, although we expect this investment size will vary proportionately with the size of our capital base.

Managerial Assistance

BDCs generally must offer to make available to the issuer of the securities significant managerial assistance, except in circumstances where either (i) the BDC controls such issuer of securities or (ii) the BDC purchases such securities in conjunction with one or more other persons acting together and one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Competition

Our primary competitors will include public and private funds, other BDCs, commercial and investment banks, commercial finance companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of our competitors will be substantially larger and have considerably greater financial, technical, and marketing resources than we do. Some competitors may have access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Further, many of our competitors will not be subject to the regulatory restrictions that the 1940 Act will impose on us as a BDC, or to the distribution and other requirements we must satisfy to maintain our RIC status.

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We expect to use the expertise of the investment professionals of OFS Management and its affiliates to which we have access, to assess investment risks and determine appropriate pricing for our investments in portfolio companies. In addition, we expect that the relationships of the senior members of OFS Management and its affiliates will enable us to learn about, and compete effectively for, financing opportunities with attractive middle-market companies in the industries in which we seek to invest. See “Item 1A. Risk Factors — Risk Relating to Our Business — We will operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.”

Emerging Growth Company

We will be an emerging growth company as defined in the JOBS Act and will be eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Although we have not made a determination whether to take advantage of any or all of these exemptions, we expect to remain an emerging growth company for up to five years following the completion of our initial public offering or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.0 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period. In addition, we will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

The Board of Directors

Our business and affairs are managed under the direction of our board of directors. The responsibilities of our board of directors will include, among other things, the oversight of our investment activities, the quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. Our board of directors will consist of three members, two of whom are not “interested persons” of the Company or of the Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by our board of directors. We refer to these individuals as our independent directors. Our board of directors elects our executive officers, who serve at the discretion of our board of directors. See “Item 5. Directors and Executive Officers.”

The Adviser — OFS Capital Management, LLC

OFS Management (which refers to the collective activities and operations of OFSAM and its subsidiaries and certain affiliates) is an established investment platform focused on meeting the capital needs of middle-market companies. As of March 31, 2016 OFS Management had 41 full-time employees. OFS is headquartered in Chicago, Illinois and has additional offices in New York, New York and Los Angeles, California.

OFS Capital Management, LLC is a subsidiary of OFSAM and is a registered investment adviser under the Advisers Act. Our investment activities will be managed by the Adviser and supervised by our board of directors, a majority of whom are independent of us, the Adviser and its affiliates. The Adviser will be responsible for sourcing potential investments, conducting research and diligence on potential investments and equity sponsors, analyzing investment opportunities, structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. The Adviser’s investment committee (the “Investment Committee”) will be responsible for our overall asset allocation decisions, as well as approval of all investments made by us. The Adviser also serves as the investment adviser to collateralized loan obligation (“CLO”) funds and other assets, including OFS Capital Corporation (“OFS Capital”). OFS Capital is a publicly traded BDC with an investment strategy similar to ours. See “Item 1A. Risk Factors — We have potential conflicts of interest related to obligations that the Adviser or its affiliates may have to other clients.”

The Adviser will capitalize on the deal origination and sourcing, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of OFS Management’s senior management. These managers have developed a broad network of contacts within the investment community, averaging over 20 years of experience investing in debt and equity securities of middle-market companies. In addition, these managers have gained extensive experience investing in assets that will constitute our primary focus and have expertise in investing across all levels of the capital structure of middle-market companies.

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Investment Committee

The purpose of the Investment Committee is to evaluate and approve our prospective investments, subject at all times to the oversight of our board of directors. The Investment Committee, which is comprised of Richard Ressler (Chairman), Jeffrey Cerny, Mark Hauser and Bilal Rashid, is responsible for our overall asset allocation decisions, as well as approval of all investments made by us.

The process employed by the Investment Committee is intended to bring the diverse experience and perspectives of the committee’s members to the investment process. The Investment Committee serves to provide investment consistency and adherence to our core investment philosophy and policies. The Investment Committee also determines appropriate investment sizing and implements ongoing monitoring requirements.

In certain instances, our board of directors may also determine that its approval is required prior to the making of an investment. In addition to reviewing investments, Investment Committee meetings serve as a forum to discuss credit views and outlooks. Potential transactions and deal flow are reviewed on a regular basis. Members of the investment team are encouraged to share information and views on credits with members of the Investment Committee early in their analysis. We believe this process improves the quality of the analysis and assists the deal team members in working efficiently.

Investment Advisory Agreement

The Adviser will provide management services to us pursuant to an investment advisory and management agreement (the “Investment Advisory Agreement”) between us and the Adviser. Under the terms of the Investment Advisory Agreement, the Adviser will:

•	determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
•	assist us in determining what securities we purchase, retain or sell;
•	identify, evaluate and negotiate the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and
•	execute, close, service and monitor the investments we make.

The Adviser’s services under the Investment Advisory Agreement will not be exclusive.

Term and Termination

The Investment Advisory Agreement will become effective on the date we satisfy the minimum offering requirement in the private offering. See “Item 1(c). Description of Business—Private Offering.” Unless terminated earlier as described below, the Investment Advisory Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, and, in either case, if also approved by a majority of our directors who are not “interested persons” as defined in the 1940 Act. The Investment Advisory Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act, by the Adviser and may be terminated by either party without penalty upon not less than 60 days’ written notice to the other. The holders of a majority of our outstanding voting securities may also terminate the Investment Advisory Agreement without penalty upon not less than 60 days’ written notice. See “Item 1A. Risk Factors—Risks Related to Our Business—We will be dependent upon the OFS Management senior professionals for our future success and upon their access to the investment professionals and partners of OFS Management and its affiliates.”

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Compensation of the Adviser

The Company will pay the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the shareholders.

The management fee will be calculated at an annual rate of 2.0% based on the average value of our total assets (other than cash and cash equivalents but including assets purchased with borrowed amounts and including assets owned by any consolidated entity), at the end of the two most recently completed calendar quarters. The management fee will be payable quarterly in arrears. Management fees for any partial quarter will be prorated based on the number of days in the quarter.

The incentive fee will have two parts. One part will be calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the quarter. “Pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees such as commitment, origination and sourcing, structuring, diligence and consulting fees or other fees that we receive from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the management fee, any expenses payable under the Administration Agreement and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income will include, in the case of investments with a deferred interest feature (such as original issue discount, or OID, debt instruments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash. The Adviser will not be obligated to reimburse the Company for any incentive fee it receives on PIK interest even if we subsequently incur losses or never receive in cash the deferred income that was previously accrued.

Pre-incentive fee net investment income will not include any realized gains, realized losses, unrealized capital appreciation or unrealized capital depreciation. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, we will pay the applicable incentive fee even if we have incurred a loss in that quarter due to realized capital losses and unrealized capital depreciation.

Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, will be compared to a fixed “hurdle rate” of 1.75% per quarter. If market interest rates rise, we may be able to invest our funds in debt instruments that provide for a higher return, which would increase our pre-incentive fee net investment income and make it easier for the Adviser to surpass the fixed hurdle rate and receive an incentive fee based on such net investment income. There will be no accumulation of amounts on the hurdle rate from quarter to quarter and, accordingly, there will be no clawback of amounts previously paid if subsequent quarters are below the quarterly hurdle rate, and there is no delay of payment if prior quarters are below the quarterly hurdle rate. Pre-incentive fee net investment income fees will be prorated for any partial quarter based on the number of days in such quarter.

We will pay the Adviser an incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate;

•	100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter. We refer to this portion of our pre-incentive fee net investment income (which exceeds the hurdle rate but is less than 2.1875%) as the “catch-up” provision. The catch-up is meant to provide the Adviser with 20.0% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this pre-incentive fee net investment income exceeds 2.1875% in any calendar quarter; and

•	20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter.

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The following is a graphical representation of the calculation of the income-related portion of the incentive fee:

The second part of the incentive fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date) and will be calculated at the end of each applicable year by subtracting (a) the sum of our cumulative aggregate realized capital losses and our aggregate unrealized capital depreciation from (b) our cumulative aggregate realized capital gains. If such amount is positive at the end of such year, then the Capital Gains Fee for such year will be equal to 20.0% of such amount, less the aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there will be no Capital Gains Fee for such year.

The cumulative aggregate realized capital gains will be calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in our portfolio when sold and (b) the accreted or amortized cost basis of such investment.

The cumulative aggregate realized capital losses will be calculated as the sum of the amounts by which (a) the net sales price of each investment in our portfolio when sold is less than (b) the accreted or amortized cost basis of such investment.

The aggregate unrealized capital depreciation will be calculated as the sum of the differences, if negative, between (a) the valuation of each investment in our portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment. Unrealized capital appreciation is accrued, but not paid until said appreciation will be realized.

We will accrue the Capital Gains Fee if, on a cumulative basis, the sum of net realized capital gains and (losses) plus net unrealized appreciation and (depreciation) is positive.

The fees that are payable under the Investment Advisory Agreement for any partial period will be appropriately prorated. The fees will also be calculated using a detailed policy and procedure approved by the Adviser and our board of directors, including a majority of the independent directors, and such policy and procedure will be consistent with the description of the calculation of the fees set forth above.

The Adviser may elect to defer or waive all or a portion of the fees that would otherwise be paid to it in its sole discretion. Any portion of a fee deferred as to any month, quarter or year will be deferred without interest and may be taken in any other month, quarter or year prior to the occurrence of a liquidity event as the Adviser may determine in its sole discretion.

Reimbursement of Expenses

Prior to the effective date of the Investment Advisory Agreement, the Adviser will pay the costs relating to our organization and the offering of our common stock in the private offering and may continue to do so for so long as the Investment Advisory Agreement is in effect. Organization costs will include, without limitation, the cost of incorporation, including legal fees related to the organization of the Company, its related documents of organization and, its initial operating agreements; independent audit of the Companys seed-state financial statements; its election to be treated as a BDC; and salaries and direct expenses of the Adviser’s employees, employees of their affiliates and others while engaged in these activities. Offering costs include legal, accounting, printing and other expenses pertaining to the preparation of the private placement memorandum relating to the continuous private offering of our common stock; the related dealer-manager agreement; and the salaries and direct expenses of the Adviser’s personnel and employees of its affiliates and others while engaged in such activities; costs associated with technology integration between our systems and those of our participating broker-dealers, permissible due diligence reimbursements, marketing expenses, salaries and direct expenses of the Adviser’s employees, employees of their affiliates and others while engaged in marketing the shares, which will include development of marketing materials and marketing presentations and training and educational meetings and generally coordinating the marketing process for us.

For so long as the Investment Advisory Agreement is in effect, we will reimburse the Adviser for the organization and offering expenses incurred by the Adviser on our behalf in an amount up to 1.5% of the gross proceeds raised by us in the private offering. The minimum reimbursement to the Adviser for such fees is $15,000, assuming we satisfy the minimum offering requirement in the private offering. Our obligation to reimburse the Adviser for the organization and offering costs incurred by the Adviser on our behalf will terminate three years from the date on which such expense was incurred.

Limitations of Liability and Indemnification

The Investment Advisory Agreement will provide that the Adviser and its affiliates and its affiliates’ respective officers, directors, members, managers, shareholders and employees are entitled to indemnification from us from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Investment Advisory Agreement, except where attributable to willful misfeasance, bad faith or gross negligence in the performance of such person’s duties, or reckless disregard of such person’s obligations and duties under the Investment Advisory Agreement.

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Board Approval of the Investment Advisory Agreement

Our board of directors, including our independent directors, will approve the Investment Advisory Agreement. In reaching a decision to approve the Investment Advisory Agreement, our board of directors will review a significant amount of information and consider, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to us by the Adviser;
•	the fee structures of comparable externally managed BDCs that engage in similar investing activities;
•	our projected operating expenses and expense ratio compared to BDCs with similar investment objectives;
•	information about the services to be performed and the personnel performing such services under the Investment Advisory Agreement; and
•	the organizational capability and financial condition of the Adviser and its affiliates.

Based on the information reviewed and the discussion thereof, our board of directors, including a majority of the non-interested directors, will need to conclude that the investment advisory fee rates are reasonable in relation to the services to be provided and approve the Investment Advisory Agreement as being in the best interests of our shareholders.

The Sub-Adviser – Evolv Capital Advisors LLC

Evolv, our Sub-Adviser, is a recently established Delaware limited liability company formed to provide financial and investment advice and consulting services to issuer clients.  These services will be provided as contemplated under the investment sub-advisory agreement (the “Investment Sub-Advisory Agreement”) among us, the Adviser and Evolv, which shall require Evolv to continue to be registered as an investment adviser under the Advisers Act.

Evolv’s principals have on average more than 15 years of experience in the financial industry with a focus on alternative investments and investment capital raising in the mass affluent wealth management market.  Evolv leverages its experience and strategic relationships in the financial industry to effectively advise on the structuring and marketing of investment programs developed by its issuer clients.

Investment Sub-Advisory Agreement

Pursuant to the Investment Sub-Advisory Agreement, Evolv will:

•	evaluate and advise on our private capital market strategy, including market trends and terms;
•	provide financial and strategic planning advice and analysis;
•	assist in establishing our operational readiness and selecting and negotiating engagements with third party service providers;
•	coordinate the dissemination of customary information to interested parties; and
•	assist in the sourcing (without quantitative or qualitative analysis) of prospective acquisitions and dispositions.

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Sub-Advisory Fees

The Investment Sub-Advisory Agreement provides that Evolv will receive a portion of all management and incentive fees payable to the Adviser under the Investment Advisory Agreement. On an annualized basis, Evolv will earn 20% of the fees paid to the Adviser under the Investment Advisory Agreement with respect to each year, which fees are payable to Evolv quarterly in arrears. Such fees payable to Evolv will accrue but not be payable until we have reimbursed the Adviser, pursuant to the Investment Advisory Agreement, for expenses relating to our organization and offerings of our common stock and for any amounts, other than amounts attributable to offering expenses, for which it is entitled to be reimbursed, or would be so entitled but for the passage of time, pursuant to the terms of the expense support agreement. See “Item 1(c). Description of Business—Investment Advisory Agreement—Reimbursement of Expenses” and “Item 1(c). Description of Business – Expense Support Agreement.”

Payment of Our Expenses

Evolv assumes no obligation with respect to, and will not be responsible for, our expenses or the expenses of the Adviser. Evolv will pay all expenses incurred by it in connection with the activities it undertakes to meet its obligations under the Investment Sub-Advisory Agreement. To the extent that the Adviser requests Evolv in writing to incur any expenses that would not otherwise be reimbursable by us, the Adviser will reimburse Evolv for such expenses.

Duration and Termination

The Investment Sub-Advisory Agreement will become effective on the date we satisfy the minimum offering requirement in the private offering. See “Item 1(c). Description of Business—Private Offering.” Unless earlier terminated as described below, the Investment Sub-Advisory Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, and, in either case, if also approved by a majority of our directors who are not interested persons. The Investment Sub-Advisory Agreement may be terminated at any time by Evolv upon not less than 60 days’ prior written notice to us and the Adviser, or by us or the Adviser upon not less than 60 days’ prior written notice to Evolv and upon the vote of a majority of our outstanding voting securities or the vote of a majority of our independent directors. The Investment Sub-Advisory Agreement will automatically terminate in the event of its assignment. For the three year period following termination of the Sub-Advisory Agreement, other than for cause, as such term is defined in the Investment Sub-Advisory Agreement, the Sub-Adviser will be entitled to receive 20% of the management fee and incentive fee received by the Adviser with respect to the Company’s net asset value on the last day of the calendar quarter in which the Investment Sub-Advisory Agreement is terminated on the date of termination. For purposes of calculating this fee payable to the Sub-Adviser, such net asset value will be deemed to decrease by 4% every quarter in such three-year period.

Indemnification

Pursuant to the terms of the Investment Sub-Advisory Agreement, we will indemnify Evolv against any loss arising from, or in connection with, Evolv’s performance of its obligations under the Investment Sub-Advisory Agreement, and the Adviser will indemnify Evolv and us against any loss arising from, or in connection with, the Adviser’s breach of the terms, representations and warranties under the Investment Sub-Advisory Agreement or otherwise based upon the performance of the Adviser’s duties or obligations under the Investment Sub-Advisory Agreement or in its role as our investment adviser, including by reason of any pending, threatened or completed claim, action, suit, investigation or other proceeding or regulatory or self-regulatory inquiry (including an action or suit by or in the right of us or the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including, without limitation, its manager); provided, however, that Evolv shall not be indemnified for any loss that is sustained as a result of Evolv’s willful misfeasance, bad faith, or gross negligence in the performance of Evolv’s duties or by reason of the reckless disregard of Evolv’s duties and obligations under the Investment Sub-Advisory Agreement.

Nothing in the Investment Sub-Advisory Agreement will be construed to provide for the indemnification of any party or any limitation on the liability of any party that would, in either case, be in violation of applicable law, but such provisions shall otherwise be construed so as to effectuate the provisions of the Investment Sub-Advisory Agreement to the fullest extent permitted by applicable law.

Board Approval of the Investment Sub-Advisory Agreement

Our board of directors, including our independent directors, will approve the Investment Sub-Advisory Agreement. In reaching a decision to approve the Investment Sub-Advisory Agreement, our board of directors will review a significant amount of information and consider, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to us by the Sub-Adviser;
•	the fee structures of comparable externally managed BDCs that engage in similar investing activities;
•	our projected operating expenses and expense ratio compared to BDCs with similar investment objectives;
•	any existing and potential sources of indirect income to Evolv from their relationships with us and the profitability of those relationships;
•	information about the services to be performed and the personnel performing such services under the Investment Sub-Advisory Agreement;
•	the organizational capability and financial condition of the Sub-Adviser and its affiliates; and
•	the possibility of obtaining similar services from other third party service providers or through an internally managed structure.

Based on the information reviewed and the discussion thereof, our board of directors, including a majority of the non-interested directors, will need to conclude that the investment advisory fee rates are reasonable in relation to the services to be provided and approve the Investment Sub-Advisory Agreement as being in the best interests of our shareholders.

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Administration Agreement

Pursuant to the Administration Agreement, OFS Services will furnish us with office facilities and equipment, necessary software licenses and subscriptions and clerical, bookkeeping and record keeping services at such facilities. Under the Administration Agreement, OFS Services will perform, or oversee the performance of, our required administrative services, which include being responsible for the financial records that we are required to maintain and preparing reports to our shareholders and all other reports and materials required to be filed with the SEC or any other regulatory authority. In addition, OFS Services will assist us in determining and publishing our net asset value, overseeing the preparation and filing of our tax returns and the printing and dissemination of reports to our shareholders, and generally oversee the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the Administration Agreement, OFS Services will provide managerial assistance on our behalf to certain portfolio companies that accept our offer to provide such assistance. Payments under the Administration Agreement will be equal to an amount based upon our allocable portion (subject to the review and approval of our board of directors) of OFS Services’ overhead in performing its obligations under the Administration Agreement, including rent and our allocable portion of the cost of our officers, including our chief executive officer, chief financial officer, chief compliance officer, chief accounting officer, and corporate secretary, and their respective staffs. The Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year to year thereafter if approved annually by of our board of directors, including a majority of our directors who are not “interested persons.” The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. To the extent that OFS Services outsources any of its functions, we will pay the fees associated with such functions on a direct basis without profit to OFS Services.

Payment of the Company’s Expenses under the Investment Advisory and Administration Agreements

Our primary operating expenses will include the payment of fees to the Adviser under the Investment Advisory Agreement, professional fees, and our allocable portion of overhead expenses under the Administration Agreement and other operating costs described below. Additionally, we will pay interest expense on any debt instrument we may enter into. We will bear all other out-of-pocket costs and expenses of our operations and transactions, whether incurred by us directly or on our behalf by a third party, including:

•	the cost of calculating our net asset value, including the cost of any third-party valuation services;
•	the cost of effecting sales and repurchases of shares of our common stock and other securities;
•	fees payable to third parties relating to making investments, including out-of-pocket fees and expenses associated with performing due diligence and reviews of prospective investments;
•	transfer agent and custodial fees;
•	out-of-pocket fees and expenses associated with marketing efforts;
•	federal and state registration fees and any stock exchange listing fees;
•	U.S. federal, state and local taxes;
•	independent directors’ fees and expenses;
•	brokerage commissions;

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•	fidelity bond, directors’ and officers’ liability insurance and other insurance premiums;
•	direct costs, such as printing, mailing and long-distance telephone;
•	fees and expenses associated with independent audits and outside legal costs;
•	costs associated with our reporting and compliance obligations under the 1940 Act and other applicable U.S. federal and state securities laws; and
•	other expenses incurred by either the Administrator or us in connection with administering our business, including payments under the Administration Agreement that will be based upon our allocable portion (subject to the review and approval of our board of directors) of overhead.

Expense Support Agreement

We intend to enter into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”), pursuant to which the Adviser will pay to us a portion of our operating expenses (an “Expense Support Payment”) for each quarter in which we declare a distribution to our shareholders. The Adviser will not be entitled to reimbursement if our distribution rate is lower than the distribution rate made at the time the expenses were reimbursed or if the other operating expense ratio at the time of reimbursement exceeds the expense ratio that was in effect at the time the expenses were reimbursed. For this purpose, “other operating expenses” means all of our operating expenses, excluding organizational and offering expenses, base management fees and incentive fees, distribution and shareholder servicing fees, financing fees and interest, and brokerage commissions and extraordinary expenses. In addition, our obligation to reimburse each Expense Support Payment will terminate three years from the end of the fiscal year in which such Expense Support Payment is made. The Expense Support Agreement may be terminated by the Adviser, without payment of any penalty, upon written notice to us. In addition, the Expense Support Agreement will automatically terminate in the event of (i) our termination of the Investment Advisory Agreement, or (ii) our dissolution or liquidation. The expense reimbursement may not be made for the purpose or effect of increasing the amount of the incentive fee to be paid by us to the Adviser.

Staffing Agreement

The Adviser has entered into a staffing agreement (the “Staffing Agreement”) with Orchard First Source Capital, Inc. (“OFSC”), a wholly-owned subsidiary of OFSAM. Under the Staffing Agreement, OFSC will make experienced investment professionals available to the Adviser and provide access to the senior investment personnel of OFS Management and its affiliates. The Staffing Agreement will provide the Adviser with access to deal flow generated by OFS Management and its affiliates in the ordinary course of their businesses and will commit the members of the Investment Committee to serve in that capacity. As our investment adviser, the Adviser will be obligated to allocate investment opportunities among us and any other clients of the Adviser and its affiliates fairly and equitably over time in accordance with its allocation policy.

Employees

We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided by the Adviser or its affiliates, pursuant to the terms of the Investment Advisory Agreement and by the Administrator pursuant to the terms of the Administration Agreement. The Adviser will be responsible for sourcing potential investments, conducting research and diligence on potential investments and equity sponsors, analyzing investment opportunities, structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. The Adviser has no employees and will depend upon access to the investment professionals and other resources of OFS Management and its affiliates to fulfill its obligations to us under the Investment Advisory Agreement. Each of our executive officers described under “Item 5. Directors and Executive Officers” is employed by OFSC or its affiliates and an allocable portion of the compensation paid to our officers will be paid by us pursuant to the Administration Agreement. All of our executive officers are also officers of the Adviser. See “Item 1(c). Description of Business —Investment Advisory Agreement,” “Item 1(c). Description of Business —Staffing Agreement” and “Item 1(c). Description of Business —Administration Agreement.”

Private Offering

Pursuant to a private offering, we are offering a maximum of $200,000,000 shares of our common stock on a best efforts, continuous basis, but will not sell any shares until the minimum offering requirement is met. The minimum offering requirement will be met when we raise gross proceeds of $1.0 million from the sale of shares of common stock in a private offering. An affiliate of our Adviser has indicated that it intends to purchase $1.0 million of shares in the private offering; accordingly, upon receipt of this subscription, we will have met the minimum offering requirement. After we have met the minimum offering requirement, funds received in connection with a subscription will be placed in a non-interest-bearing escrow account pending closing. Purchases of shares of our common stock by our officers, directors, or the Adviser or its affiliates will count toward satisfaction of the minimum offering requirement. We will hold these funds indefinitely if the minimum offering requirement is not reached; however, prospective investors will not incur any fees if shares are never sold. Certain registered representatives of the Sub-Adviser are also representatives of the broker-dealer in the private offering.

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Regulation as a BDC

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets. Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s assets, as defined by Section 55 of the 1940 Act. The principal categories of qualifying assets relevant to the Company’s business are any of the following:

(1)   Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer that:

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(a)       is organized under the laws of, and has its principal place of business in, the United States;

(b)      is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)      satisfies any of the following:

(i)             does not have any class of securities that is traded on a national securities exchange;

(ii)            has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(iii)            is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or

(iv)            is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

(2)      Securities of any eligible portfolio company controlled by the Company.

(3)      Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

 (4)     Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Company already owns 60% of the outstanding equity of the eligible portfolio company.

(5)     Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6)     Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Significant Managerial Assistance. A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2), or (3) above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

Temporary Investments. Pending investment in other types of qualifying assets, as described above, the Company’s investments could consist of cash, cash equivalents, U.S. government securities or high quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of the Company’s assets, as defined by Section 55 of the 1940 Act, would be qualifying assets.

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Warrants. Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares of capital stock that it may have outstanding at any time. In particular, the amount of capital stock that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase capital stock cannot exceed 25% of the BDC’s total outstanding shares of capital stock.

Senior Securities; Coverage Ratio. The Company would be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to the common stock if its asset coverage, as defined in the 1940 Act, would be at least equal to 200% immediately after each such issuance. In addition, while any senior securities remain outstanding, the Company would be required to make provisions to prohibit any dividend distribution to its shareholders or the repurchase of such securities or shares unless it meets the applicable asset coverage ratios at the time of the dividend distribution or repurchase. The Company would also be permitted to borrow amounts up to 5% of the value of its total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

Code of Ethics. The Company would be required to adopt and maintain a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code would be permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements.

Affiliated Transactions. The Company may be prohibited under the 1940 Act from conducting certain transactions with its affiliates without the prior approval of its directors who are not interested persons and, in some cases, the prior approval of the SEC. The Company has applied for an exemptive order from the SEC that would permit it, among other things, to co-invest with certain other persons, including affiliates of the Adviser and certain funds managed and controlled by affiliates of the Adviser. Any such order would be subject to certain terms and conditions and there can be no assurance that such order would be granted by the SEC.

Other. The Company would be periodically examined by the SEC for compliance with the 1940 Act, and be subject to the periodic reporting and related requirements of the Securities Exchange Act of 1934 Act, as amended.

The Company would also be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, the Company would be prohibited from protecting any director or officer against any liability to its shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

The Company would also be required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.

The Company would not be permitted to change the nature of its business so as to cease to be, or to withdraw its election as, a BDC unless approved by a majority of its outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company.

Proxy Voting Policies and Procedures

We intend to delegate our proxy voting responsibility to the Adviser. The Proxy Voting Policies and Procedures of the Adviser are set forth below. The guidelines will be reviewed periodically by the Adviser and the independent directors, and, accordingly are subject to change. For purposes of these proxy voting policies and procedures described below, “we,” “our” and “us” refer to the Adviser.

Introduction

As an investment adviser registered under the Advisers Act, we have a fiduciary duty to act solely in the best interests of its clients. As part of this duty, we recognize that we must vote client securities in a timely manner free of conflicts of interest and in the best interests of our clients.

These policies and procedures for voting proxies for our investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under the Advisers Act.

Proxy Policies

We vote proxies relating to our portfolio securities in what we perceive to be the best interest of our clients. We review on a case-by-case basis each proposal submitted to a shareholder vote to determine its effect on the portfolio securities held by our clients. In most cases we will vote in favor of proposals that we believe are likely to increase the economic value of the underlying portfolio securities held by our clients. Although we will generally vote against proposals that may have a negative effect on our clients’ portfolio securities, we may vote for such a proposal if there exist compelling long-term reasons to do so.

Our proxy voting decisions are made by those senior officers who are responsible for monitoring each of our clients’ investments. To ensure that our vote is not the product of a conflict of interest, we require that (1) anyone involved in the decision-making process disclose to our chief compliance officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (2) employees involved in the decision-making process or vote administration are prohibited from revealing how we intend to vote on a proposal in order to reduce any attempted influence from interested parties. Where conflicts of interest may be present, we will disclose such conflicts to our clients, including with respect to Hancock Park, those directors who are not interested persons, and we may request guidance from such persons on how to vote such proxies for their account.

Proxy Voting Records

You may obtain information about how we voted proxies for Hancock Park, free of charge, by making a written request for proxy voting information to: Hancock Park Corporate Income, Inc., 10 S. Wacker Drive, Suite 2500, Chicago, IL, 60606, Attention: Investor Relations, or by calling Hancock Park at (847) 734-2060.

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Privacy Principles

We are committed to maintaining the privacy of our shareholders and to safeguarding their nonpublic personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we do not receive any nonpublic personal information relating to our shareholders, although certain nonpublic personal information of our shareholders may become available to us. We do not disclose any nonpublic personal information about our shareholders or former shareholders to anyone, except as permitted by law or as is necessary in order to service shareholder accounts (for example, to a transfer agent or third-party administrator).

We restrict access to nonpublic personal information about our shareholders to employees of the Adviser and its affiliates with a legitimate business need for the information. We will maintain physical, electronic and procedural safeguards designed to protect the nonpublic personal information of our shareholders.

Reporting Obligations

We will furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law.

We maintain a website at http://www.hancockparkbdc.com and intend to make all of our annual, quarterly and current reports, and other publicly filed information available, free of charge, on or through our website. You may also obtain such information by contacting us, in writing at: Hancock Park Corporate Income, Inc., 10 South Wacker Drive, Suite 2500, Chicago, Illinois 60606, or by telephone at (847) 734-2060. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet site at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to the Company and to an investment in the common stock. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, this Registration Statement does not describe tax consequences that the Company has assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold the common stock as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, RICs, real estate investment trusts, personal holding companies, persons who acquire an interest in the Company in connection with the performance of services, and financial institutions. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of an investment in the Company, which may differ substantially from those described herein. This summary assumes that shareholders hold the common stock as capital assets (within the meaning of the Code).

The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. The Company has not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) regarding any matter discussed herein. Prospective investors should be aware that, although the Company intends to adopt positions it believes are in accord with current interpretations of the U.S. federal income tax laws, the IRS may not agree with the tax positions taken by the Company and that, if challenged by the IRS, the Company’s tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or foreign, state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if the Company invested in tax-exempt securities or certain other investment assets.

For purposes of this discussion, a “U.S. shareholder” generally is a beneficial owner of common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the U.S. or of any political subdivision thereof;
•	a trust that is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. shareholder” is a beneficial owner of common stock that is not a U.S. shareholder or a partnership for U.S. tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner of a partnership holding common stock should consult its tax advisers with respect to the purchase, ownership and disposition of such shares.

Tax matters are very complicated and the tax consequences to an investor of an investment in the common stock will depend on the facts of his, her or its particular situation. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE AND OWNERSHIP OF INTERESTS.

Taxation as a Regulated Investment Company

As soon as practicable after its election to be a BDC, the Company intends to elect to be treated and to qualify each year thereafter as a RIC. As a RIC, the Company generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that the Company distributes to the shareholders as dividends. To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax benefits, the Company must distribute to its shareholders, for each taxable year, at least 90% of the Company’s “investment company taxable income,” which is generally the Company’s ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).

If the Company:

•	qualifies as a RIC; and
•	satisfies the Annual Distribution Requirement,

then the Company will not be subject to U.S. federal income tax on the portion of the Company’s income it distributes to shareholders. The Company will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to its shareholders.

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The Company will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless the Company distributes in a timely manner an amount at least equal to the sum of (i) 98% of the Company’s net ordinary income for each calendar year, (ii) 98.2% of the amount by which the Company’s capital gains exceed its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year (or if we so elect, for that calendar year) and (iii) certain undistributed amounts from previous years on which the Company paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). While the Company intends to distribute any income and capital gains in order to avoid imposition of this 4% U.S. federal excise tax, the Company may not be successful in avoiding entirely the imposition of this tax. In that case, the Company will be liable for the tax only on the amount by which the Company does not meet the foregoing distribution requirement.

In order to qualify as a RIC for U.S. federal income tax purposes, the Company must, among other things:

•	continue to qualify as a BDC under the 1940 Act at all times during each taxable year;
•	derive in each taxable year at least 90% of the Company’s gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to the Company’s business of investing in such stock or securities (the “90% Income Test”); and
•	diversify the Company’s holdings so that at the end of each quarter of the taxable year:
o	at least 50% of the value of the Company’s assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Company’s assets or more than 10% of the outstanding voting securities of the issuer; and
o	no more than 25% of the value of the Company’s assets is invested in the (i) securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) securities of two or more issuers that are controlled, as determined under applicable Code rules, by the Company and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more “qualified publicly traded partnerships” (the “Diversification Tests”).

We may invest in partnersips, including qualified publicly traded partnerships, which may result in our being subject to state, local or foreign income taxes, franchise taxes, or withholding liabilities.

For federal income tax purposes, the Company may be required to recognize taxable income in circumstances in which the Company does not receive a corresponding payment in cash. For example, if the Company holds debt obligations that are treated under applicable tax rules as having OID or debt instruments with PIK interests the Company must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Company in the same taxable year. The Company also may have to include in income other amounts that it has not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan. Because any OID or other amounts accrued will be included in the Company’s investment company taxable income for the year of accrual, the Company may be required to make a distribution to its shareholders in order to satisfy the Annual Distribution Requirement, even though the Company will not have received the corresponding cash amount.

Although the Company does not presently expect to do so, the Company is authorized to borrow funds, to sell assets and to make taxable distributions of the Company’s stock and debt securities in order to satisfy distribution requirements. The Company’s ability to dispose of assets to meet its distribution requirements may be limited by (i) the illiquid nature of the Company’s portfolio and/or (ii) other requirements relating to the Company’s status as a RIC, including the Diversification Tests. If the Company disposes of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, the Company may make such dispositions at times that, from an investment standpoint, are not advantageous. If the Company is unable to obtain cash from other sources to satisfy the Annual Distribution Requirement, the Company may fail to qualify as a RIC and become subject to tax as an ordinary corporation.

Under the 1940 Act, the Company is not permitted to make distributions to its shareholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. If the Company is prohibited from making distributions, the Company may fail to qualify as a RIC and become subject to tax as an ordinary corporation.

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Certain of the Company’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Company to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test described above. The Company will monitor its transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If the Company’s expenses in a given year exceed investment company taxable income, the Company would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, the Company may, for tax purposes, have aggregate taxable income for several years that it is required to distribute and that is taxable to its shareholders even if such income is greater than the aggregate net income it actually earned during those years. Such required distributions may be made from the Company’s cash assets or by liquidation of investments, if necessary. The Company may realize gains or losses from such liquidations. In the event the Company realizes net capital gains from such transactions, a shareholder may receive a larger capital gain distribution than it would have received in the absence of such transactions.

Failure to Qualify as a RIC

While the Company intends to elect to be treated as a RIC as soon as practicable following its election to be a BDC, the Company anticipates that it will have difficulty satisfying the Diversification Tests as it ramps up its portfolio. To the extent that the Company has net taxable income prior to its qualification as RIC, the Company will be subject to U.S. federal income tax on such income. The Company would not be able to deduct distributions to shareholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to the Company’s shareholders as ordinary dividend income to the extent of the Company’s current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate shareholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of the Company’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder's tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify as a RIC, in addition to the other requirements discussed above, the Company would be required to distribute all of its previously undistributed earnings and profits attributable to any period prior to the Company becoming a RIC by the end of the first year that it intends to qualify as a RIC. To the extent that the Company has any net built-in gains in its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Company had been liquidated) as of the beginning of the first year that the Company qualifies as a RIC, the Company would be subject to a corporate-level U.S. federal income tax on such built-in gains if and when recognized over the next ten years (or shorter applicable period). Alternatively, the Company may choose to recognize such built-in gains immediately prior to its qualification as a RIC.

If the Company has previously qualified as RIC, but is subsequently unable to qualify for treatment as a RIC, and certain amelioration provisions are not applicable, the Company would be subject to tax on all of its taxable income (including its net capital gains) at regular corporate rates. The Company would not be able to deduct distributions to shareholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to the Company’s shareholders as ordinary dividend income to the extent of its current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate shareholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of the Company’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder's tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, the Company would be required to distribute all of its previously undistributed earnings attributable to the period the Company failed to qualify as a RIC by the end of the first year that it intends to requalify as a RIC. If the Company fails to requalify as a RIC for a period greater than two taxable years, it may be subject to regular corporate tax on any net built-in gains with respect to certain of its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Company had been liquidated) that the Company elects to recognize on requalification or when recognized over the next ten years (or shorter applicable period).

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The remainder of this discussion assumes that the Company qualifies as a RIC for each taxable year.

Taxation of U.S. shareholders

Distributions by the Company generally will be taxable to U.S. shareholders as ordinary income or capital gains. Distributions of the Company’s “investment company taxable income” (which is, generally, the Company’s net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. shareholders to the extent of the Company’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions paid by the Company to shareholders taxed at individual rates are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a current maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by the Company will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of the Company’s net capital gains (which are generally the Company’s realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by the Company as “capital gain dividends” will be taxable to a U.S. shareholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of shareholders taxed at individual rates, regardless of the U.S. shareholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of the Company’s earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such shareholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. shareholder.

The Company may retain some or all of the Company’s realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, the Company will pay tax on the retained amount, each U.S. shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. shareholder, and the U.S. shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by the Company. Because the Company expects to pay tax on any retained capital gains at the Company’s regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by U.S. shareholders taxed at individual rates on long-term capital gains, the amount of tax that individual U.S. shareholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. shareholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. shareholder’s cost basis for his, her or its common stock. In order to utilize the deemed distribution approach, the Company must provide written notice to its shareholders prior to the expiration of 60 days after the close of the relevant taxable year.

For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of capital gain dividends paid for that year, the Company may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Company makes such an election, the U.S. shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by the Company in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by the Company’s U.S. shareholders on December 31 of the year in which the dividend was declared.

As a RIC, the Company will be subject to alternative minimum tax, also referred to as “AMT,” but any items that are treated differently for AMT purposes must be apportioned between the Company and its U.S. shareholders and this may affect the U.S. shareholders' AMT liabilities. Although regulations explaining the precise method of apportionment have not yet been issued, it would be reasonable to apportion such items in the same proportion that dividends paid to each U.S. shareholder bear to the Company’s taxable income (determined without regard to the dividends paid deduction). The Company intends to use this apportionment method unless the IRS issues further guidance or a different method for a particular item is warranted under the circumstances.

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If an investor purchases shares of common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution. However, the shareholder will be taxed on the distribution as described above, despite the fact that, economically, it may represent a return of his, her or its investment.

A U.S. shareholder generally will recognize taxable gain or loss if the U.S. shareholder sells or otherwise disposes of his, her or its shares of common stock. The amount of gain or loss will be measured by the difference between such U.S. shareholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. shareholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of common stock may be disallowed if other shares of common stock are purchased within 30 days before or after the disposition.

In general, U.S. shareholders taxed at individual rates currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of recognized net long-term capital gains over recognized net short-term capital losses, subject to certain adjustments), including any long-term capital gain derived from an investment in the Company’s shares. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. shareholders. In addition, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes gross income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses), reduced by certain deductions allocable to such income. Corporate U.S. shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 35% rate also applied to ordinary income. Non-corporate U.S. shareholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year. Any net capital losses of a non-corporate U.S. shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

Under applicable Treasury regulations, if a U.S. shareholder recognizes a loss with respect to shares of $2 million or more for a non-corporate U.S. shareholder or $10 million or more for a corporate U.S. shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. U.S. shareholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.

The Company (or the applicable withholding agent) will send to each of its U.S. shareholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by the Company generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because the Company’s income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. shareholder’s particular situation.

The Company may be required to withhold U.S. federal income tax (“backup withholding”) from all distributions to certain U.S. shareholders (i) who fail to furnish the Company with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies the Company that such shareholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. shareholder’s federal income tax liability, provided that proper information is provided to the IRS.

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For any period that the Company does not qualify as a “publicly offered regulated investment company,” as defined in the Code, shareholders will be taxed as though they received a distribution of some of the Company’s expenses. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. The Company anticipates that it will not qualify as a publicly offered RIC immediately after the private offering; the Company may qualify as a publicly offered RIC for future taxable years. If the Company is not a publicly offered RIC for any period, a non-corporate shareholder’s allocable portion of the Company’s affected expenses, including its management fees, will be treated as an additional distribution to the shareholder and will be deductible by such shareholder only to the extent permitted under the limitations described below. For non-corporate shareholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC, including advisory fees. In particular, these expenses, which are miscellaneous itemized deductions, are deductible by an individual only to the extent they exceed 2% of such shareholder’s adjusted gross income, and are not deductible for alternative minimum tax purposes.

A U.S. shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. shareholder of the activities the Company proposes to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. shareholder generally should not be subject to U.S. taxation solely as a result of the shareholder’s ownership of common stock and receipt of dividends with respect to such common stock. Moreover, under current law, if the Company incurs indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. shareholder. Therefore, a tax-exempt U.S. shareholder should not be treated as earning income from “debt-financed property” and dividends the Company pays should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Company incurs. Legislation has been introduced in Congress in the past, and may be introduced again in the future, which would change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments if enacted. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if the Company were to invest in certain real estate mortgage investment conduits, which the Company does not currently plan to do, that could result in a tax-exempt U.S. shareholder recognizing income that would be treated as UBTI.

Taxation of Non-U.S. shareholders

The following discussion only applies to certain Non-U.S. shareholders. Whether an investment in the shares is appropriate for a Non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in the shares by a Non-U.S. shareholder may have adverse tax consequences. Non-U.S. shareholders should consult their tax advisers before investing in the common stock.

Distributions of the Company’s “investment company taxable income” to Non-U.S. shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. shareholders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Company’s current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. shareholder, the Company will not be required to withhold federal tax if the Non-U.S. shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)

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Actual or deemed distributions of the Company’s net capital gains to a Non-U.S. shareholder, and gains realized by a Non-U.S. shareholder upon the sale of common stock, will generally not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. shareholder.

The tax consequences to Non-U.S. shareholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. shareholders are urged to consult their tax advisers with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.

If the Company distributes the Company’s net capital gains in the form of deemed rather than actual distributions, a Non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax the Company pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a refund claim even if the Non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. shareholder, distributions (both actual and deemed), and gains realized upon the sale of common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be advisable for a Non-U.S. shareholder.

The Company must generally report to its Non-U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. shareholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. shareholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 28%). Backup withholding, however, generally will not apply to distributions to a Non-U.S. shareholder of common stock, provided the Non-U.S. shareholder furnishes to the Company the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. shareholder’s federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or that reside in a jurisdiction that has entered into an agreement with the United States to collect and share such information. The types of income subject to the tax include U.S. source interest and dividends, and after December 31, 2018, the gross proceeds from the sale of any property that could produce U.S.-source fixed or determinable annual or periodic income. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. shareholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Under certain circumstances, a Non-U.S. shareholder might be eligible for refunds or credits of such taxes.

Non-U.S. shareholders should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

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ITEM 1A. RISK FACTORS

Investments in the Company will involve a high degree of risk. There can be no assurance that our investment objectives will be achieved, or that a shareholder will receive a return of its capital. In addition, there will be occasions when the Adviser and its affiliates may encounter potential conflicts of interest in connection with the Company. The following considerations should be carefully evaluated before making an investment in the Company.

Risks Related to Our Business

We have no operating history. We are a new company and are subject to all of the business risks and uncertainties associated with any business with no operating history, including the risk that we will not achieve or sustain our investment objective and that the value of our common stock could decline substantially.

The lack of liquidity in our investments may adversely affect our business. We anticipate that a significant portion of our assets will be invested in illiquid securities and in leveraged companies that will be subject to legal and other restrictions on resale or otherwise less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for us to sell such investments if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which these investments were previously recorded. We may also face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we, the Adviser, OFSAM or any of its other affiliates have material nonpublic information regarding such portfolio company.

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our net asset value through increased net unrealized depreciation. As a BDC, we will be required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by our board of directors. As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments:

•	a comparison of the portfolio company’s securities to publicly traded securities;

•	the enterprise value of a portfolio company;

•	the nature and realizable value of any collateral;

•	the portfolio company’s ability to make payments and its earnings and discounted cash flow;

•	the markets in which the portfolio company does business; and

•	changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors.

When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we will use the pricing indicated by the external event to corroborate our valuation. We will record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our net asset value by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition and results of operations.

Global capital markets could enter a period of severe disruption and instability. These conditions have historically affected and could again materially and adversely affect debt and equity capital markets in the United States and around the world and our business. The U.S. and global capital markets experienced extreme volatility and disruption during the economic downturn that began in mid-2007, and the U.S. economy was in a recession for several consecutive calendar quarters during the same period. In 2010, a financial crisis emerged in Europe, triggered by high budget deficits and rising direct and contingent sovereign debt, which created concerns about the ability of certain nations to continue to service their sovereign debt obligations. Risks resulting from such debt crisis and any future debt crisis in Europe or any similar crisis elsewhere could have a detrimental impact on the global economic recovery, sovereign and non-sovereign debt in certain countries and the financial condition of financial institutions generally. In July and August 2015, Greece reached agreements with its creditors for bailouts that provide aid in exchange for certain austerity measures. These and similar austerity measures may adversely affect world economic conditions and have an adverse impact on our business and that of our portfolio companies. In the second quarter of 2015, stock prices in China experienced a significant drop, resulting primarily from continued sell-off of shares trading in Chinese markets. In August 2015, Chinese authorities sharply devalued China’s currency. These market and economic disruptions adversely affected, and these and other similar market and economic disruptions may in the future affect, the U.S. capital markets, which could adversely affect our business and that of our portfolio companies. These market disruptions materially and adversely affected, and may in the future affect, the broader financial and credit markets and has reduced the availability of debt and equity capital for the market as a whole and to financial firms, in particular. At various times, these disruptions resulted in, and may in the future result, a lack of liquidity in parts of the debt capital markets, significant write-offs in the financial services sector and the repricing of credit risk. These conditions may reoccur for a prolonged period of time again or materially worsen in the future, including as a result of further downgrades to the U.S. government’s sovereign credit rating or the perceived creditworthiness of the United States or other large global economies. Unfavorable economic conditions, including future recessions, also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. We may in the future have difficulty accessing debt and equity capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may cause us to reduce the volume of loans we originate and/or fund, adversely affect the value of our portfolio investments or otherwise have a material adverse effect on our business, financial condition, results of operations and cash flows.

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We will be dependent upon the OFS Management senior professionals for our future success and upon their access to the investment professionals and partners of OFS Management and its affiliates. We do not have any internal management capacity or employees. We will depend on the diligence, skill and network of business contacts of the OFS Management senior professionals to achieve our investment objective. Our future success will depend, to a significant extent, on the continued service and coordination of the OFS Management senior management team, particularly Bilal Rashid, Senior Managing Director and President of OFSC, Jeffrey Cerny, Senior Managing Director and Treasurer of OFSC and Mark Hauser, Senior Managing Director of OFSC. Each of these individuals is an employee at will of OFSC and, with the exception of Mr. Hauser, is not subject to an employment contract. In addition, we rely on the services of Richard Ressler, Chairman of the executive committee of OFSAM and Chairman of the Investment Committee pursuant to a consulting agreement with Orchard Capital Corporation, or Orchard Capital. The departure of Mr. Ressler or any of the senior managers of OFSC, or of a significant number of its other investment professionals, could have a material adverse effect on our ability to achieve our investment objective.

We expect that the Adviser will evaluate, negotiate, structure, close and monitor our investments in accordance with the terms of the Investment Advisory Agreement. We can offer no assurance, however, that OFS Management senior professionals will continue to provide investment advice to us. If these individuals do not maintain their existing relationships with OFS Management and its affiliates and do not develop new relationships with other sources of investment opportunities, we may not be able to grow our investment portfolio or achieve our investment objective. In addition, individuals with whom the OFS Management senior professionals have relationships are not obligated to provide us with investment opportunities. Therefore, we can offer no assurance that such relationships will generate investment opportunities for us.

The Adviser is a subsidiary of OFSAM that has no employees and will depend upon access to the investment professionals and other resources of OFS Management and its affiliates to fulfill its obligations to us under the Investment Advisory Agreement. The Adviser also depends upon OFS Management to obtain access to deal flow generated by the professionals of OFS Management and its affiliates. Under a Staffing Agreement between OFSC, a subsidiary of OFSAM that employs OFS Management’s personnel, and the Adviser, OFSC has agreed to provide the Adviser with the resources necessary to fulfill these obligations. The Staffing Agreement provides that OFSC will make available to the Adviser experienced investment professionals and access to the senior investment personnel of OFSC for purposes of evaluating, negotiating, structuring, closing and monitoring our investments. We are not a party to this Staffing Agreement and cannot assure shareholders that OFSC will fulfill its obligations under the agreement. If OFSC fails to perform, we cannot assure shareholders that the Adviser will enforce the Staffing Agreement or that such agreement will not be terminated by either party or that we will continue to have access to the investment professionals of OFSC and its affiliates or their information and deal flow.

The investment committee that oversees our investment activities will be provided by the Adviser under the Investment Advisory Agreement. The Investment Committee will consist of Richard Ressler (Chairman), Jeffrey Cerny, Mark Hauser and Bilal Rashid. The loss of any member of the Investment Committee or of other OFS Management senior professionals could limit our ability to achieve our investment objective and operate as we anticipate. This could have a material adverse effect on our financial condition and results of operation.

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Our business model depends to a significant extent upon strong referral relationships with financial institutions, sponsors and investment professionals. Any inability of the Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business. We will depend upon the Adviser to maintain OFS Management’s relationships with financial institutions, sponsors and investment professionals, and we will rely to a significant extent upon these relationships to provide us with potential investment opportunities. If the Adviser fails to maintain such relationships, or to develop new relationships with other sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom the principals of the Adviser have relationships are not obligated to provide us with investment opportunities, and, therefore, we can offer no assurance that these relationships will generate investment opportunities for us in the future.

Our financial condition and results of operation will depend on our ability to manage our business effectively. Our ability to achieve our investment objective and grow will depend on our ability to manage our business. This will depend, in turn, on the ability of the Investment Committee to identify, invest in and monitor companies that meet our investment criteria. The achievement of our investment objectives on a cost-effective basis will depend upon the execution by the Investment Committee of our investment process, its ability to provide competent, attentive and efficient services to us and, to a lesser extent, our access to financing on acceptable terms. The Adviser will have substantial responsibilities under the Investment Advisory Agreement. The OFS Management senior professionals and other personnel of the Adviser’s affiliates, including OFSC, may be called upon to provide managerial assistance to our portfolio companies. These activities may distract them or slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

We will operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses. A number of entities will compete with us to make the types of investments that we plan to make. We will compete with public and private funds, commercial and investment banks, commercial finance companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some of our competitors may have access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act will impose on us as a BDC or the source of income, asset diversification and distribution requirements we will need to satisfy to maintain our RIC status. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to. The competitive pressures we will face may have a material adverse effect on our business, financial condition and results of operations. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objective.

With respect to the investments we make, we will not seek to compete based primarily on the interest rates we will offer, and we believe that some of our competitors may make loans with interest rates that will be lower than the rates we offer. In the secondary market for acquiring existing loans, we expect to compete generally on the basis of pricing terms. With respect to all investments, we may lose some investment opportunities if we do not match our competitors’ pricing, terms and structure. However, if we match our competitors’ pricing, terms and structure, we may experience decreased net interest income, lower yields and increased risk of credit loss. We may also compete for investment opportunities with OFSAM and its other affiliates or accounts managed by OFSAM or one of its other affiliates. Although the Adviser will allocate opportunities in accordance with its policies and procedures, allocations to such other accounts will reduce the amount and frequency of opportunities available to us and may not be in the best interests of us and our shareholders. Moreover, the performance of investments will not be known at the time of allocation.

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The valuation process for our portfolio holdings may create a conflict of interest. We expect that many of our portfolio investments will be made in the form of securities that are not publicly traded. As a result, our board of directors will determine the fair value of these securities in good faith as described below in “Many of our portfolio investments will be recorded at fair value as determined in good faith by our board of directors and, as a result, there may be uncertainty as to the value of our portfolio investments.” In connection with that determination, investment professionals from the Adviser may provide our board of directors with portfolio company valuations based upon the most recent portfolio company financial statements available and projected financial results of each portfolio company. In addition, the members of our board of directors who are not independent directors have a substantial indirect pecuniary interest in the Adviser. The participation of the Adviser’s investment professionals in our valuation process, and the indirect pecuniary interest in the Adviser by those members of our board of directors, could result in a conflict of interest since the Adviser’s management fee will be based, in part, on our total assets (other than cash and cash equivalents but including assets purchased with borrowed amounts and including assets owned by any consolidated entity).

Many of our portfolio investments may be recorded at fair value as determined in good faith by our board of directors and, as a result, there may be uncertainty as to the value of our portfolio investments. Many of our portfolio investments will take the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these securities at fair value as determined in good faith by our board of directors, including to reflect significant events affecting the value of our securities. Most of our investments (other than cash and cash equivalents) will be classified as Level 3 under Accounting Standards Codification Topic 820, Fair Value Measurement and Disclosures (ASC Topic 820). This means that our portfolio valuations will be based on unobservable inputs and our own assumptions about how market participants would price the asset or liability in question. Inputs into the determination of fair value of our portfolio investments require significant management judgment or estimation. Even if observable market data are available, such information will be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. The types of factors that our board of directors will take into account in determining the fair value of our investments will generally include, as appropriate, comparison to third-party yield benchmarks and comparison to publicly traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Our net asset value could be adversely affected if our determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such securities.

We will adjust quarterly the valuation of our portfolio to reflect our board of directors’ determination of the fair value of each investment in our portfolio. Any changes in fair value will be recorded in our statement of income as net change in unrealized appreciation or depreciation. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters – Valuation of Portfolio Securities.”

Our board of directors may change our investment objective, operating policies and strategies without prior notice or shareholder approval. Our board of directors has the authority, except as otherwise provided in the 1940 Act, to modify or waive certain of our operating policies and strategies without prior notice and without shareholder approval. However, absent shareholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and the price value of our common stock. Nevertheless, any such changes could adversely affect our business and impair our ability to make distributions. Moreover, we will have significant flexibility in investing the net proceeds of any offering and may use the net proceeds from any offering in ways with which investors in us may not agree.

Changes in the laws or regulations governing our business, or changes in the interpretations thereof, and any failure by us to comply with these laws or regulations, could have a material adverse effect on our, and our portfolio companies’, business, results of operations or financial condition. We and our portfolio companies will be subject to regulation by laws at the U.S. federal, state and local levels, including those that govern BDCs, RICs, or non-depository commercial lenders. These laws and regulations, including applicable accounting standards, as well as their interpretation, may change from time to time, and new laws, regulations, accounting standards and interpretations may also come into effect. Any such new or changed laws or regulations could have a material adverse effect on our business.

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We will also be subject to judicial and administrative decisions that affect our operations, including our loan originations, maximum interest rates, fees and other charges, disclosures to portfolio companies, the terms of secured transactions, collection and foreclosure procedures and other trade practices. If these laws, regulations or decisions change, or if we expand our business into jurisdictions that have adopted more stringent requirements than those in which we currently conduct business, we may have to incur significant expenses in order to comply, or we might have to restrict our operations. If we do not comply with applicable laws, regulations and decisions, we may lose licenses needed for the conduct of our business and may be subject to civil fines and criminal penalties.

In addition, changes to the laws and regulations governing our operations related to permitted investments may cause us to alter our investment strategy, in order to avail ourselves of new or different opportunities. Such changes could result in material differences to the strategies and plans set forth in this registration statement and our accounting practices described in this registration statement, and may shift our investment focus from the areas of expertise of the Adviser to other types of investments in which the Adviser may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on our results of operations and the value of a shareholder’s investment.

On July 21, 2010, the Wall Street Reform and Consumer Protection Act, or Dodd-Frank Act, was signed into law. Although passage of the Dodd-Frank Act has resulted in extensive rulemaking and regulatory changes that affect us and the financial industry as a whole, many of its provisions remain subject to extended implementation periods and delayed effective dates and will require extensive rulemaking by regulatory authorities. While the full impact of the Dodd-Frank Act on us and our portfolio companies may not be known for an extended period of time, the Dodd-Frank Act, including future rules implementing its provisions and the interpretation of those rules, along with other legislative and regulatory proposals directed at the financial services industry or affecting taxation that are proposed or pending in the U.S. Congress, may negatively impact the operations, cash flows or financial condition of us or our portfolio companies, impose additional costs on us or our portfolio companies, intensify the regulatory supervision of us or our portfolio companies or otherwise adversely affect our business or the business of our portfolio companies.

Over the last several years, there has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether these regulations will be implemented or what form they will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business.

The effect of global climate change may impact the operations of our portfolio companies. There may be evidence of global climate change. Climate change creates physical and financial risk and some of our portfolio companies may be adversely affected by climate change. For example, the needs of customers of energy companies vary with weather conditions, primarily temperature and humidity. To the extent weather conditions are affected by climate change, energy use could increase or decrease depending on the duration and magnitude of any changes. Increases in the cost of energy could adversely affect the cost of operations of our portfolio companies if the use of energy products or services is material to their business. A decrease in energy use due to weather changes may affect some of our portfolio companies’ financial condition, through decreased revenues. Extreme weather conditions in general require more system backup, adding to costs, and can contribute to increased system stresses, including service interruptions.

Proposed legislation may allow us to incur additional leverage. Legislation has been introduced in the U.S. House of Representatives that is intended to revise certain regulations applicable to BDCs. The legislation provides for (i) increasing the amount of funds BDCs may borrow by reducing asset to debt limitations from 2:1 to 3:2, (ii) permitting BDCs to file registration statements with the SEC that incorporate information from already-filed reports by reference, (iii) utilizing other streamlined registration processes afforded to operating companies, and (iv) allowing BDCs to own investment adviser subsidiaries. There are no assurances as to when the legislation will be enacted by Congress, if at all, or, if enacted, what final form the legislation would take.

We may experience fluctuations in our quarterly operating results. We could experience fluctuations in our quarterly operating results due to a number of factors, including the interest rate payable on the debt securities we acquire, the default rate on such securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, distributions from our portfolio companies, the degree to which we encounter competition in our markets and general economic conditions. In light of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

We will be a non-diversified management investment company within the meaning of the 1940 Act, and therefore we will not be limited with respect to the proportion of our assets that may be invested in securities of a single issuer. We will be classified as a non-diversified management investment company within the meaning of the 1940 Act, which means that we will not be limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. To the extent that we assume large positions in the securities of a small number of issuers, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond our asset diversification requirements as a RIC under the Code, we will not have fixed guidelines for diversification, and our investments could be concentrated in relatively few portfolio companies. See “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations.

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Terrorist attacks, acts of war or natural disasters may impact the business in which we invest and harm our business, operating results and financial condition. Terrorist acts, acts of war or natural disasters may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. Future terrorist activities, military or security operations, or natural disasters could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks and natural disasters are generally uninsurable.

The failure in cybersecurity systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning could impair our ability to conduct business effectively. The occurrence of a disaster such as a cyberattack, a natural catastrophe, an industrial accident, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

We will depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems could be subject to cyberattacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, we may experience threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

Third parties with which we will do business may also be sources of cybersecurity or other technological risks. We outsource certain functions and these relationships allow for the storage and processing of our information, as well as customer, counterparty, employee and borrower information. While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above.

We will incur significant costs as a result of being a public company. As a public company, we will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act and other rules implemented by the SEC.

We do not currently have comprehensive documentation of our internal controls. We are not required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the Exchange Act for a specified period of time or the date we are no longer an emerging growth company under the JOBS Act. Accordingly, our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and we are establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company.

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Additionally, we have not begun the process of documenting our internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of its internal controls over financial reporting. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company under the JOBS Act. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of our financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we or our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us.

Risks Related to the Adviser and its Affiliates

Our incentive fee may induce the Adviser to make certain investments, including speculative investments. The incentive fee payable by us to the Adviser may create an incentive for the Adviser to make investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to the Adviser is determined may encourage the Adviser to use leverage to increase the return on our investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor our shareholders.

The Adviser will receive an incentive fee based, in part, upon net capital gains realized on our investments. Unlike that portion of the incentive fee based on income, there is no hurdle rate applicable to the portion of the incentive fee based on net capital gains. As a result, the Adviser may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

We may invest, to the extent permitted by law, in the securities and instruments of other investment companies, including private funds, and, to the extent we so invest, will bear our ratable share of any such investment company’s expenses, including management and performance fees. We will also remain obligated to pay management and incentive fees to the Adviser with respect to the assets invested in the securities and instruments of other investment companies. With respect to each of these investments, each of our shareholders will bear his or her share of the management and incentive fee of the Adviser as well as indirectly bearing the management and performance fees and other expenses of any investment companies in which we invest.

Our board of directors will be charged with protecting our interests by monitoring how the Adviser addresses these and other conflicts of interests associated with its management services and compensation. While our board of directors is not expected to review or approve each borrowing or incurrence of leverage, our independent directors will periodically review the Adviser’s services and fees. In connection with these reviews, our independent directors will consider whether our fees and expenses (including those related to leverage) remain appropriate.

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We have potential conflicts of interest related to obligations that the Adviser or its affiliates may have to other clients. The Adviser and its affiliates manage other assets, including those of other BDCs and CLO funds, and may manage other entities in the future, and these other funds and entities may have similar or overlapping investment strategies. Our executive officers, directors and members of the Investment Committee serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds or other investment vehicles managed by the Adviser or its affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our or our shareholders’ best interests or may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. For example, the Adviser currently serves as the investment adviser to OFS Capital, a publicly-traded BDC, that invests in senior secured loans of middle-market companies in the United States, similar to those we target for investment, including first-lien, second-lien and unitranche loans as well as subordinated loans and, to a lesser extent, warrants and other equity securities. Therefore, many investment opportunities will satisfy the investment criteria for both OFS Capital and us. OFS Capital operates as a distinct and separate public company and any investment in our common stock will not be an investment in OFS Capital. In addition, our executive officers and both of our independent directors serve in substantially similar capacities for OFS Capital. Similarly, the Adviser and/or its affiliates may have other clients with, similar, different or competing investment objectives. In serving in these multiple capacities, our executive officers and directors, the Adviser and/or its affiliates, and members of the Investment Committee may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of us or our shareholders.

The Adviser will seek to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with its allocation policy. Under this allocation policy, if the Adviser is actively seeking investments for two or more investment vehicles with similar or overlapping investment strategies, an available opportunity will be allocated based on the provisions governing allocations of such investment opportunities under law or in the relevant organizational, offering or similar documents, if any, for such investment vehicles. In the absence of any such provisions, the Adviser will consider the following factors and the weight that should be given with respect to each of these factors:

•	investment guidelines and/or restrictions, if any, under law or set forth in the applicable organizational, offering or similar documents for the investment vehicles;
•	risk and return profile of the investment vehicles;
•	suitability/priority of a particular investment for the investment vehicles;
•	if applicable, the targeted position size of the investment for the investment vehicles; and
•	the level of investments and available cash for investment with respect to the investment vehicles.

Priority as to acquisitions may be given to the most recent investment vehicle for which such an acquisition is appropriate, which may result in our being given priority over OFS Capital or other investment vehicles advised by the Adviser in appropriate investment opportunities until our net assets reach a particular level. However, application of one or more of the factors listed above may result in the allocation of an investment opportunity to OFS Capital or any other investment vehicle advised by the Adviser over us.

The Adviser and OFSAM have both subjective and objective procedures and policies in place designed to manage the potential conflicts of interest between the Adviser’s fiduciary obligations to us and its fiduciary obligations to other clients. For example, such policies and procedures are designed to ensure that investment opportunities are allocated in a fair and equitable manner among us and other clients of the Adviser. An investment opportunity that is suitable for clients of the Adviser may not be capable of being shared among some or all of such clients due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act.

There can be no assurance that we will be able to participate in all investment opportunities that are suitable to us. We have applied for an exemptive order from the SEC that would permit us, among other things, to co-invest with certain other persons, including the Adviser, certain of its affiliates and certain funds managed and controlled by the Adviser. Any such order would be subject to certain terms and conditions and there can be no assurance that such order would be granted by the SEC.

Members of the Investment Committee, the Adviser or its affiliates may, from time to time, possess material non-public information, limiting our investment discretion. OFS Management senior professionals and members of the Investment Committee may serve as directors of, or in a similar capacity with, companies in which we invest, the securities of which are purchased or sold on our behalf. In the event that material nonpublic information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have an adverse effect on us and our shareholders.

Our incentive fee structure may create incentives for the Adviser that are not fully aligned with the interests of our shareholders. In the course of our investing activities, we will pay management and incentive fees to the Adviser. The base management fee will be based on our total assets (other than cash and cash equivalents but including assets purchased with borrowed amounts and including assets owned by any consolidated entity). As a result, investors in our common stock will invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than one might achieve through direct investments. Because these fees are based on our total assets, other than cash and cash equivalents but including assets purchased with borrowed amounts and including any assets owned by any consolidated entity, the Adviser will benefit when we incur debt or use leverage. Our board of directors will be charged with protecting our interests by monitoring how the Adviser addresses these and other conflicts of interests associated with its management services and compensation. While our board of directors is not expected to review or approve each borrowing or incurrence of leverage, our independent directors will periodically review the Adviser’s services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews, our independent directors will consider whether our fees and expenses (including those related to leverage) remain appropriate. As a result of this arrangement, the Adviser or its affiliates may from time to time have interests that differ from those of our shareholders, giving rise to a conflict.

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We may pay an incentive fee on income we do not receive in cash. The part of the incentive fee payable to the Adviser that relates to our pre-incentive fee net investment income will be computed and paid on income that may include interest income that has been accrued but not yet received in cash. This fee structure may be considered to involve a conflict of interest for the Adviser to the extent that it may encourage the Adviser to favor debt financings that provide for deferred interest, rather than current cash payments of interest. The Adviser may have an incentive to invest in deferred interest securities in circumstances where it would not have done so but for the opportunity to continue to earn the incentive fee even when the issuers of the deferred interest securities would not be able to make actual cash payments to us on such securities. This risk could be increased because the Adviser will not be obligated to reimburse us for any incentive fees received even if we subsequently incur losses or never receive in cash the deferred income that was previously accrued.

Our base management fee may induce the Adviser to cause us to incur leverage. Our base management fee is payable based upon our total assets, other than cash and cash equivalents but including assets purchased with borrowed amounts and including assets owned by any consolidated entity. This fee structure may encourage the Adviser to cause us to borrow money to finance additional investments. Under certain circumstances, the use of borrowed money may increase the likelihood of default, which would disfavor holders of our common stock. Given the subjective nature of the investment decisions made by the Adviser on our behalf, our board of directors may not be able to monitor this potential conflict of interest effectively.

Our ability to enter into transactions with our affiliates will be restricted, which may limit the scope of investments available to us. As a BDC, we will be prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of our independent directors and, in some cases, of the SEC. Those transactions include purchases and sales, and so-called “joint” transactions, in which we and one or more of our affiliates are engaging together in certain types of profit-making activities. Any person that owns, directly or indirectly, five percent or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act, and we will generally be prohibited from engaging in purchases or sales of assets or joint transactions with such affiliates, absent the prior approval of our independent directors. Additionally, without the approval of the SEC, we will generally be prohibited from engaging in purchases or sales of assets or joint transactions with the following affiliated persons: (a) our officers, directors, and employees; (b) the Adviser and its affiliates; and (c) OFSAM and its affiliates.

We may, however, invest alongside OFSAM and its affiliates or their respective other clients in certain circumstances where doing so is consistent with current law and SEC staff interpretations. For example, we may invest alongside such accounts consistent with guidance promulgated by the SEC staff permitting us and such other accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Adviser, acting on our behalf and on behalf of other clients, negotiates no term other than price.

Co-investment with such other accounts is not permitted or appropriate under this guidance when there is an opportunity to invest in different securities of the same issuer or where the different investments could be expected to result in a conflict between our interests and those of other accounts. Moreover, except in certain circumstances, this guidance does not permit us to invest in any issuer in which OFSAM and its affiliates or a fund managed by OFSAM or its other affiliates has previously invested.

With the exception of investments specifically permitted by current law or regulatory guidance, we will not be permitted to co-invest with other funds managed by OFSAM or its affiliates unless we receive exemptive relief from the SEC permitting us to do so. There can be no assurance when or if such exemptive relief will be granted by the SEC.

Where we are or may in the future be permitted to invest alongside OFSAM and its affiliates or their respective other clients, the Adviser will, to the extent consistent with applicable law, regulatory guidance, or exemptive relief, allocate investment opportunities in accordance with its allocation policy. See “Item 1(c). Risk Factors – We have potential conflicts of interest related to obligations that the Adviser or its affiliates may have to other clients.”

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The Adviser’s liability will be limited under the Investment Advisory Agreement, and we will agree to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on our behalf than it would when acting for its own account. Under the Investment Advisory Agreement, the Adviser will not assume any responsibility to us other than to render the services called for under that agreement, and it will not be responsible for any action of our board of directors in following or declining to follow the Adviser’s advice or recommendations. Under the terms of the Investment Advisory Agreement, the Adviser and its affiliates’ respective officers, directors, members, managers, shareholders and employees will not be liable to us, any subsidiary of ours, our directors, our shareholders or any subsidiary’s shareholders or partners for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting gross negligence, willful misconduct, bad faith or reckless disregard of such person’s duties under the Investment Advisory Agreement. In addition, we will agree to indemnify the Adviser and its affiliates’ respective officers, directors, members, managers, shareholders and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Investment Advisory Agreement, except where attributable to gross negligence, willful misconduct, bad faith or reckless disregard of such person’s duties under the Investment Advisory Agreement. These protections may lead the Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.

The Adviser can resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations. The Adviser will have the right, under the Investment Advisory Agreement, to resign at any time upon not less than 60 days’ written notice, whether we have found a replacement or not. If the Adviser resigns, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the value of our shares may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Adviser and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

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OFS Services can resign from its role as our Administrator under the Administration Agreement, and we may not be able to find a suitable replacement, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations. OFS Services will have the right to resign under the Administration Agreement, whether we have found a replacement or not. If OFS Services resigns, we may not be able to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the value of our shares may decline. In addition, the coordination of our internal management and administrative activities is likely to suffer if we are unable to identify and reach an agreement with a service provider or individuals with the expertise possessed by OFS Services. Even if we are able to retain a comparable service provider or individuals to perform such services, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

The Investment Advisory Agreement with the Adviser and the Administration Agreement with OFS Services have not been negotiated on an arm’s length basis and may not be as favorable to us as if they had been negotiated with an unaffiliated third party. The Investment Advisory Agreement and the Administration Agreement have been negotiated between related parties. Consequently, their terms, including fees payable to the Adviser, may not be as favorable to us as if they had been negotiated with an unaffiliated third party. In addition, we could choose not to enforce, or to enforce less vigorously, our rights and remedies under these agreements because of our desire to maintain our ongoing relationship with the Adviser, OFS Services and their respective affiliates. Any such decision, however, would breach our fiduciary obligations to our shareholders.

Risks Related to BDCs

Regulations governing our operation as a BDC will affect our ability to and the way in which we raise additional capital. As a BDC, we will need to raise additional capital, which will expose us to risks, including the typical risks associated with leverage. We may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we will be permitted as a BDC to issue senior securities in amounts such that our asset coverage ratio, as defined in the 1940 Act, equals at least 200% of gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous. Also, any amounts that we use to service our indebtedness would not be available for distributions to our common shareholders. If we issue senior securities, we will be exposed to typical risks associated with leverage, including an increased risk of loss.

If we issue preferred stock, the preferred stock would rank “senior” to common stock in our capital structure, preferred shareholders would have separate voting rights on certain matters and might have other rights, preferences or privileges more favorable than those of our common shareholders, and the issuance of preferred stock could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in our shareholders’ best interest. Holders of our common stock will directly or indirectly bear all of the costs associated with offering and servicing any preferred stock that we issue. In addition, any interests of preferred shareholders may not necessarily align with the interests of holders of our common stock and the rights of holders of shares of preferred stock to receive dividends would be senior to those of holders of shares of our common stock. We will not generally be able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the then-current net asset value per share of our common stock if our board of directors determines that such sale is in the best interests of us and our shareholders, and if our shareholders approve any such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our board of directors, closely approximates the market value of such securities (less any distributing commission or discount). If we raise additional funds by issuing common stock or senior securities convertible into, or exchangeable for, our common stock, then the percentage ownership of our shareholders at that time will decrease, and our shareholders might experience dilution.

Our ability to invest in public companies may be limited in certain circumstances. To maintain our status as a BDC, we will not be permitted to acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our assets, as defined by Section 55 of the 1940 Act, are qualifying assets (with certain limited exceptions). Subject to certain exceptions for follow-on investments and distressed companies, an investment in an issuer that has outstanding securities listed on a national securities exchange may be treated as a qualifying asset only if such issuer has a common equity market capitalization that is less than $250 million at the time of such investment and meets the other specified requirements.

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If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to continue to qualify as a BDC or be precluded from investing according to our current business strategy. As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of our assets, as defined by Section 55 of the 1940 Act, are qualifying assets. See “See “Item 1(c). Description of Business — Certain BDC Considerations.”

We believe that most of the investments that we may acquire in the future will constitute qualifying assets. However, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If a sufficient portion of our assets are not qualifying assets, we could violate the 1940 Act provisions applicable to BDCs. As a result of such violation, specific rules under the 1940 Act could prevent us, for example, from making follow-on investments in existing portfolio companies (which could result in the dilution of our position) or could require us to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If we need to dispose of such investments quickly, it could be difficult to dispose of such investments on favorable terms. We may not be able to find a buyer for such investments and, even if we do find a buyer, we may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on our business, financial condition and results of operations.

If we do not maintain our status as a BDC, we would be subject to regulation as a registered closed-end investment company under the 1940 Act. As a registered closed-end fund, we would be subject to substantially more regulatory restrictions under the 1940 Act, which would significantly decrease our operating flexibility.

Risks Related to Our Investments

To the extent PIK interest and PIK dividends constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income. Our investments may include contractual PIK interest or PIK dividends, which represents contractual interest or dividends added to a loan balance or equity security and due at the end of such loan’s or equity security’s term. To the extent PIK interest and PIK dividends constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash. Such risks include:

•	The higher interest or dividend rates of PIK instruments reflect the payment deferral and increased risk associated with these instruments, and PIK instruments often represent a significantly higher risk than non-PIK instruments.
•	Even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is supposed to occur at the maturity of the obligation.
•	PIK instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral. PIK income may also create uncertainty about the source of our cash distributions.
•	For accounting purposes, any cash distributions to shareholders representing PIK income are not treated as coming from paid-in capital, even though the cash to pay them comes from the offering proceeds. As a result, despite the fact that a distribution representing PIK income could be paid out of amounts invested by our shareholders, the 1940 Act does not require that shareholders be given notice of this fact by reporting it as a return of capital.
•	PIK interest or dividends have the effect of generating investment income at a compounding rate, thereby further increasing the incentive fees payable to the Adviser. Similarly, all things being equal, the deferral associated with PIK interest or dividends also decreases the investment principal-to-value ratio at a compounding rate.

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Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies. We may invest a substantial portion of our capital in senior secured, unitranche, second-lien and mezzanine loans issued by our portfolio companies. The portfolio companies may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the debt securities in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying senior creditors, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

Additionally, certain loans that we make to portfolio companies may be secured on a second-priority basis by the same collateral securing first-priority debt of such companies. The senior-secured liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first-priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second-priority liens after payment in full of all obligations secured by the first-priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second-priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, would only have an unsecured claim against the portfolio company’s remaining assets, if any.

The rights we may have with respect to the collateral securing the loans we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of such senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first-priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first-priority liens:

•	the ability to cause the commencement of enforcement proceedings against the collateral;
•	the ability to control the conduct of such proceedings;
•	the approval of amendments to collateral documents;
•	releases of liens on the collateral; and
•	waivers of past defaults under collateral documents.

We may not have the ability to control or direct such actions, even if our rights are adversely affected.

We may also make unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.

Adverse developments in the credit markets may impair our ability to secure debt financing. During the economic downturn in the United States that began in mid-2007, many commercial banks and other financial institutions stopped lending or significantly curtailed their lending activity. In addition, in an effort to stem losses and reduce their exposure to segments of the economy deemed to be high risk, some financial institutions limited routine refinancing and loan modification transactions and even reviewed the terms of existing facilities to identify bases for accelerating the maturity of existing lending facilities. As a result, it may be difficult for us to obtain desired financing to finance the growth of our investments on acceptable economic terms, or at all.

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If we are unable to consummate credit facilities on commercially reasonable terms, our liquidity may be reduced significantly. If we are unable to repay amounts outstanding under any facility we may enter into and are declared in default or are unable to renew or refinance any such facility, it would limit our ability to initiate significant originations or to operate our business in the normal course. These situations may arise due to circumstances that we may be unable to control, such as inaccessibility of the credit markets, a severe decline in the value of the U.S. dollar, a further economic downturn or an operational problem that affects third parties or us, and could materially damage our business. Moreover, we are unable to predict when economic and market conditions may become more favorable. Even if such conditions improve broadly and significantly over the long term, adverse conditions in particular sectors of the financial markets could adversely impact our business.

We may finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and may increase the risk of investing in us. The use of leverage will magnify the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in our securities. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instruments we may enter into with lenders. In addition, under the terms of any credit facility or other debt instrument we enter into, we are likely to be required by its terms to use the net proceeds of any investments that we sell to repay a portion of the amount borrowed under such facility or instrument before applying such net proceeds to any other uses. If the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged, thereby magnifying losses or eliminating our equity stake in a leveraged investment. Similarly, any decrease in our revenue or income will cause our net income to decline more sharply than it would have had we not borrowed. Such a decline would also negatively affect our ability to make dividend payments on our common stock or preferred stock. Our ability to service our debt will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures. Moreover, because the management fee payable to the Adviser will be payable based on our total assets (other than cash and cash equivalents but including assets purchased with borrowed amounts and including assets owned by any consolidated entity), the Adviser will have a financial incentive to incur leverage which may not be consistent with our shareholders’ interests. In addition, our common shareholders will bear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses and any increase in the management fee payable to the Adviser.

As a BDC, we will generally be required to meet a coverage ratio of total assets to total borrowings and other senior securities, which includes all of our borrowings and any preferred stock that we may issue in the future, of at least 200%. If this ratio declines below 200%, we will not be able to incur additional debt and could be required to sell a portion of our investments to repay some debt when it is disadvantageous to do so. This could have a material adverse effect on our operations, and we may not be able to make distributions. The amount of leverage that we employ will depend on the Adviser’s and our board of directors’ assessment of market and other factors at the time of any proposed borrowing. We cannot assure our shareholders that we will be able to obtain credit at all or on terms acceptable to us.

To the extent we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income. To the extent we borrow money or issue preferred stock to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds or pay dividends on preferred stock and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income in the event we use debt to finance our investments. In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. Such techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act.

A rise in the general level of interest rates typically leads to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates may result in an increase of the amount of incentive fees payable to the Adviser.

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We may enter into reverse repurchase agreements, which are another form of leverage. We may enter into reverse repurchase agreements as part of our management of our temporary investment portfolio. Under a reverse repurchase agreement, we will effectively pledge our assets as collateral to secure a short-term loan. Generally, the other party to the agreement makes the loan in an amount equal to a percentage of the fair value of the pledged collateral. At the maturity of the reverse repurchase agreement, we will be required to repay the loan and correspondingly receive back our collateral. While used as collateral, the assets continue to pay principal and interest which are for the benefit of us.

Our use of reverse repurchase agreements, if any, involves many of the same risks involved in our use of leverage, as the proceeds from reverse repurchase agreements generally will be invested in additional securities. There is a risk that the market value of the securities acquired in the reverse repurchase agreement may decline below the price of the securities that we have sold but remain obligated to purchase. In addition, there is a risk that the market value of the securities retained by us may decline. If a buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experience insolvency, we may be adversely affected. Also, in entering into reverse repurchase agreements, we would bear the risk of loss to the extent that the proceeds of such agreements at settlement are less than the fair value of the underlying securities being pledged. In addition, due to the interest costs associated with reverse repurchase agreements transactions, our net asset value would decline, and, in some cases, we may be worse off than if we had not used such instruments.

We may in the future determine to fund a portion of our investments with preferred stock, which would magnify the potential for gain or loss and the risks of investing in us in the same way as our borrowings. Preferred stock, which is another form of leverage, has the same risks to our common shareholders as borrowings because the dividends on any preferred stock we issue must be cumulative. Payment of such dividends and repayment of the liquidation preference of such preferred stock must take preference over any dividends or other payments to our common shareholders, and preferred shareholders are not subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference.

We may suffer credit losses. Investment in middle market companies is highly speculative and involves a high degree of risk of credit loss, and therefore our securities may not be suitable for someone with a low tolerance for risk. These risks are likely to increase during volatile economic periods, such as the U.S. and many other economies have recently been experiencing.

If we make subordinated investments, the obligors or the portfolio companies may not generate sufficient cash flow to service their debt obligations to us. We may make subordinated investments that rank below other obligations of the obligor in right of payment. Subordinated investments are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or in general economic conditions. If we make a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high debt-to-equity ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.

Because we generally will not hold controlling equity interests in our portfolio companies, we may not be able to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies that could decrease the value of our investments. We will generally not hold controlling equity positions in our portfolio companies. For portfolio companies in which we do not hold a controlling equity interest, we will be subject to the risk that a portfolio company may make business decisions with which we disagree, and that the management and/or shareholders of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity of the debt and equity investments that we will typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company and may therefore suffer a decrease in the value of our investments.

Defaults by our portfolio companies will harm our operating results. A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets. This could trigger cross-defaults under other agreements and jeopardize such portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

The disposition of our investments may result in contingent liabilities. We expect that a significant portion of our investments involve private securities. In connection with the disposition of an investment in private securities, we may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities. These arrangements may result in contingent liabilities that ultimately result in funding obligations that we must satisfy through our return of distributions previously made to us.

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We may be subject to additional risks if we engage in hedging transactions and/or invest in foreign securities. The 1940 Act generally requires that 70% of our assets, as defined by Section 55 of the 1940 Act, be in issuers each of whom is organized under the laws of, and has its principal place of business in, any state of the United States, the District of Columbia, Puerto Rico, the Virgin Islands or any other possession of the United States. Our investment strategy does not presently contemplate investments in securities of non-U.S. companies. We expect that these investments would focus on the same junior debt securities investments that we will make in U.S. middle-market companies and accordingly would be complementary to our overall strategy and enhance the diversity of our holdings. Investing in securities of emerging market issuers involves many risks, including economic, social, political, financial, tax and security conditions in the emerging market, potential inflationary economic environments, regulation by foreign governments, different accounting standards and political uncertainties. Economic, social, political, financial, tax and security conditions also could negatively affect the value of emerging market companies. These factors could include changes in the emerging market government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities and the possibility of fluctuations in the rate of exchange between currencies.

Engaging in either hedging transactions or investing in foreign securities would entail additional risks to our shareholders. We could, for example, use instruments such as interest rate swaps, caps, collars and floors and, if we were to invest in foreign securities, we could use instruments such as forward contracts or currency options and borrow under a credit facility in currencies selected to minimize our foreign currency exposure. In each such case, we generally would seek to hedge against fluctuations of the relative values of our portfolio positions from changes in market interest rates or currency exchange rates. Hedging against a decline in the values of our portfolio positions would not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of the positions declined. However, such hedging could establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions could also limit the opportunity for gain if the values of the underlying portfolio positions increased. Moreover, it might not be possible to hedge against an exchange rate or interest rate fluctuation that was so generally anticipated that we would not be able to enter into a hedging transaction at an acceptable price.

While we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates could result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged could vary. Moreover, for a variety of reasons, we might not seek to establish a perfect correlation between the hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation could prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it might not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities would likely fluctuate as a result of factors not related to currency fluctuations.

Economic recessions or downturns could impair our portfolio companies and harm our operating results. We anticipate that many of our portfolio companies will be susceptible to economic slowdowns or recessions and may be unable to repay our loans during these periods. Therefore, our non-performing assets are likely to increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may decrease the value of collateral securing some of our loans and the value of our equity investments. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing our investments and harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. In addition, lenders in certain cases can be subject to lender liability claims for actions taken by them when they become too involved in the borrower’s business or exercise control over a borrower. It is possible that we could become subject to a lender liability claim, including as a result of actions taken if we render significant managerial assistance to the borrower. Furthermore, if one of our portfolio companies were to file for bankruptcy protection, even though we may have structured our investment as senior secured debt, depending on the facts and circumstances, including the extent to which we provided managerial assistance to that portfolio company, a bankruptcy court might re-characterize our debt holding and subordinate all or a portion of our claim to claims of other creditors.

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Our investments in leveraged portfolio companies may be risky, and we could lose all or part of our investment. Investment in leveraged companies involves a number of significant risks. Leveraged companies in which we invest may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees that we may have obtained in connection with our investment. In addition, our mezzanine loans are generally subordinated to senior loans and are generally unsecured. As such, other creditors may rank senior to us in the event of an insolvency. Smaller leveraged companies also may have less predictable operating results and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position.

Our investments in lower credit quality obligations are risky and highly speculative, and we could lose all or part of our investment. Most of our debt investments are likely to be in lower grade obligations. The lower grade investments in which we invest may be rated below investment grade by one or more nationally-recognized statistical rating agencies at the time of investment or may be unrated but determined by the Adviser to be of comparable quality. Debt securities rated below investment grade are commonly referred to as “junk bonds” and are considered speculative with respect to the issuer’s capacity to pay interest and repay principal. The debt in which we invest typically will not be rated by any rating agency, but we believe that if such investments were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service, lower than “BBB-” by Fitch Ratings or lower than “BBB-” by Standard & Poor’s). We may invest without limit in debt of any rating, as well as debt that has not been rated by any nationally recognized statistical rating organization.

Investment in lower grade investments involves a substantial risk of loss. Lower grade securities or comparable unrated securities are considered predominantly speculative with respect to the issuer’s ability to pay interest and principal and are susceptible to default or decline in market value due to adverse economic and business developments. The market values for lower grade debt tend to be very volatile and are less liquid than investment grade securities. For these reasons, an investment in our company is subject to the following specific risks: increased price sensitivity to a deteriorating economic environment; greater risk of loss due to default or declining credit quality; adverse company specific events are more likely to render the issuer unable to make interest and/or principal payments; and if a negative perception of the lower grade debt market develops, the price and liquidity of lower grade securities may be depressed. This negative perception could last for a significant period of time.

Our investments in private and middle-market portfolio companies will be risky, and we could lose all or part of our investment. Investment in private and middle-market companies involves a number of significant risks. Generally, little public information exists about these companies, and we will rely on the ability of the Adviser’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and we may lose money on our investments. Middle-market companies may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees we may have obtained in connection with our investment. In addition, such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Additionally, middle-market companies are more likely to depend on the management talents and efforts of a small group of persons. Therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us. Middle-market companies also may be parties to litigation and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. In addition, our executive officers, directors and the Adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies.

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If the assets securing the loans that we make decrease in value, then we may lack sufficient collateral to cover losses. We may at times take a security interest in the available assets of our portfolio companies, including the equity interests of their subsidiaries and, in some cases, the equity interests of our portfolio companies held by their shareholders. There is a risk that the collateral securing these types of loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of a portfolio company to raise additional capital. In some circumstances, our lien could be subordinated to claims of other creditors. Additionally, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for these types of loans. Moreover, in the case of certain of our investments, we do not have a first lien position on the collateral. Consequently, the fact that a loan may be secured does not guarantee that we will receive principal and interest payments according to the loan’s terms, or that we will be able to collect on the loan should we be forced to enforce our remedies.

We may not realize gains from our equity investments. When we invest in senior secured, unitranche, second-lien and mezzanine loans, we may acquire warrants or other equity securities of portfolio companies as well. We may also invest in equity securities directly. To the extent we hold equity investments, except as described below, we will attempt to dispose of them and realize gains upon our disposition of them. However, the equity interests we receive may not appreciate in value and may decline in value. As a result, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

Uncertainty relating to the London Interbank Offered Rate (“LIBOR”) calculation process may adversely affect the value of any portfolio of LIBOR-indexed, floating-rate debt securities. Concerns have been publicized that some of the member banks surveyed by the British Bankers' Association (“BBA”) in connection with the calculation of LIBOR across a range of maturities and currencies may have been under-reporting or otherwise manipulating the inter-bank lending rate applicable to them in order to profit on their derivatives positions or to avoid an appearance of capital insufficiency or adverse reputational or other consequences that may have resulted from reporting inter-bank lending rates higher than those they actually submitted. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR, and investigations by regulators and governmental authorities in various jurisdictions are ongoing.

Actions by the BBA, regulators or law enforcement agencies may result in changes to the manner in which LIBOR is determined. Uncertainty as to the nature of such potential changes may adversely affect the market for LIBOR-based securities, including our potential portfolio of LIBOR-indexed, floating-rate debt securities. In addition, any further changes or reforms to the determination or supervision of LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR, which could have an adverse impact on the market for LIBOR-based securities or the value of our potential portfolio of LIBOR-indexed, floating-rate debt securities.

Our equity ownership in a portfolio company may represent a control investment. Our ability to exit a control investment in a timely manner could result in a realized loss on the investment. If we obtain a control investment in a portfolio company, our ability to divest ourselves from a debt or equity investment could be restricted due to illiquidity in a private stock, limited trading volume on a public company’s stock, inside information on a company’s performance, insider blackout periods, or other factors that could prohibit us from disposing of the investment as we would if it were not a control investment. Additionally, we may choose not to take certain actions to protect a debt investment in a control investment portfolio company. As a result, we could experience a decrease in the value of our portfolio company holdings and potentially incur a realized loss on the investment.

We may suffer a loss if a portfolio company defaults on a loan and the underlying collateral is not sufficient. In the event of a default by a portfolio company on a secured loan, we will only have recourse to the assets collateralizing the loan. If the underlying collateral value is less than the loan amount, we will suffer a loss.

In the event of bankruptcy of a portfolio company, we may not have full recourse to its assets in order to satisfy our loan, or our loan may be subject to equitable subordination. In addition, certain of our loans are subordinate to other debt of the portfolio company. If a portfolio company defaults on our loan or on debt senior to our loan, or in the event of a portfolio company bankruptcy, our loan will be satisfied only after the senior debt receives payment. Where debt senior to our loan exists, the presence of inter-creditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill” periods) and control decisions made in bankruptcy proceedings relating to the portfolio company. Bankruptcy and portfolio company litigation can significantly increase collection losses and the time needed for us to acquire the underlying collateral in the event of a default, during which time the collateral may decline in value, causing us to suffer losses.

If the value of collateral underlying our loan declines or interest rates increase during the term of our loan, a portfolio company may not be able to obtain the necessary funds to repay our loan at maturity through refinancing. Decreasing collateral value and/or increasing interest rates may hinder a portfolio company’s ability to refinance our loan because the underlying collateral cannot satisfy the debt service coverage requirements necessary to obtain new financing. If a borrower is unable to repay our loan at maturity, we could suffer a loss which may adversely impact our financial performance.

Our portfolio may be concentrated in a limited number of portfolio companies and industries, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry. Our portfolio may be concentrated in a limited number of portfolio companies and industries. Beyond the asset diversification requirements associated with our qualification as a RIC under the Code, we do not have fixed guidelines for diversification. As a result, if our portfolio is concentrated, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, while we do not intend to target any specific industries, our investments may be concentrated in relatively few industries. As a result, if our portfolio is concentrated in relatively few industries, a downturn in any particular industry in which we are invested could also significantly impact the aggregate returns we realize.

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We may hold the debt securities of leveraged companies that may, due to the significant volatility of such companies, enter into bankruptcy proceedings. Although we generally do not expect to make investments in companies or securities that the Adviser determines to be distressed investments, we may hold debt securities of leveraged companies that may, due to the significant volatility of such companies, enter into bankruptcy proceedings or experience similar financial distress. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of the creditors. A bankruptcy filing by an issuer may adversely and permanently affect the issuer. If the proceeding is converted to a liquidation, the value of the issuer may not equal the liquidation value that was believed to exist at the time of the investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs in connection with a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, our influence with respect to the class of securities or other obligations we own may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial.

Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio. Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in seeking to:

•	increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	preserve or enhance the value of our investment.

We have discretion to make follow-on investments, subject to the availability of capital resources. Failure on our part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements or the desire to maintain our RIC status. Our ability to make follow-on investments may also be limited by the Adviser’s allocation policy.

Risks Related to an Investment in Our Common Stock

Our shares are not listed on an exchange or quoted through a quotation system and will not be listed for the foreseeable future, if ever. Therefore, our shareholders will have limited liquidity and may not receive a full return of invested capital (including front-end commissions, fees and expenses), upon selling their shares or upon liquidation of our company. Our shares are illiquid investments for which there is not a secondary market nor is it expected that any such secondary market will develop in the future. Our board of directors must contemplate a liquidity event for our shareholders on or before ten years after the completion of a private offering, which such ten-year period may be extended, in the sole discretion of the Adviser for up to two additional one-year periods. A future liquidity event could include: (i) a listing of our shares on a national securities exchange; (ii) a merger or another transaction approved by our board of directors in which our shareholders will receive cash or shares of a listed company; or (iii) a sale of all or substantially all of our assets either on a complete portfolio basis or individually followed by a liquidation. Certain types of liquidity events, such as a listing, would allow us to retain our investment portfolio intact while providing our shareholders with access to a trading market for their securities.

We do not know at this time what circumstances will exist in the future and therefore we do not know what factors our board of directors will consider in determining whether to pursue a liquidity event in the future. A liquidity event may include a sale, merger or rollover transaction with one or more affiliated investment companies managed by the Adviser.

If our shares are listed on a national securities exchange or quoted through a quotation system, we cannot assure our shareholders that a public trading market will develop or, if one develops, that such trading market can be sustained. Shares of companies offered in an initial public offering often trade at a discount to the initial offering price due to underwriting discounts and related offering expenses. Also, shares of closed-end investment companies and BDCs frequently trade at a discount from their net asset value. This characteristic of closed-end investment companies is separate and distinct from the risk that our net asset value per share of common stock may decline. We cannot predict whether our common stock, if listed on a national securities exchange, will trade at, above or below net asset value.

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Our ability to grow depends on our ability to raise additional capital. We will need to periodically access the capital markets to raise cash to fund new investments. We may be unable to raise substantial capital, which could result in us being unable to structure our investment portfolio as anticipated. If we are unable to structure our investment portfolio as anticipated, the opportunity for diversification of our investments may be decreased and the returns achieved on those investments may be reduced as a result of allocating all of our expenses among a smaller capital base.

We expect to use debt financing and issue additional securities to fund our growth, if any. We cannot assure investors that debt and equity financing will be available to us on favorable terms, or at all, and debt financings may be restricted by the terms of any of our outstanding borrowings. As a BDC, we will generally be required to meet a coverage ratio of total assets to total senior securities, which includes all of our borrowings and any preferred stock we may issue in the future, of at least 200% at the time we issue any debt or preferred stock. This requirement limits the amount that we may borrow. Because we will continue to need capital to grow our investment portfolio, this limitation may prevent us from incurring debt or preferred stock and require us to raise additional equity at a time when it may be disadvantageous to do so. In addition, as a BDC, we will generally not be permitted to issue common stock priced below net asset value without shareholder approval. If additional funds are not available to us, we could be forced to curtail or cease new lending and investment activities, and our net asset value could decline.

A shareholder’s interest in us will be diluted if we issue additional shares, which could reduce the overall value of an investment in us. Our shareholders will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue up to 100 million shares of common stock. Pursuant to our charter, a majority of our entire board of directors may amend our charter to increase our authorized shares without shareholder approval. Our board may elect to sell additional shares in the future or issue equity interests in private offerings. To the extent we issue additional equity interests at or below net asset value a shareholder’s percentage ownership interest in us may be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, a shareholder may also experience dilution in the book value and fair value of its shares.

Under the 1940 Act, we generally will be prohibited from issuing or selling our common stock at a price below net asset value per share, which may be a disadvantage as compared with certain public companies. We may, however, sell our common stock, or warrants, options, or rights to acquire our common stock, at a price below the current net asset value of our common stock if our board of directors and independent directors determine that such sale is in our best interests and the best interests of our shareholders, and our shareholders, including a majority of those shareholders that are not affiliated with us, approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our board of directors, closely approximates the fair value of such securities (less any distributing commission or discount). If we raise additional funds by issuing common stock or senior securities convertible into, or exchangeable for, our common stock, then the percentage ownership of our shareholders at that time will decrease and our shareholders will experience dilution.

Certain provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse impact on the value of our common stock. The Maryland General Corporation Law contains and our charter and bylaws will contain provisions that may discourage, delay or make more difficult a change in control of the Company or the removal of our directors. We are subject to the Maryland Business Combination Act, subject to any applicable requirements of the 1940 Act. Our board of directors intends to adopt a resolution exempting from the Business Combination Act any business combination between us and any other person, subject to prior approval of such business combination by our board, including approval by a majority of our independent directors. If the resolution exempting business combinations is repealed or our board does not approve a business combination, the Business Combination Act may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer. Our bylaws exempt from the Maryland Control Share Acquisition Act acquisitions of our stock by any person. If we amend our bylaws to repeal the exemption from the Control Share Acquisition Act, the Control Share Acquisition Act also may make it more difficult for a third-party to obtain control of us and increase the difficulty of consummating such a transaction.

We will also adopt measures that may make it difficult for a third-party to obtain control of us, including provisions of our charter classifying our board of directors in three classes serving staggered three-year terms, and authorizing our board of directors to classify or reclassify shares of our stock in one or more classes or series, to cause the issuance of additional shares of our stock, to amend our charter without shareholder approval and to increase or decrease the number of shares of stock that we have authority to issue. These provisions, as well as other provisions of our charter and bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our shareholders. The foregoing provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may deprive a shareholder of the opportunity to sell such shareholder’s shares at a premium to a potential acquirer.

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We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms. Our board of directors has considered both the positive and negative effects of the foregoing provisions and determined that they are in the best interest of our shareholders. See “Item 11. Description of Registrant’s Securities to be Registered — Provisions of the Maryland General Corporation Law and Our Charter and Bylaws.”

Investing in our common stock involves a high degree of risk. The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and includes volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our common stock may not be suitable for someone with lower risk tolerance.

The net asset value of our common stock may fluctuate significantly. The net asset value and liquidity, if any, of the market for shares of our common stock may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

•	changes in the value of our portfolio of investments and derivative instruments as a result of changes in market factors, such as interest rate shifts, and also portfolio specific performance, such as portfolio company defaults, among other reasons;

•	changes in regulatory policies or tax guidelines, particularly with respect to RICs or BDCs;

•	loss of RIC or BDC status;

•	distributions that exceed our net investment income and net income as reported according to GAAP;

•	changes in earnings or variations in operating results;

•	changes in accounting guidelines governing valuation of our investments;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors;

•	departure of either of the Adviser or certain of their respective key personnel;

•	general economic trends and other external factors; and

•	loss of a major funding source.

Shareholders may not receive distributions, our distributions may not grow over time and a portion of our distributions may be a return of capital. Subject to our board of directors’ discretion and applicable legal restrictions, we intend to authorize, declare and pay cash distributions on a quarterly basis. We expect to pay distributions out of assets legally available for distribution. We cannot assure shareholders that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by the impact of one or more of the risk factors described in this Registration Statement. Due to the asset coverage test applicable to us under the 1940 Act as a BDC, we may be limited in our ability to make distributions.

When we make distributions, we will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of an investor’s basis in our stock and, assuming that an investor holds our stock as a capital asset, thereafter as a capital gain. A return of capital is a return to shareholders of a portion of their original investment in us rather than income or capital gains. See “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations.”

We may pay distributions from offering proceeds, borrowings or the sale of assets to the extent our cash flows from operations, net investment income or earnings are not sufficient to fund declared distributions. We may fund distributions from the uninvested proceeds of an offering and borrowings, and we have not established limits on the amount of funds we may use from such proceeds or borrowings to make any such distributions. We may pay distributions from the sale of assets to the extent distributions exceed our earnings or cash flows from operations. Distributions from offering proceeds or from borrowings could reduce the amount of capital we ultimately invest in our investment portfolio.

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The existence of a large number of outstanding shares and shareholders prior to completion of the listing of our securities on a national securities exchange could negatively affect our stock price. The ability of our shareholders to liquidate their investments will be limited. If we were to list our common stock on a securities exchange in the future, a large volume of sales of these shares could decrease the prevailing market prices of our common stock and could impair our ability to raise additional capital through the sale of equity securities in the future. Even if a substantial number of sales were not affected, the mere perception of the possibility of these sales could depress the market price of our common stock and have a negative effect on our ability to raise capital in the future. In addition, anticipated downward pressure on our common stock price due to actual or anticipated sales of common stock from this market overhang could cause some institutions or individuals to engage in short sales of our common stock, which may itself cause the price of our stock to decline.

If we issue preferred stock, debt securities or convertible debt securities, the net asset value of our common stock may become more volatile. We cannot assure our shareholders that the issuance of preferred stock and/or debt securities would result in a higher yield or return to the holders of our common stock. The issuance of preferred stock, debt securities or convertible debt would likely cause the net asset value of our common stock to become more volatile. If the dividend rate on the preferred stock, or the interest rate on the debt securities, were to approach the net rate of return on our investment portfolio, the benefit of leverage to the holders of our common stock would be reduced. If the dividend rate on the preferred stock, or the interest rate on the debt securities, were to exceed the net rate of return on our portfolio, the use of leverage would result in a lower rate of return to the holders of common stock than if we had not issued the preferred stock or debt securities. Any decline in the net asset value of our investment would be borne entirely by the holders of our common stock. Therefore, if the market value of our portfolio were to decline, the leverage would result in a greater decrease in net asset value to the holders of our common stock than if we were not leveraged through the issuance of preferred stock.

There is also a risk that, in the event of a sharp decline in the value of our net assets, we would be in danger of failing to maintain required asset coverage ratios which may be required by the preferred stock, debt securities, convertible debt or units or of a downgrade in the ratings of the preferred stock, debt securities, convertible debt or units or our current investment income might not be sufficient to meet the dividend requirements on the preferred stock or the interest payments on the debt securities. If we do not maintain our required asset coverage ratios, we may not be permitted to declare dividends. In order to counteract such an event, we might need to liquidate investments in order to fund redemption of some or all of the preferred stock, debt securities or convertible debt. In addition, we would pay (and the holders of our common stock would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred stock, debt securities, convertible debt or any combination of these securities. Holders of preferred stock, debt securities or convertible debt may have different interests than holders of common stock and may at times have disproportionate influence over our affairs.

Holders of any preferred stock that we may issue will have the right to elect members of our board of directors and have class voting rights on certain matters. The 1940 Act requires that holders of shares of preferred stock must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two years or more, until such arrearage is eliminated. In addition, certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock, including changes in fundamental investment restrictions and conversion to open-end status and, accordingly, preferred shareholders could veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of our common stock and preferred stock, both by the 1940 Act and by requirements imposed by rating agencies, might impair our ability to maintain our qualification as a RIC for U.S. federal income tax purposes.

A shareholder’s interest in us may be diluted if a shareholder does not fully exercise its subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then a shareholder will experience an immediate dilution of the aggregate net asset value of its shares. In the event we issue subscription rights, shareholders who do not fully exercise their subscription rights should expect that they will, at the completion of a rights offering pursuant to this registration statement, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares will be purchased as a result of such rights offering.

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In addition, if the subscription price is less than the net asset value per share of our common stock, then our shareholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the rights offering. The amount of any decrease in net asset value is not predictable because it is not known at this time what the subscription price and net asset value per share will be on the expiration date of a rights offering or what proportion of the shares will be purchased as a result of such rights offering. Such dilution could be substantial.

Federal Income Tax Risks

We will be subject to corporate-level federal income tax if we are unable to qualify or maintain our qualification as a RIC. As soon as reasonably practicable, we intend to elect to be treated as a RIC under Subchapter M of the Code, but no assurance can be given that we will be able to obtain and maintain RIC status. As a RIC, we will not be required to pay corporate-level federal income taxes on our income and capital gains distributed (or deemed distributed) to our shareholders. To continue to qualify as a RIC under the Code and to be relieved of federal taxes on income and gains distributed to our shareholders, we must meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if we distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our shareholders on an annual basis. We will be subject, to the extent we use debt financing or preferred stock, to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements or preferred stock that could, under certain circumstances, restrict us from making distributions necessary to qualify as a RIC. If we are unable to obtain cash from other sources, we may fail to qualify and maintain our qualification for the tax benefits available to RICs and, thus, may be subject to corporate-level federal income tax. To maintain our qualification as a RIC, we must also meet certain asset diversification requirements at the end of each calendar quarter. We may have difficulty satisfying these asset-diversification requirements as we make our initial investments until we have a full portfolio of investments. Failure to meet these tests may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments will be in private or thinly traded public companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses. If we fail to continue to qualify, as a RIC for any reason and become subject to corporate-level federal income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distributions to shareholders and the amount of our distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on us and our shareholders. See “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations.”

We may have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income. For U.S. federal income tax purposes, we will include in income certain amounts that we have not yet received in cash, such as the accretion of OID. This may arise if we purchase assets at a discount, receive warrants in connection with the making of a loan or in other circumstances, or through contracted PIK interest or dividends (meaning interest or dividends paid in the form of additional principal amount of the loan or equity security instead of in cash), which represents contractual interest or dividends added to the loan balance or equity security and due at the end of the investment term. Such OID, which could be significant relative to our overall investment activities, or increases in loan or equity investment balances as a result of contracted PIK arrangements, will be included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that we will not receive in cash.

Since in certain cases we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the requirement to distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to qualify for the tax benefits available to RICs. In such a case, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations and sourcings to meet these distribution requirements. If we sell built-in-gain assets, we may be required to recognize taxable income in respect of the built-in-gain on such assets. In such a case, we would have to distribute all of our taxable gain (including the built-in-gain) in respect of such sale to avoid the imposition of entity-level tax on such gain. If we are not able to obtain such cash from other sources, we may fail to qualify for the tax benefits available to RICs and thus be subject to corporate-level income tax. See “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations.”

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Because we expect to distribute substantially all of our net investment income and net realized capital gains to our shareholders, we may need additional capital to finance our growth and such capital may not be available on favorable terms or at all. We intend to elect to be taxed for federal income tax purposes as a RIC under Subchapter M of the Code. If we meet certain requirements, including source of income, asset diversification and distribution requirements, and if we continue to qualify as a BDC, we will continue to qualify to be a RIC under the Code and will not have to pay corporate-level taxes on income we distribute to our shareholders as dividends, allowing us to substantially reduce or eliminate our corporate-level tax liability. As a BDC, we will generally be required to meet a coverage ratio of total assets to total senior securities, which includes all of our borrowings and any preferred stock we may issue in the future, of at least 200% at the time we issue any debt or preferred stock. This requirement limits the amount that we may borrow. Because we will continue to need capital to grow our investment portfolio, this limitation may prevent us from incurring debt or preferred stock and require us to raise additional equity at a time when it may be disadvantageous to do so. We cannot assure investors that debt and equity financing will be available to us on favorable terms, or at all, and debt financings may be restricted by the terms of any of our outstanding borrowings. In addition, as a BDC, we will generally not be permitted to issue common stock priced below net asset value without shareholder approval. If additional funds are not available to us, we could be forced to curtail or cease new lending and investment activities, and our net asset value could decline.

Loss of status as a RIC would reduce our net asset value and distributable income. We intend to qualify as a RIC under the Code. As a RIC we will not have to pay federal income taxes on our income (including realized gains) that we distribute to our shareholders, provided that we satisfy certain distribution and other requirements. Accordingly, we will not be permitted under accounting rules to establish reserves for taxes on our unrealized capital gains. If we fail to qualify for RIC status in any year, to the extent that we had unrealized gains, we would have to establish reserves for taxes, which would reduce our net asset value and the amount potentially available for distribution. In addition, if we, as a RIC, were to decide to make a deemed distribution of net realized capital gains and retain the net realized capital gains, we would have to establish appropriate reserves for taxes that we would have to pay on behalf of shareholders. It is possible that establishing reserves for taxes could have a material adverse effect on the value of our common stock. See “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations.”

Our portfolio companies may be unable to make distributions to us that will enable us to meet RIC requirements, which could result in the imposition of an entity-level tax. In order for us to maintain our status as a RIC and to minimize corporate-level taxes, we will be required to distribute on an annual basis substantially all of our taxable income, which includes income from our portfolio companies. If our portfolio companies are unable to make distributions to us, this may result in loss of RIC status and a consequent imposition of a corporate-level federal income tax on us.

We may in the future choose to pay dividends in our own stock, in which case shareholders may be required to pay tax in excess of the cash they receive. We may distribute taxable dividends that are payable in cash or shares of our common stock at the election of each shareholder. Under certain applicable provisions of the Code and the Treasury regulations, distributions payable in cash or in shares of stock at the election of shareholders are treated as taxable dividends. The IRS has issued private rulings indicating that this rule will apply even where the total amount of cash that may be distributed is limited to no more than 20% of the total distribution. Under these rulings, if too many shareholders elect to receive their distributions in cash, each such shareholder would receive a pro rata share of the total cash to be distributed and would receive the remainder of their distribution in shares of stock. If we decide to make any distributions consistent with these rulings that are payable in part in our stock, taxable shareholders receiving such dividends will be required to include the full amount of the dividend (whether received in cash, our stock, or a combination thereof) as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. shareholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. shareholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. shareholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

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ITEM 2. FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We were incorporated under the laws of the State of Maryland on December 8, 2015. We intend to file an election to be treated as a BDC under the 1940 Act, and as a regulated investment company for federal income tax purposes. As such, we will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets, as defined by Section 55 of the 1940 Act, in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our taxable income and tax-exempt interest. See “Item 1(c). Description of Business — Regulation as a BDC” and “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Consequences — Taxation as a Regulated Investment Company.”

We are currently in the development stage and have not commenced operations. Since inception, there has been no activity other than an initial $150 capital contribution received from OFSAM, for 10 shares of our common stock. To date, our efforts have been limited to organizational and initial operating activities, the cost of which has been borne by the Adviser. We have agreed to reimburse the Adviser for initial organization and operating costs incurred upon receipt of a formal commitment of external capital. In the event receipt of a formal commitment of external capital does not occur, all initial organization and operating costs will be borne by the Adviser. As there has been no formal commitment of external capital to date, no such costs have been recorded by us.

Revenues

We plan to generate revenues in the form of interest income from the debt securities we hold and dividends and capital appreciation on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. The debt we invest in will typically not be rated by any rating agency, but if it were, it is likely that such debt would be below investment grade. In addition, we may also generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees. Certain of these fees may be capitalized and amortized as additional interest income over the life of the related loan.

Expenses

Except as specifically provided below, we anticipate that all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services to the Company, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by the Adviser.

We will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (i) investment advisory fees, including Management Fees and Incentive Fees, to the Adviser, pursuant to the Investment Advisory Agreement; (ii) our allocable portion of overhead and other expenses incurred by the Adviser in performing its administrative obligations under the Investment Advisory Agreement; (iii) payments to the Administrator pursuant to the Administration Agreement; and (iv) all other expenses of our operations and transactions whether incurred by us directly or on our behalf by a third party, including:

•	the cost of calculating our net asset value, including the cost of any third-party valuation services;
•	the cost of effecting sales and repurchases of shares of our common stock and other securities;
•	fees payable to third parties relating to making investments, including out-of-pocket fees and expenses associated with performing due diligence and reviews of prospective investments;
•	transfer agent and custodial fees;
•	out-of-pocket fees and expenses associated with marketing efforts;
•	federal and state registration fees and any stock exchange listing fees;
•	U.S. federal, state and local taxes;
•	independent directors’ fees and expenses;
•	brokerage commissions;
•	fidelity bond, directors’ and officers’ liability insurance and other insurance premiums;
•	direct costs, such as printing, mailing and long-distance telephone;
•	fees and expenses associated with independent audits and outside legal costs;
•	costs associated with our reporting and compliance obligations under the 1940 Act and other applicable U.S. federal and state securities laws; and

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•	other expenses incurred by either the Administrator or us in connection with administering our business, including payments under the Administration Agreement that will be based upon our allocable portion (subject to the review and approval of our board of directors) of overhead.

Payments under the Administration Agreement will be equal to an amount based upon our allocable portion (subject to the review and approval of our board of directors) of OFS Services’ overhead in performing its obligations under the Administration Agreement, including rent and our allocable portion of the cost of our officers, including our chief executive officer, chief financial officer, chief compliance officer, chief accounting officer, and corporate secretary, and their respective staffs.

The Adviser and its affiliates have incurred aggregate organizational and offering costs related to the Company of $543,779 and $209,981 as of March 31, 2016 and December 31, 2015 respectively. Once effective, the Investment Advisory Agreement entitles the Adviser to receive up to 1.5% of the gross proceeds raised in the private offering until all of the organizational and offering costs paid by the Adviser and its affiliates have been recovered. See “Item 1(c). Description of Business — Investment Advisory Agreement.”

Hedging

We may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we do not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to the Company’s business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. We will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy we employ will be successful.

Financial Condition, Liquidity and Capital Resources

As we have not yet commenced commercial activities, the only transaction to date has been the receipt of an initial capital contribution of $150 from OFSAM, for 10 shares of our common stock. We expect to generate cash primarily from (i) the net proceeds of the private offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities. We may fund a portion of our investments through borrowings from banks and issuances of senior securities.

Our primary use of cash will be for (i) investments in portfolio companies and other investments to comply with certain portfolio diversification requirements, (ii) the cost of operations (including paying the Adviser), (iii) debt service of any borrowings and (iv) cash distributions to the holders of our stock.

Immediately after we meet a minimum offering requirement in a private offering, gross subscription funds are expected to total at least $1.0 million, which will be available to us immediately upon commencing operations. We do not have any current plans, agreements or understandings to issue additional securities through private placements following the commencement of this offering, although we can offer no assurance that this will not happen in the future.

Contractual Obligations

We will enter into the Investment Advisory Agreement with the Adviser and the Administration Agreement with the Administrator. Payments for investment advisory services under the Investment Advisory Agreements and reimbursements under the Administration Agreement are described in “Item 1(c). Description of Business — Investment Advisory Agreement,” “Item 1(c). Description of Business — Administration Agreement,” and “Item 1(c). Description of Business — Payment of Our Expenses under the Investment Advisory and Administration Agreements.” We and the Adviser will engage Evolv to act as our investment sub-adviser. See “Item 1(c). Description of Business — Investment Sub-Advisory Agreement.”

We will enter into the Expense Support Agreement with the Adviser pursuant to which the Adviser will pay to us a portion of our operating expenses for each quarter in which we declare a distribution to our shareholders. The Adviser will not be entitled to reimbursement if our distribution rate is lower than the distribution rate made at the time the expenses were reimbursed or if the other operating expense ratio at the time of reimbursement exceeds the expense ratio that was in effect at the time the expenses were reimbursed. See “Item 1(c). Description of Business — Expense Support Agreement.”

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

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Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates. We plan to invest primarily in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith by our board of directors in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Valuation of Portfolio Securities.”

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

ITEM 3.  PROPERTIES

Our corporate headquarters are located at 10 S. Wacker Drive, Suite 2500, Chicago IL, 60606 and are provided by the Administrator in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In conjunction with our formation, we issued and sold 10 shares of our common stock to OFSAM, for an aggregate purchase price of $150. We expect that OFSAM will be our sole shareholder until we issue shares in a private offering.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

Our business and affairs are managed under the direction of our board of directors. The responsibilities of our board of directors will include, among other things, the oversight of our investment activities, the quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. Our board of directors will consist of three members, two of whom are not “interested persons” of the Company or of the Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by our board of directors. We refer to these individuals as our independent directors. Our board of directors will elect our executive officers, who will serve at the discretion of our board of directors.

Board of Directors

Under our charter, our directors will be divided into three classes. Each class of directors will hold office for a three year term. However, the initial members of the three classes will have initial terms of one, two and three years respectively. At each annual meeting of our shareholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies.

Information regarding our board of directors is as follows:

Name	Age	Position	Director Since	Expiration of Term
Interested Director:
Bilal Rashid	45	Director, Chairman, President and Chief Executive Officer	2015	2018
Independent Directors:
Robert J. Cresci	72	Director	2016	2019
Marc Abrams	69	Director	2016	2017

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Executive Officers

Information regarding the Company’s executive officers who are not directors is as follows:

Name	Age	Position
Jeffrey A. Cerny	53	Chief Financial Officer and Treasurer
Eric P. Rubenfeld	45	Chief Compliance Officer
Jeffery S. Owen	51	Chief Accounting Officer

Biographical Information

The following is information concerning the business experience of our board of directors and executive officers. The directors have been divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in the 1940 Act.

Interested Director

Bilal Rashid is the Chairman of our board of directors, the Chief Executive Officer and President of the Company, and is the Chairman of the board of directors, the Chief Executive Officer and President of OFS Capital, President and a Senior Managing Director of Orchard First Source Capital, Inc. (“OFSC”) and the Adviser, Chief Executive Officer at OFSAM and a member of the investment and executive committees of OFSAM and the Adviser. Prior to joining OFSC in 2008, Mr. Rashid was a managing director in the global markets and investment banking division at Merrill Lynch. Mr. Rashid has more than 20 years of experience in investment banking, debt capital markets and investing as it relates to structured credit and corporate credit. Over the years, he has advised and arranged financing for investment management companies and commercial finance companies including BDCs. Before joining Merrill Lynch in 2005, he was a vice president at Natixis Capital Markets, which he joined as part of a large team move from Canadian Imperial Bank of Commerce (“CIBC”). Prior to CIBC, he worked as an investment analyst in the project finance area at the International Finance Corporation, which is part of the World Bank. Prior to that, Mr. Rashid was a financial analyst at Lehman Brothers. Mr. Rashid has a B.S. in Electrical Engineering from Carnegie Mellon University and an MBA from Columbia University. Mr. Rashid brings to our board of directors invaluable experience in investments and debt capital markets.

Independent Directors

Robert J. Cresci has been a managing director of Pecks Management Partners Ltd., an investment management firm, since 1990. He currently serves on the boards of directors of j2 Global, Inc., Luminex Corporation, CIM Commercial Trust Corporation, Presbia PLC and OFS Capital. Mr. Cresci holds an undergraduate degree in Engineering from the United States Military Academy at West Point and holds a M.B.A. in Finance from the Columbia University Graduate School of Business. By virtue of his time with Pecks Management Partners and the other business entities mentioned, Mr. Cresci brings to our board of directors his broad expertise and experience in investment strategies, accounting issues, and public company matters.

Marc Abrams is the founder and leader (on a semi-retired status) of the public company business sector of SingerLewak LLP, a certified public accounting firm founded in 1995. He has over 40 years of public accounting experience. Mr. Abrams’ expertise includes audits of publicly held companies, initial public offerings, private offerings, corporate reorganizations and acquisitions, evaluating business plans and litigation support. Additionally, Mr. Abrams’ broad practice includes expertise in several industries including technology, life sciences, real estate, retail and franchise, hotels and casinos, and manufacturing. He currently serves on the board of directors of OFS Capital and previously served on the board of UnifiedOnline, Inc. (f/k/a IceWEB, Inc.). Mr. Abrams graduated from American University in 1967 with a Bachelor of Science in Accounting. Through 2011, he was an active member of AICPA, the California Society of CPAs and the Los Angeles Venture Association. Mr. Abrams brings to our board of directors extensive accounting experience and expertise, which is invaluable to our company.

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Executive Officers Who Are Not Directors

Jeffrey A. Cerny serves as the Chief Financial Officer and Treasurer of the Company and is the Chief Financial Officer and Treasurer of OFS Capital. Mr. Cerny also serves as Treasurer and a Senior Managing Director of the Adviser and OFSC, as a Vice President of OFSAM, and as a member of OFSAM’s investment and executive committees. Mr. Cerny oversees the finance and accounting functions of OFS Capital as well as underwriting, credit monitoring, CLO portfolio compliance and loan administration for the Adviser’s syndicated senior loan business. Prior to joining OFSC in 1999, Mr. Cerny held various positions at Sanwa Business Credit Corporation, American National Bank and Trust Company of Chicago and Charter Bank Group, a multi-bank holding company. Mr. Cerny holds a B.S. in Finance from Northern Illinois University, a Masters of Management in Finance and Economics from Northwestern University’s J.L. Kellogg School of Management, and a J.D. from DePaul University’s School of Law.

Eric P. Rubenfeld serves as the Chief Compliance Officer of the Company and is the Chief Compliance Officer of OFS Capital and the Chief Legal Officer and Chief Compliance Officer of the Adviser and OFSC, in which capacity he oversees the legal, compliance, risk management, and human resource functions of the Adviser and OFSC. Mr. Rubenfeld has over 20 years of experience advising investment advisers, insurance companies, investment banks and other financial institutions. Prior to joining OFSC, Mr. Rubenfeld was the General Counsel and Chief Compliance Officer of GSC Group, an SEC registered investment adviser specializing in middle market corporate credit, and also served as Chief Compliance Officer of GSC Capital Corp, an externally managed, closed end, publicly listed BDC. From 2004 to 2006, Mr. Rubenfeld was Director and Counsel at Assured Guaranty Corp. From 1995 to 2004, Mr. Rubenfeld worked as an attorney in private practice in New York and Washington, D.C. Mr. Rubenfeld received his J.D., cum laude, from Harvard Law School in 1995 and his B.A., magna cum laude, in Economics and History from UCLA in 1991.

Jeffery S. Owen serves as the Chief Accounting Officer of the Company and is the Chief Accounting Officer of OFS Capital and the Chief Accounting Officer and Controller of the Adviser and OFSC. Mr. Owen has over 25 years of experience in public and private accounting. Prior to joining OFSC in November of 2015, Mr. Owen served as Senior Vice President of Corporate Accounting for Northern Trust Corporation. Before joining Northern Trust Corporation in 2010, he held various positions at Aon Corporation, Web Street, Inc., CNA Financial Corporation, and Ernst & Young LLP, a national public accounting firm. Mr. Owen holds a Bachelor of Accountancy from the University of Oklahoma and a Masters of Business Administration, cum laude, from The University of Chicago Graduate School of Business. Mr. Owen is also a Certified Public Accountant and a CFA charterholder.

Committees of the Board of Directors

Our board of directors currently has two committees: an Audit Committee and a Nominating and Corporate Governance Committee.

Audit Committee. The Audit Committee operates pursuant to a charter approved by our board of directors. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee will be to serve as an independent and objective party to assist our board of directors in selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefor), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The Audit Committee is composed of Messrs. Abrams and Cresci, both of whom are considered independent for purposes of the 1940 Act. Mr. Abrams serves as the chair of the Audit Committee. Each of Messrs. Abrams and Cresci qualify as an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act. Each of the members of the Audit Committee meet the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Company or of the Adviser as defined in Section 2(a)(19) of the 1940 Act.

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A charter of the Audit Committee will be available in print to any shareholder who requests it and it is also available on the Company’s website.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our board of directors. The charter sets forth the responsibilities of the Nominating and Corporate Governance Committee, including making nominations for the appointment or election of independent directors. The Nominating and Corporate Governance Committee consists of Messrs. Abrams and Cresci, both of whom are considered independent for purposes of the 1940 Act. Mr. Cresci serves as the chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider nominees to our board of directors recommended by a shareholder, if such shareholder complies with the advance notice provisions of our bylaws. Our bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to our Corporate Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the bylaws. In order to be eligible to be a nominee for election as a director by a shareholder, such potential nominee must deliver to our Corporate Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on our board of directors, and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

A charter of the Nominating and Corporate Governance Committee will be available in print to any shareholder who requests it, and it is also available on the Company’s website.

Compensation Committee

Our board of directors does not currently intend to delegate any authority to a compensation committee because our executive officers will not receive any direct compensation from us.

Board Leadership Structure

Our board of directors will monitor and perform an oversight role with respect to our business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to us. Among other things, our board of directors will approve the appointment of our investment adviser and our officers, review and monitor the service and activities performed by our investment adviser and our executive officers, and approve the engagement, and review the performance of, our independent registered public accounting firm.

Chairman and Chief Executive Officer

Our board of directors combines the role of Chairman of the Board with the role of Chief Executive Officer (“CEO”), coupled with a Lead Independent Director position to further strengthen the governance structure. Our board of directors believes this will provide an efficient and effective leadership model for the Company. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.

No single leadership model is right for all companies at all times. Our board of directors recognizes that depending on the circumstances, other leadership models, such as a separate independent chairman of the board of directors, might be appropriate. Accordingly, our board of directors will periodically review its leadership structure.

Moreover, our board of directors believes that its governance practices provide adequate safeguards against any potential risks that might be associated with having a combined Chairman and CEO. Specifically:

•	Two of the Company’s three directors are independent directors;

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•	All of the members of the Audit Committee and Nominating and Corporate Governance Committee are independent directors;
•	Our board of directors and its committees intend to regularly conduct scheduled meetings in executive session, out of the presence of Mr. Rashid and other members of management;
•	Our board of directors and its committees intend to regularly conduct meetings that specifically include Mr. Rashid; and
•	Our board of directors and its committees intend to remain in close contact with, and receive reports on various aspects of the Company’s management and enterprise risk directly from the Company’s senior management and independent auditors.

Lead Independent Director

Our board of directors intends to institute the Lead Independent Director position to provide an additional measure of balance, ensure our board of directors’ independence, and enhance its ability to fulfill its management oversight responsibilities. Robert J. Cresci will serve as the Lead Independent Director. The Lead Independent Director will:

•	Preside over all meetings of the directors at which the Chairman is not present, including executive sessions of the independent directors;
•	Frequently consult with the Chairman and CEO about strategic policies;
•	Provide the Chairman and CEO with input regarding meetings of our board of directors;
•	Serve as a liaison between the Chairman and CEO and the independent directors; and
•	Otherwise assume such responsibilities as may be assigned to him by the independent directors.

Having a combined Chairman and CEO, coupled with a majority of independent, experienced directors who evaluate our board of directors and themselves at least annually, including a Lead Independent Director with specified responsibilities on behalf of the independent directors, provides the right leadership structure for the Company and is best for the Company at this time.

Board Role in Risk Oversight

Our board of directors will perform its risk oversight function primarily through (i) its standing committees, which report to the entire board of directors and are comprised solely of independent directors, and (ii) active monitoring of our Chief Compliance Officer and our compliance policies and procedures. For example, management of cybersecurity risks is the responsibility of the full board of directors. Oversight of other risks is delegated to the committees.

Oversight of our investment activities extends to oversight of the risk management processes employed by the Adviser as part of its day-to-day management of our investment activities. Our board of directors anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of our board of director’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that our board of directors’ oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

We believe that the role of our board of directors in risk oversight will be effective and appropriate given the extensive regulation to which we will be subject as a BDC. As a BDC, we will be required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, we will be limited in our ability to enter into transactions with our affiliates, including investing in any portfolio company in which one of our affiliates currently has an investment.

Portfolio Management

The management of our investment portfolio will be the responsibility of the Adviser and the Investment Committee. The Investment Committee will meet regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by the Adviser on its behalf. In addition, the Investment Committee will review and determine whether to make prospective investments and monitors the performance of the investment portfolio. Follow-on investments in existing portfolio companies may require the Investment Committee’s approval beyond that obtained when the initial investment in the company was made.

None of the Adviser’s investment professionals will receive any direct compensation from us in connection with the management of our portfolio. All of the Investment Committee members have ownership and financial interests in, and may receive compensation and/or profit distributions from, OFSAM and/or its subsidiaries.

The Adviser

OFS Capital Management, LLC will serve as the Company’s investment adviser. Subject to the overall supervision of our board of directors, the Adviser will manage the day-to-day operations of, and provides investment advisory and management services to, the Company.

The Adviser will capitalize on the deal origination and sourcing, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of OFS Management’s senior management. These managers have developed a broad network of contacts within the investment community, averaging over 20 years of experience investing in debt and equity securities of middle-market companies. In addition, these managers have gained extensive experience investing in assets that will constitute our primary focus and have expertise in investing across all levels of the capital structure of middle-market companies.

The Sub-Adviser

Evolv Capital Advisors, LLC, our Sub-Adviser, is a recently established Delaware limited liability company formed to provide financial and investment advice and consulting services to issuer clients.  These services will be provided as contemplated under the investment sub-advisory agreement (the “Investment Sub-Advisory Agreement”) between us, the Adviser and Evolv. The Sub-Adviser will be a registered investment adviser under the Advisers Act.

Evolv’s principals have on average more than 15 years of experience in the financial industry with a focus on alternative investments and investment capital raising in mass affluent wealth management market.  Evolv leverages its experience and strategic relationships in the financial industry to effectively advise on the structuring and marketing of investment programs developed by its issuer clients.

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Investment Committee

The purpose of the Investment Committee is to evaluate and approve our prospective investments, subject at all times to the oversight of our board of directors. The Investment Committee, which will be comprised of Richard Ressler (Chairman), Jeffrey Cerny, Mark Hauser and Bilal Rashid, will be responsible for our overall asset allocation decisions, as well as approval of all investments made by us.

The process expected to be employed by the Investment Committee is intended to bring the diverse experience and perspectives of the committee’s members to the investment process. The Investment Committee will serve to provide investment consistency and adherence to our core investment philosophy and policies. The Investment Committee will also determine appropriate investment sizing and implement ongoing monitoring requirements.

In certain instances, our board of directors may also determine that its approval is required prior to the making of an investment. In addition to reviewing investments, Investment Committee meetings will serve as a forum to discuss credit views and outlooks. Potential transactions and deal flow will be reviewed on a regular basis. Members of the investment team will be encouraged to share information and views on credits with members of the Investment Committee early in their analysis. We believe this process will improve the quality of the analysis and assists the deal team members in working efficiently.

None of the Adviser’s investment professionals will receive any direct compensation from the us in connection with the management of our portfolio. All of the Investment Committee members have ownership and financial interests in, and may receive compensation and/or profit distributions from, OFSAM and/or its subsidiaries.

Information regarding the Investment Committee is as follows:

Name	Age	Title
Richard S. Ressler	57	Chairman of OFSAM, Chairman of the Investment Committee
Jeffrey A. Cerny	53	Senior Managing Director of OFSC and the Adviser
Mark S. Hauser	58	Senior Managing Director of OFSC and the Adviser
Bilal Rashid	45	Senior Managing Director of OFSC and the Adviser

Biographical information regarding members of the Investment Committee who are not directors or executive officers of the Company is as follows:

Richard S. Ressler is the founder and President of Orchard Capital Corp. (“Orchard Capital”), a firm that provides consulting and advisory services to companies in which Orchard Capital or its affiliates invest. Through his affiliation with Orchard Capital, Mr. Ressler serves in various senior capacities with, among others, CIM Group, L.P. (together with its affiliates, “CIM”), a real estate and infrastructure investment and management company, and OFSAM. Mr. Ressler also serves as a board member for various public and private companies in which Orchard Capital or its affiliates invest, including as chairman of j2 Global, Inc. (NASDAQ “JCOM”) and a director of Presbia PLC (NASDAQ “LENS”), and that are advised by CIM, including as chairman of CIM Commercial Trust Corporation (NASDAQ “CMCT”). Mr. Ressler co-founded CIM in 1994 and, through an agreement with Orchard Capital, chairs its investment, allocation and asset management committees and serves on its credit committee. CIM is a full service urban real estate and infrastructure fund manager with in-house research, acquisition, investment, development, finance, leasing and management capabilities. CIM Investment Advisors, LLC, an affiliate of CIM, is registered with the United States Securities and Exchange Commission as a registered investment adviser.

Mr. Ressler co-founded the predecessor of OFSAM in 2001 and, through an agreement with Orchard Capital, chairs its executive committee. Mr. Ressler served as Chairman and CEO of JCOM from 1997 to 2000 and, through an agreement with Orchard Capital, currently serves as its non-executive Chairman. Mr. Ressler has served as a director of LENS since January 2015 and as chairman of CMCT since 2014. Prior to founding Orchard Capital, from 1988 until 1994, Mr. Ressler co-founded and served as Vice Chairman of Brooke Group Limited, the predecessor of Vector Group, Ltd. (NYSE "VGR") and served in various capacities at VGR and its subsidiaries. Prior to VGR, Mr. Ressler was with Drexel Burnham Lambert, Inc., where he focused on merger and acquisition transactions and the financing needs of middle-market companies. Mr. Ressler began his career in 1983 with Cravath, Swaine and Moore, working on public offerings, private placements, and merger and acquisition transactions. Mr. Ressler holds a B.A. from Brown University, and J.D. and M.B.A. degrees from Columbia University.

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Mark S. Hauser is a Senior Managing Director of OFSC and the Adviser and serves as a member of OFSAM’s executive committee. Mr. Hauser co-founded SBIC I in 2009 and the predecessor to Tamarix Capital in the early 1990s, and currently serves as the Managing Director of Tamarix Capital. Prior thereto, he was a Senior Managing Director at Sandell Asset Management, an international multi-strategy alternative asset manager, where he founded and was global head of the firm's private equity practice as well as a member of its investment committee. Prior to joining Sandell, he was a Managing Director at FdG Associates, a New York-based middle-market private equity fund focused on investing in family owned businesses. Previously, he was a Managing Director at Ocean Capital Corporation, a private international investment banking firm.

Mr. Hauser has served as an officer and on the boards of directors of various private and public portfolio companies, both in the U.S. and abroad, and continues to serve on the board of directors of MOKO Social Media Limited, an Australian public company. He began his career as a corporate attorney, practicing in New York, Sydney and London. Mr. Hauser holds a Bachelor of Economics Degree and a Bachelor of Law Degree from Sydney University and a Master of Law Degree from the London School of Economics & Political Science.

ITEM 6.  EXECUTIVE COMPENSATION

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided by the Adviser or its affiliates, pursuant to the terms of the Investment Advisory Agreement and by the Administrator pursuant to the terms of the Administration Agreement. The Adviser will be responsible for sourcing potential investments, conducting research and diligence on potential investments and equity sponsors, analyzing investment opportunities, structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. The Adviser has no employees and will depend upon access to the investment professionals and other resources of OFS Management and its affiliates to fulfill its obligations to us under the Investment Advisory Agreement.

None of our officers will receive direct compensation from us. Our officers, including our chief executive officer, chief financial officer, chief compliance officer, chief accounting officer, and corporate secretary will be paid by OFSC, subject to reimbursement by us, pursuant to the Administration Agreement, for an allocable portion of such compensation for services rendered by such persons to us. To the extent that OFS Services outsources any of its functions under the Administration Agreement to OFSC under the Staffing Agreement, we will pay the fees associated with such functions on a direct basis without profit to OFS Services. See “Item 1(c). Description of Business —Staffing Agreement” and “Item 1(c). Description of Business —Administration Agreement.”

Compensation of Directors

Our independent directors are entitled to receive annual cash retainer fees, determined based on our net assets as of the end of each fiscal quarter. In addition, our independent directors will receive an additional annual fee for serving on one or more committees of our board of directors. Amounts payable under this arrangement are determined and paid quarterly in arrears as follows:

Net Asset Value	Annual Cash Retainer	Annual Committee Retainer (regardless of the number of committees the independent director serves on)
$0 to $50 million	$10,000	$2,500
$50 to $100 million	$20,000	$2,500
> $100 million	$30,000	$2,500

In addition, we will purchase directors’ and officers’ liability insurance on behalf of our directors and officers.

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ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

Investment Advisory Agreement; Investment Sub-Advisory Agreement; Administration Agreement

We will enter into the Investment Advisory Agreement with the Adviser pursuant to which we will pay management fees and incentive fees to the Adviser. In addition, we will enter into the Investment Sub-Advisory Agreement with the Adviser and the Sub-Adviser pursuant to which the Sub-Adviser will receive a portion of the fees payable to the Adviser pursuant to the Investment Advisory Agreement. In addition, pursuant to the Investment Advisory Agreement and the Administration Agreement, we will reimburse the Adviser and the Administrator for certain expenses as they occur. See “Item 1(c). Description of Business — Investment Advisory Agreement,” “Item 1(c). Description of Business — Administration Agreement,” and “Item 1(c). Description of Business — Payment of Our Expenses under the Investment Advisory and Administration Agreements.” The Investment Advisory Agreement, the Investment Sub-Advisory Agreement and the Administration Agreement will be approved by our board of directors. Upon approval by our board of directors the Investment Advisory Agreement and Investment Sub-Advisory Agreement will become effective when we satisfy the minimum offering requirement in the private offering. Unless earlier terminated, the Investment Advisory Agreement, the Investment Sub-Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of our board of directors, including a majority of independent directors, or by the holders of a majority of our outstanding voting securities.

Relationship with the Adviser and Potential Conflicts of Interest

The Adviser and its affiliates manage other assets including those of other BDCs and CLO funds, and may manage other entities in the future, and these other funds and entities may have similar or overlapping investment strategies. Our executive officers, directors and members of the Investment Committee serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds or other investment vehicles managed by the Adviser or its affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our or our shareholders’ best interests or may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. For example, the Adviser, currently serves as the investment adviser to OFS Capital, a publicly-traded BDC, that invests in senior secured loans of middle-market companies in the United States, similar to those we target for investment, including first-lien, second-lien and unitranche loans as well as subordinated loans and, to a lesser extent, warrants and other equity securities. Therefore, many investment opportunities will satisfy the investment criteria for both OFS Capital and us. OFS Capital operates as a distinct and separate public company and any investment in our common stock will not be an investment in OFS Capital. In addition, our executive officers and both of our independent directors serve in substantially similar capacities for OFS Capital. Similarly, the Adviser and/or its affiliates may have other clients with, similar, different or competing investment objectives. In serving in these multiple capacities, our executive officers and directors, the Adviser and/or its affiliates, and members of the Investment Committee may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of us or our shareholders. As a result, we may not be given the opportunity to participate in certain investments made by investment funds, accounts or other investment vehicles managed by OFSAM and its other affiliates or by members of the Investment Committee. However, in order to fulfill its fiduciary duties to its clients, the Adviser intends to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with its allocation policy, investment objective and strategies so that we are not disadvantaged in relation to any other client. Furthermore, an affiliate of our Adviser has indicated that it intends to purchase $1 million of shares of our common stock in the private offering; accordingly, upon receipt of this subscription, we will have met the minimum offering requirement for the private offering. See “Item 1A. Risk Factors— We have potential conflicts of interest related to obligations that the Adviser or its affiliates may have to other clients.”

The Adviser, OFSAM and their other affiliates have both subjective and objective procedures and policies in place designed to manage the potential conflicts of interest between the Adviser’s fiduciary obligations to us and its similar fiduciary obligations to other clients. For example, such policies and procedures will be designed to ensure that investment opportunities are allocated in a fair and equitable manner among us the Adviser’s other clients. An investment opportunity that is suitable for multiple clients of the Adviser and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act.

There can be no assurance that the Adviser’s or its affiliates’ efforts to allocate any particular investment opportunity fairly and equitably among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.

Under the Adviser’s allocation policy, if the Adviser is actively seeking investments for two or more investment vehicles with similar or overlapping investment strategies, an available opportunity will be allocated based on the provisions governing allocations of such investment opportunities under law or in the relevant organizational, offering or similar documents, if any, for such investment vehicles. In the absence of any such provisions, the Adviser will consider the following factors and the weight that should be given with respect to each of these factors:

•	investment guidelines and/or restrictions, if any, under law or set forth in the applicable organizational, offering or similar documents for the investment vehicles;

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•	risk and return profile of the investment vehicles;
•	suitability/priority of a particular investment for the investment vehicles;
•	if applicable, the targeted position size of the investment for the investment vehicles; and
•	the level of investments and available cash for investment with respect to the investment vehicles.

Priority as to acquisitions may be given to the most recent investment vehicle for which such an acquisition is appropriate, which may result in our being given priority over OFS Capital or other investment vehicles advised by the Adviser in appropriate investment opportunities until our net assets reach a particular level. However, application of one or more of the factors listed above may result in the allocation of an investment opportunity to OFS Capital or any other investment vehicle advised by the Adviser over us.

In situations where co-investment with such other accounts is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, the Adviser will need to decide which account will proceed with the investment. The decision by the Adviser to allocate an opportunity to another entity could cause us to forego an investment opportunity that we otherwise would have made.

We may co-invest on a concurrent basis with the Adviser and its affiliates, unless doing so is impermissible under existing regulatory guidance, applicable regulations and the Adviser’s allocation policy. Certain types of negotiated co-investments may be made only if we receive an order from the SEC permitting us to do so. There can be no assurance that we will obtain any such order. See “Item 1(c). Description of Business — Certain BDC Considerations.”

We will not make any loans or other financing to the Adviser. The Adviser is prohibited from commingling our funds with the funds of any other entity or person for which it provides investment advisory or other services. We are permitted to invest in general partnerships and joint ventures with affiliates of the Adviser and non-affiliates provided certain conditions are met.

Our senior management, members of the Investment Committee and other investment professionals from the Adviser, OFSAM or its affiliates may serve as directors of, or in a similar capacity with, companies in which we invest or in which we are considering making an investment. Through these and other relationships with a company, these individuals may obtain material non-public information that might restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law.

We intend to enter into the Expense Support Agreement, pursuant to which the Adviser will pay to us a portion of our operating Expenses (an “Expense Support Payment”) for each quarter in which we declare a distribution to our shareholders. The Adviser will not be entitled to reimbursement if our distribution rate is lower than the distribution rate made at the time the expenses were reimbursed or if the other operating expense ratio at the time of reimbursement exceeds the expense ratio that was in effect at the time the expenses were reimbursed. For this purpose, “other operating expenses” means all of our operating expenses, excluding organizational and offering expenses, base management fees and incentive fees, distribution and shareholder servicing fees, financing fees and interest, and brokerage commissions and extraordinary expenses. In addition, our obligation to reimburse each Expense Support Payment will terminate three years from the end of the fiscal year in which such Expense Support Payment is made. The Expense Support Agreement may be terminated by the Adviser, without payment of any penalty, upon written notice to us. In addition, the Expense Support Agreement will automatically terminate in the event of (i) our termination of the Investment Advisory Agreement, or (ii) our dissolution or liquidation. The expense reimbursement may not be made for the purpose or effect of increasing the amount of the incentive fee to be paid by the Company to the Adviser.

Relationship with Sub-Adviser and Potential Conflicts of Interest

The Sub-Adviser and its affiliates may advise other funds and entities that have similar or overlapping investment strategies to ours. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our or our shareholders’ best interests or may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. The Sub-Adviser intends to resolve any such conflicts of interest fairly and equitably; however, not all conflicts of interest can be expected to be resolved in our favor.

Certain registered representatives of the Sub-Adviser are also representatives of the broker-dealer in the private offering. Such registered representatives may face conflicts of interest as a result and may have an incentive to influence our Adviser and Sub-Adviser to select investments that may not be in our best interest.

Certain Business Relationships

Our directors and officers are directors or officers of the Adviser and of OFS Capital.

Indebtedness of Management

None.

Promoters and Certain Control Persons

The Adviser may be deemed a promoter of the Company. We will enter into the Investment Advisory Agreement with the Adviser. The Adviser, for its services to us, will be entitled to receive management fees and incentive fees in addition to the reimbursement of certain expenses. In addition, under the Investment Advisory Agreement, we expect, to the extent permitted by applicable law and in the discretion of our board of directors, to indemnify the Adviser and certain of its affiliates. See “Item 1 (c). Description of Business—General.”

ITEM 8.  LEGAL PROCEEDINGS

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business are also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

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ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our common stock currently, nor can we give any assurance that one will develop.

Because shares of our common stock will be acquired by investors in one or more transactions “not involving a public offering,” they will be “restricted securities” and may be required to be held indefinitely. Our common shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) the transferor provides the Adviser with at least 10 days written notice of the transfer; (ii) the transfer is made in accordance with applicable securities laws; and (iii) the transferee agrees in writing to be bound by these restrictions and the other restrictions imposed on the common shares and to execute such other instruments or certifications as are reasonably required by us. Accordingly, an investor must be willing to bear the economic risk of investment in the common shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the common shares may be made except by registration of the transfer on our books.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our common stock.

Valuation of Portfolio Securities

In calculating the value of our total assets each quarter, we will assess whether a sufficient number of market quotations are available or whether a sufficient number of indicative prices from pricing services or brokers or dealers have been received. Investments for which sufficient market quotations are available will be valued at such market quotations. Otherwise we will undertake, on a quarterly basis, a valuation process as described below:

•	For each debt investment, a basic credit rating review process will be completed. The risk rating on every credit facility will be reviewed and either reaffirmed or revised by the Investment Committee.

•	Each portfolio company or investment will be valued by an investment professional.

•	Preliminary valuation conclusions will be documented and then submitted to the Investment Committee for ratification.

•	Third party valuation firm(s) will be engaged to provide valuation services as requested, by reviewing the preliminary valuations of the Investment Committee. The Investment Committee’s preliminary fair value conclusions on each of our assets for which sufficient market quotations are not readily available will be reviewed and assessed by a third-party valuation firm at least once in every 12-month period, and more often as determined by the audit committee of our board of directors or required by our valuation policy. Such valuation assessment may be in the form of positive assurance, range of values or other valuation method based on the discretion of our board of directors.

•	The audit committee of our board of directors will review the preliminary valuations of the Investment Committee and independent valuation firms and, if appropriate, recommend the approval of the valuations by our board of directors.

•	Our board of directors will discuss valuations and determine the fair value of each investment in the portfolio in good faith based on the input of the Adviser and, where appropriate, the respective independent valuation firms.

See “Item 1A. Risk Factors — A substantial portion of our portfolio investments may be recorded at fair value as determined in good faith by or under the direction of our board of directors and, as a result, there may be uncertainty regarding the value of our portfolio investments.”

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We will follow ASC Topic 820 for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair values are determined with models or other valuation techniques, valuation inputs, and assumptions market participants would use in pricing an asset or liability. Valuation inputs are organized in a hierarchy that gives the highest priority to prices for identical assets or liabilities quoted in active markets (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of inputs in the fair value hierarchy are described below:

Level 1:	Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2:	Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified term, a Level 2 input must be observable for substantially the full term of the asset or liability. Level 2 inputs include: (i) quoted prices for similar assets or liabilities in active markets, (ii) quoted prices for identical or similar assets or liabilities in markets that are not active, (iii) inputs other than quoted prices that are observable for the asset or liability, and (iv) inputs that are derived principally from or corroborated by observable market data.
Level 3:	Unobservable inputs for the asset or liability, and situations where there is little, if any, market activity for the asset or liability at the measurement date.

The inputs into the determination of fair value are based upon the best information under the circumstances and may require significant management judgment or estimation. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

We will asses the levels of the investments at each measurement date, and transfers between levels are recognized on the measurement date. The following sections describe the valuation techniques used to measure different financial instruments at fair value and include the levels within the fair value hierarchy in which the financial instruments are categorized.

Investments for which prices are not observable are generally expected to be private investments in the equity and debt securities of operating companies. The primary method we expect to use to estimate the fair value of investments is the discounted cash flow method (although a liquidation analysis, option theoretical, or other methodology may be used when more appropriate). The discounted cash flow approach to determine fair value (or a range of fair values) involves applying an appropriate discount rate(s) to the estimated future cash flows using various relevant factors depending on investment type, including comparing the latest arm’s length or market transactions involving the subject security, a benchmark credit spread or other indicators of market yields, assumed growth rate (in cash flows), company performance and capitalization rates/multiples (for determining terminal values of underlying portfolio companies). The valuation based on the inputs determined to be the most reasonable and probable will be used as the fair value of the investment. The determination of fair value using these methodologies may take into consideration a range of factors including, but not limited to, the price at which the investment was acquired, the nature of the investment, local market conditions, trading values on public exchanges for comparable securities, current and projected operating performance, and financing transactions subsequent to the acquisition of the investment and anticipated financing transactions after the valuation date. Application of these valuation methodologies involves a significant degree of judgment by management. Fair values of new investments or investments where an arm’s length transaction occurred in the same security are generally assumed to be equal to their cost to the Company for up to three months after their initial purchase.

Due to the inherent uncertainty of determining the fair value of Level 3 investments that do not have a readily available market value, the fair value of the investments may differ significantly from the values that would be used had a ready market existed for such investments and may differ materially from the values that may ultimately be received or settled. Further, such investments are generally subject to legal and other restrictions or otherwise are less liquid than publicly traded instruments. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we might realize significantly less than the value at which such investment had previously been recorded.

The types of factors that we may take into account in fair value pricing our investments include, as relevant, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and cash flows, the markets in which the portfolio company does business, comparison to publicly traded securities and other relevant factors.

Determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our financial statements will express the uncertainty with respect to the possible effect such valuations, and any change in such valuations, on our financial statements.

Determinations in Connection with Offerings

In connection with the private offering and any future offering of shares of our common stock, our board of directors or an authorized committee thereof will be required to make a good faith determination that it is not selling shares of our common stock at a price below the then current net asset value of our common stock at the time at which the sale is made. Our board of directors or an authorized committee thereof will consider the following factors, among others, in making such determination:

•	the net asset value per share of our common stock disclosed in the most recent periodic report that we filed with the SEC;

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•	our management’s assessment of whether any material change in the net asset value per share of our common stock has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed net asset value per share of our common stock and ending as of a time within 48 hours (excluding Sundays and holidays) of the sale of our common stock; and

•	the magnitude of the difference between (i) a value that our board of directors or an authorized committee thereof has determined reflects the current (as of a time within 48 hours, excluding Sundays and holidays) net asset value of our common stock, which is based upon the net asset value of our common stock disclosed in the most recent periodic report that we filed with the SEC, as adjusted to reflect our management’s assessment of any material change in the net asset value of our common stock since the date of the most recently disclosed net asset value of our common stock, and (ii) the offering price of the shares of our common stock in the proposed offering.

Moreover, to the extent that there is even a remote possibility that we may (i) issue shares of our common stock at a price per share below the then current net asset value per share of our common stock at the time at which the sale is made or (ii) trigger the undertaking (which we provide in certain registration statements we file with the SEC) to suspend the offering of shares of our common stock if the net asset value per share of our common stock fluctuates by certain amounts in certain circumstances until the registration statement is amended, our board of directors will elect, in the case of clause (i) above, either to postpone the offering until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine the net asset value per share of our common stock within two days prior to any such sale to ensure that such sale will not be below our then current net asset value per share, and, in the case of clause (ii) above, to comply with such undertaking or to undertake to determine the net asset value per share of our common stock to ensure that such undertaking has not been triggered.

These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.

Distribution Policy

We generally intend to distribute, out of assets legally available for distribution, substantially all of our available earnings, on a quarterly basis, as determined by our board of directors in its discretion.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

In conjunction with our formation, we issued and sold 10 shares of our common stock to OFSAM, an affiliate of the Adviser, for an aggregate purchase price of $150. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(2) of the Securities Act.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary possesses the provisions deemed to be material, but is not necessarily complete.

General

Under the terms of our charter, our authorized capital stock will consist solely of 20,000,000 shares of common stock, par value $0.001 per share. There is currently no market for our common stock, and we can offer no assurances that a market for our shares will develop in the future. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our shareholders generally are not personally liable for our debts or obligations.

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All policies shall be equally applicable and enforceable to each shareholder, including but not limited to those pertaining to liquidation, conversion and redemption rights. None of our shares are subject to further calls or to assessments, sinking fund provisions, obligations of the company or potential liabilities associated with ownership of the security (not including investment risks).

The following are our outstanding classes of securities as of July 6, 2016:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under(3)
Common stock	20,000,000	—	10

Common Stock

Under the terms of our charter, all shares of our common stock will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Except as may be provided by our board of directors in setting the terms of classified or reclassified stock, shares of our common stock will have no preemptive, exchange, conversion or redemption rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors. Except as may be provided by our board of directors in setting the terms of classified or reclassified stock, and subject to the express terms of any class or series of preferred stock, the holders of our common stock will possess exclusive voting power. There will be no cumulative voting in the election of directors, which means that holders of a plurality of the outstanding shares of common stock at which a quorum is present will be able to elect all of our directors, provided that there are no shares of any other class or series of stock outstanding entitled to vote in the election of directors, and holders of less than a plurality of such shares will be unable to elect any director.

Preferred Stock

Under the terms of our charter, our board of directors is authorized to issue shares of preferred stock in one or more series without shareholder approval. A majority of our independent directors will approve an issuance of portfolio stock and will have access, at our expense, to our legal counsel or to independent legal counsel. Our board of directors has discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences of each series of preferred stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. We will not offer preferred stock to the Adviser or their affiliates except on the same terms as offered to all other shareholders.

Preferred stock could be issued with rights and preferences that would adversely affect the holders of common stock. Preferred stock could also be used as an anti-takeover device. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires that: (1) immediately after issuance and before any distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

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Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity against reasonable expenses incurred in the proceeding in which the director or officer was successful. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our insurance policy will not provide coverage for claims, liabilities and expenses that may arise out of activities that the present or former directors or officers of the Adviser have performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request the present or former directors or officers of the Adviser to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.

Provisions of the Maryland General Corporation Law and Our Charter and Bylaws

The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Election of Directors

As permitted by Maryland law, our directors will be elected by a plurality of all votes cast by holders of the outstanding shares of stock entitled to vote at a meeting at which a quorum is present.

Classified Board of Directors

Our board of directors will be divided into three classes of directors serving staggered three-year terms. At each annual meeting of our shareholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. However, the initial members of the three classes of directors have initial terms of one, two and three years, respectively. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. We believe that the longer time required to elect a majority of a classified board of directors will help to ensure the continuity and stability of our management and policies.

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Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set by our board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. Our bylaws provide that the number of directors may never be less than one or more than twelve. Our charter provides that, at such time as we have at least three independent directors and our common stock is registered under the Exchange Act, we may elect to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the board of directors. Accordingly, at such time, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Shareholders

The Maryland General Corporation Law provides that shareholder action can be taken only at an annual or special meeting of shareholders or by unanimous consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a shareholder-requested special meeting of shareholders discussed below, may have the effect of delaying consideration of a shareholder proposal until the next annual meeting.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to our board of directors and the proposal of business to be considered by shareholders may be made only (a) pursuant to our notice of the meeting, (b) by our board of directors or (c) by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our board of directors at a special meeting may be made only (a) pursuant to our notice of the meeting, (b) by our board of directors or (c) provided that our board of directors has determined that directors will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our bylaws do not give our board of directors any power to disapprove shareholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Calling of Special Meetings of Shareholders

Our bylaws provide that special meetings of shareholders may be called by our board of directors and certain of our officers. In addition, our charter and bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the secretary of the corporation upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

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Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the shareholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by a majority of our continuing directors (in addition to approval by our board of directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as (1) our current directors, (2) those directors whose nomination for election by the shareholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on our board of directors or (3) any successor directors whose nomination for election by the shareholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office. In any event, in accordance with the requirements of the 1940 Act, any amendment or proposal that would have the effect of changing the nature of our business so as to cause us to cease to be, or to withdraw our election as, a BDC would be required to be approved by a majority of our outstanding voting securities, as defined under the 1940 Act.

Our charter and bylaws provide that our board of directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

 No Appraisal Rights

In certain extraordinary transactions, the Maryland General Corporation Law provides the right to dissenting shareholders to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in the statute. Those rights are commonly referred to as appraisal rights. Except with respect to appraisal rights arising in connection with the Control Share Acquisition Act defined and discussed below, as permitted by the Maryland General Corporation Law, and similar rights in connection with a proposed roll-up transaction, our charter provides that shareholders will not be entitled to exercise appraisal rights.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, which we refer to as the Control Share Acquisition Act. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite shareholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

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If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if our board of directors determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Control Share Acquisition Act does not conflict with the 1940 Act. It is the position of the staff of the SEC’s Division of Investment Management that if a BDC fails to opt-out of the Control Share Acquisition Act, it acts in a manner inconsistent with Section 18(i) of the 1940 Act.

Business Combinations

Under Maryland law, certain “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder, which we refer to as the Business Combination Act. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested shareholder under this statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the corporation’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested shareholder becomes an interested shareholder. Our board of directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by our board of directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

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Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Acquisition Act (if we amend our bylaws to be subject to such Act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Limitation on Liability of Directors; Indemnification and Advance of Expenses

See “Item 11. Description of Registrant’s Securities to be Registered — Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

Adviser

The Investment Advisory Agreement will provide that the Adviser and its affiliates and its affiliates’ respective officers, directors, members, managers, shareholders and employees are entitled to indemnification from us from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Investment Advisory Agreement, except where attributable to willful misfeasance, bad faith or gross negligence in the performance of such person’s duties, or reckless disregard of such person’s obligations and duties under the Investment Advisory Agreement.

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ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Index to Financial Statements

Hancock Park Corporate Income, Inc.

F-1

Hancock Park Corporate Income, Inc.
Balance Sheets (unaudited)

	March 31,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$150	$–
Subscription receivable	–	150
Total assets	$150	$150

Liabilities
Total liabilities	$–	$–

Commitments and contingencies ($543,779 and $209,981, respectively; see Note 3)

Net assets
Common stock, par value of $0.01 per share, 100,000,000 shares authorized, 10 and -0-
shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively
and -0- and 10 shares subscribed at March 31, 2016 and December 31, 2015, respectively	–	–
Paid-in capital in excess of par	150	150
Total net assets	150	150

Total liabilities and net assets	$150	$150

Number of shares outstanding or subscribed	10	10
Net asset value per share	$15.00	$15.00

See notes to unaudited financial statements.

F-2

Hancock Park Corporate Income, Inc.
Statement of Operations

Three Months Ended March 31, 2016 (unaudited)

Investment income
Investment income	$–

Operating expenses
Organization costs	186,698
Total operating expenses	186,698
Less: Expense limitation under investment advisory
and management agreement (see Note 3)	(186,698)
Net operating expenses	–

Net increase in net assets resulting from operatons	$–

See notes to unaudited financial statements.

F-3

Hancock Park Corporate Income, Inc.
Statement of Changes in Net Assets

Three Months Ended March 31, 2016 (unaudited)

Operations
Net increase in net assets resulting from operations	$–

Common stock transactions
Common stock subscribed	–

Net assets
Beginning of period	150
End of period	$150

Common stock activity
Shares subscribed	–
Number of shares outstanding or subscribed at beginning of period	10
Number of shares outstanding or subscribed at end of period	10

See notes to unaudited financial statements.

F-4

Hancock Park Corporate Income, Inc.
Statement of Cash Flows

Three Months Ended March 31, 2016 (unaudited)

Cash flows from operating activities
Net increase in net assets resulting from operations	$–
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities	–
Net cash used in operating activities	–

Cash flow from financing activities
Proceeds from issuance of common stock	150

Cash and cash equivalents at beginning of period	–
Cash and cash equivalents at end of period	$150

Supplemental disclosure of cash flow information:
Organization and offering expenses paid by investment advisor and its affiliates (see Note 3)	$123,014

See notes to unaudited financial statements.

F-5

Hancock Park Corporate Income, Inc.
Notes to Unaudited Financial Statements

1.	Organization and Basis of Presentation

Organization

Hancock Park Corporate Income, Inc. (the “Company”) is a Maryland corporation formed on December 8, 2015. The Company was formed primarily to lend to, and selectively invest in, middle-market companies in the United States. The Company intends to operate as an externally managed, non-diversified, closed-end management investment company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (“Investment Company Act”); and to elect to be treated for federal income tax purposes, and to qualify annually thereafter, as a regulated investment company (“RIC”), under Subchapter M of the Internal Revenue Code of 1986, as amended (“Code”).

As of March 31, 2016, there have been no operations other than matters related to the Company’s organization and registration as a non-diversified, closed-end registered investment company, the purchase of 10 shares of common stock at an aggregate purchase price of $150 by Orchard First Source Asset Management, LLC (“OFSAM”), and activities related to preparations to offer the Company’s shares in a continuous private placement. The Company expects to commence operations upon raising gross proceeds in excess of $1 million, or the minimum offering requirement, from the sale of shares of common stock in a private offering. The Company intends, with approval by the Board of Directors of the Company (“Board”), to appoint OFS Capital Management, LLC (“OFS Adviser”), a registered investment advisor and a subsidiary and affiliate of OFSAM, as advisor to the Company.

Basis of Presentation

The financial statement has been prepared in accordance with accounting principles generally accepted in the United States, including Accounting Standards Codification Topic 946, Financial Services–Investment Companies (“GAAP”).

Fiscal Year End

The Company’s fiscal year ends on December 31.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments not held for resale with original maturities at the time of acquisition of three months or less. The Company’s cash and cash equivalents are maintained with a member bank of the Federal Deposit Insurance Corporation.

Organization Costs

Organization costs include, among other things, legal fees related to the organization of the Company, its related documents of organization, and its initial operating agreements; independent audit of the Company’s seed-stage financial statements; expenses related to its election to be treated as a BDC;

F-6

Hancock Park Corporate Income, Inc.
Notes to Unaudited Financial Statements

2.	Summary of Significant Accounting Policies (continued)

and salaries and direct expenses of OFS Adviser’s employees, employees of their affiliates and others while engaged in these activities. Organization costs are charged to expense as incurred. OFSAM, an affiliate of OFS Adviser, incurred $186,698 of organization costs on behalf of the Company during the three months ended March 31, 2016. These costs are subject to conditional reimbursement under the investment advisory and management agreement. The Company has no current obligation to reimburse OFSAM or OFS Adviser for these organization costs because the investment advisory and management agreement is not effective and the conditions obligating the Company to reimburse OFS Adviser have not been satisfied as of March 31, 2016. Accordingly, no net cost has been charged to expense. Reimbursements of organization expenses will be charged to expense as the substantive conditions for reimbursement under the terms of the investment advisory and management agreement with OFS Adviser are satisfied. See Note 3.

Offering Costs

Offering costs include legal, accounting, printing and other expenses pertaining to the preparation of the private placement memorandum relating to the continuous offering of its shares of common stock; the related dealer-manager agreement; and the salaries and direct expenses of OFS Adviser’s personnel and employees of its affiliates and others while engaged in such activities; and costs associated with technology integration between the Company’s systems and those of its participating broker-dealers, permissible due diligence reimbursements, marketing expenses, salaries and direct expenses of OFS Adviser’s employees, employees of their affiliates and others while engaged in marketing the Company’s common stock, which will include development of marketing materials and marketing presentations, training and educational meetings, and generally coordinating the marketing process for the Company. Offering costs are deferred until the continuous offering period commences, and then amortized on a straight-line basis over twelve months. OFSAM, an affiliate of OFS Adviser, incurred $147,100 of offering costs on behalf of the Company during the three months ended March 31, 2016. These costs are subject to conditional reimbursement under investment advisory and management agreement. The Company has no current obligation to reimburse OFSAM or OFS Adviser for these offering costs because the investment advisory and management agreement is not effective and the conditions obligating the Company to reimburse OFS Adviser have not been satisfied as of March 31, 2016. Reimbursements of offering costs will be charged to expense as the substantive conditions for reimbursement under the terms of the investment advisory and management agreement with OFS Adviser are satisfied, in a manner consistent with the deferral and amortization as described above, based on the dates incurred by OFS Adviser or its affiliates and commencement of the continuous offering. See Note 3.

Income Taxes

The Company intends to file an election to be treated as a BDC under the Investment Company Act. The Company also intends to elect to be treated as a RIC under Subchapter M of the Code as soon as practicable following its election to be treated as a BDC. Once qualified as a RIC, and so long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. The Company is subject to corporate-level taxes under Subchapter C of the Code until it qualifies and elects to be treated as a RIC.

F-7

Hancock Park Corporate Income, Inc.
Notes to Unaudited Financial Statements

2.	Summary of Significant Accounting Policies (continued)

The Company evaluates tax positions it has taken, expects to take, or that are otherwise relevant to determine whether the tax positions are ‘‘more-likely-than-not’’ to be sustained by the applicable tax authority. There was no tax expense for the three months ended March 31, 2016, and there were no uncertain tax positions at March 31, 2016 and December 31, 2015.

Common Stock Subscriptions

Common stock subscriptions received in cash prior to the issuance of the Company’s financial statements are reported as subscription receivable with corresponding amounts reported in common stock and paid-in capital in excess of par.

3.	Transactions with Affiliates, and Organization and Offering Costs

Investment Advisory and Management Agreement

The Company intends to enter into an investment advisory and management agreement (‘‘Advisory Agreement’’) with OFS Adviser under which OFS Adviser will manage the day-to-day operations of, and provide investment advisory services to, the Company. Under the terms of the Advisory Agreement and subject to the overall supervision of our Board, OFS Adviser will be responsible for sourcing potential investments, conducting research and diligence on potential investments and equity sponsors, analyzing investment opportunities, structuring investments, and monitoring investments and portfolio companies on an ongoing basis. OFS Adviser is a subsidiary of OFSAM and a registered investment advisor under the Investment Advisers Act of 1940, as amended.

OFS Adviser’s services under the Advisory Agreement will not be exclusive to the Company and OFS Adviser is free to furnish similar services to other entities, including other BDCs affiliated with OFS Adviser, so long as its services to the Company are not impaired. OFS Adviser will receive fees for providing services, consisting of two components: a Management Fee and an Incentive Fee. The Management Fee will be calculated at an annual rate of 2% of gross assets and will be payable quarterly in arrears. Incentive Fees are based on performance and will be accrued but not paid until the Company achieves certain goals.

Organization and Offering Costs Limitation Agreement

OFS Adviser and its affiliates have incurred aggregate organizational and offering costs related to the Company of $543,779 and $209,981 as of March 31, 2016, and December 31, 2015, respectively. The Company is conditionally liable for these costs under the terms of the Advisory Agreement. Additionally, OFS Adviser and its affiliates may continue to incur such costs on behalf of the Company throughout the continuous private placement period of $200,000,000 in shares of its common stock expected to commence in 2016. OFS Adviser and its affiliates have paid an aggregate of $234,794 and $111,780 in cash for organizational and offering costs related to the Company through March 31, 2016, and December 31, 2015, respectively. The Company has no liability to reimburse OFS Adviser for any organizational or offering costs incurred by it or its affiliates until the Advisory Agreement is effective and the Company reaches its minimum subscription targets. Pursuant to the Company’s private placement memorandum, the Company will not sell any shares of its common stock unless it raises gross proceeds of $1,000,000 million from the sale of shares of common stock. Once effective, the Advisory Agreement entitles OFS Adviser to receive up to 1.5% of the gross proceeds raised in the Company’s continuous

F-8

Hancock Park Corporate Income, Inc.
Notes to Unaudited Financial Statements

3.	Transactions with Affiliates, and Organization and Offering Costs (continued)

private placement until all of the organization and offering costs paid by OFS Adviser and its affiliates have been recovered. The minimum reimbursement to OFS Adviser for such fees is $15,000, assuming the minimum offering requirement is satisfied. Organization and offering expenses incurred by OFS Adviser or its affiliates will be eligible for reimbursement for three years from the date incurred. Unreimbursed organization and offering costs as of March 31, 2016, are summarized below.

	Organization	Offering	Unreimbursed
	Costs	Costs	Total
Period incurred
Period from December 8, 2015, (inception)
through December 31, 2015	$69,652	$140,329	$209,981
Three months ended March 31, 2016	186,698	147,100	333,798
Total unreimbused costs incurred by OFS Adviser and affiliates as of March 31, 2016	$256,350	$287,429	$543,779

Organization costs and offering costs for the three months ended March 31, 2016 include $37,985 and $13,243, respectively, for salaries and direct expenses of OFS Adviser’s personnel and employees of its affiliates.

Administrative Agreement

The Company intends to enter into an administrative services agreement (“Administration Agreement”) with OFS Capital Services, LLC (“OFS Services”) under which OFS Services will perform, or oversee the performance of, required administrative services, including maintenance of financial records, and preparation of reports to stockholders and all other reports and materials required to be filed with the SEC or any other regulatory authority. In addition, OFS Services will assist in the determination and publication of the Company’s net asset value, its tax compliance, and publication and dissemination of reports to its stockholders, and generally oversee the payment of its expenses and the performance of administrative and professional services rendered to the Company by others. Under the Administration Agreement, OFS Services will provide managerial assistance on the Company’s behalf to certain portfolio companies that accept the Company’s offer to provide such assistance. Payments under the Administration Agreement (subject to the review and approval of the Board) will be equal to the Company’s allocable portion of OFS Services’ cost for the Company’s officers—including its chief executive officer, chief financial officer, chief compliance officer, chief accounting officer, and corporate secretary—and their respective staffs, and the Company’s allocable portion of OFS Services’ overhead in performing these services.

Expense Support Agreement

The Company intends to enter into an expense support and conditional reimbursement agreement (“Expense Support Agreement”) with OFS Adviser upon OFS Adviser’s appointment as advisor to the Company. The Expense Support Agreement is designed to ensure no portion of the Company’s distribution to shareholders will be paid from its offering proceeds, and will provide for expense-reduction payments

F-9

Hancock Park Corporate Income, Inc.
Notes to Unaudited Financial Statements

3.	Transactions with Affiliates, and Organization and Offering Costs (continued)

to the Company in any quarterly period the Company’s cumulative distributions to shareholders exceeds its cumulative distributable ordinary income and net realized gains. The Expense Support Agreement provides for reimbursement of these payments by the Company to OFS Adviser conditioned upon the Company’s maintenance of its historic distribution rate and its realization of unsupported expense ratios below historic levels of supported expense ratios for the period(s) to be reimbursed. The Company has incurred no expense from inception through March 31, 2016, that would be eligible for limitation under the Expense Support Agreement. Payments under the Expense Support Agreement will be eligible for reimbursement for three years from the date of receipt by the Company.

F-10

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Hancock Park Corporate Income, Inc.

Chicago, Illinois

We have audited the accompanying balance sheet of Hancock Park Corporate Income, Inc. (the “Company”) as of December 31, 2015, and the related statements of operations, changes in net assets and cash flows for the period from December 8, 2015 (inception) to December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hancock Park Corporate Income, Inc. at December 31, 2015, and the results of its operations, changes in its net assets and its cash flows for the period from December 8, 2015 (inception) to December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Chicago, Illinois

July 6, 2016

F-11

Hancock Park Corporate Income, Inc.
Balance Sheet

December 31, 2015

Assets
Cash and cash equivalents	$–
Subscription receivable	150
Total assets	$150

Liabilities
Total liabilities	$–

Commitments and contingencies ($209,981; see Note 3)

Net assets
Common stock, par value of $0.01 per share, 100,000,000 shares authorized, -0- shares
issued and outstanding as of December 31, 2015 and 10 shares subscribed at December 31, 2015	–
Paid-in capital in excess of par	150
Total net assets	150

Total liabilities and net assets	$150

Number of shares outstanding or subscribed	10
Net asset value per share	$15.00

See notes to financial statements.

F-12

Hancock Park Corporate Income, Inc.
Statement of Operations

Period from December 8, 2015, (inception) through December 31, 2015

Investment income
Investment income	$–

Operating expenses
Organization costs	69,652
Total operating expenses	69,652
Less: Expense limitation under investment advisory
and management agreement (see Note 3)	(69,652)
Net operating expenses	–

Net increase in net assets resulting from operatons	$–

See notes to financial statements.

F-13

Hancock Park Corporate Income, Inc.
Statement of Changes in Net Assets

Period from December 8, 2015, (inception) through December 31, 2015

Operations
Net increase in net assets resulting from operations	$–

Common stock transactions
Common stock subscribed	150

Net assets
Beginning of period	–
End of period	$150

Common stock activity
Shares subscribed	10
Number of shares outstanding or subscribed at beginning of period	–
Number of shares outstanding or subscribed at end of period	10

See notes to financial statements.

F-14

Hancock Park Corporate Income, Inc.
Statement of Cash Flows

Period from December 8, 2015, (inception) through December 31, 2015

Cash flows from operating activities
Net increase in net assets resulting from operations	$–
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities	–
Net cash used in operating activities	–

Cash flow from financing activities
Proceeds from issuance of common stock	–

Cash and cash equivalents at beginning of period	–
Cash and cash equivalents at end of period	$–

Supplemental disclosure of cash flow information:
Organization and offering expenses paid by investment advisor and its affiliates (see Note 3)	$111,780

See notes to financial statements.

F-15

Hancock Park Corporate Income, Inc.
Notes to Financial Statements

1.	Organization and Basis of Presentation

Organization

Hancock Park Corporate Income, Inc. (the “Company”) is a Maryland corporation formed on December 8, 2015. The Company was formed primarily to lend to, and selectively invest in, middle-market companies in the United States. The Company intends to operate as an externally managed, non-diversified, closed-end management investment company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (“Investment Company Act”); and to elect to be treated for federal income tax purposes, and to qualify annually thereafter, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (“Code”).

As of December 31, 2015, there have been no operations other than matters related to the Company’s organization and registration as a non-diversified, closed-end registered investment company, the subscription of 10 shares of common stock at an aggregate purchase price of $150 by Orchard First Source Asset Management, LLC (“OFSAM”), and activities related to preparations to offer the Company’s shares in a continuous private placement. The Company expects to commence operations upon raising gross proceeds in excess of $1 million, or the minimum offering requirement, from the sale of shares of common stock in a private offering. The Company intends, with approval by the Board of Directors of the Company (“Board”), to appoint OFS Capital Management, LLC (“OFS Adviser”), a registered investment advisor and a subsidiary and affiliate of OFSAM, as advisor to the Company.

Basis of Presentation

The financial statement has been prepared in accordance with accounting principles generally accepted in the United States, including Accounting Standards Codification Topic 946, Financial Services–Investment Companies (“GAAP”).

Fiscal Year End

The Company’s fiscal year ends on December 31.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments not held for resale with original maturities at the time of acquisition of three months or less. The Company’s cash and cash equivalents are maintained with a member bank of the Federal Deposit Insurance Corporation.

Organization Costs

Organization costs include, among other things, legal fees related to the organization of the Company, its related documents of organization, and its initial operating agreements; independent audit of the Company’s seed-stage financial statements; expenses related to its election to be treated as a BDC; and salaries and direct expenses of OFS Adviser’s employees, employees of their affiliates

F-16

Hancock Park Corporate Income, Inc.
Notes to Financial Statements

2.	Summary of Significant Accounting Policies (continued)

and others while engaged in these activities. Organization costs are charged to expense as incurred. OFSAM, an affiliate of OFS Adviser, incurred $69,652 of organization costs on behalf of the Company during the period from December 8, 2015, (inception) through December 31, 2015. These costs are subject to conditional reimbursement under the investment advisory and management agreement. The Company has no current obligation to reimburse OFSAM or OFS Adviser for these organization costs because the investment advisory and management agreement is not effective and the conditions obligating the Company to reimburse OFS Adviser have not been satisfied as of December 31, 2015. Accordingly, no net cost has been charged to expense. Reimbursements of organization expenses will be charged to expense as the substantive conditions for reimbursement under the terms of the investment advisory and management agreement with OFS Adviser are satisfied. See Note 3.

Offering Costs

Offering costs include legal, accounting, printing and other expenses pertaining to the preparation of the private placement memorandum relating to the continuous offering of its shares of common stock; the related dealer-manager agreement; and the salaries and direct expenses of OFS Adviser’s personnel and employees of its affiliates and others while engaged in such activities; and costs associated with technology integration between the Company’s systems and those of its participating broker-dealers, permissible due diligence reimbursements, marketing expenses, salaries and direct expenses of OFS Adviser’s employees, employees of their affiliates and others while engaged in marketing the Company’s common stock, which will include development of marketing materials and marketing presentations, training and educational meetings, and generally coordinating the marketing process for the Company. Offering costs are deferred until the continuous offering period commences, and then amortized on a straight-line basis over twelve months. OFSAM, an affiliate of OFS Adviser, incurred $140,329 of offering costs on behalf of the Company during the period from December 8, 2015, (inception) through December 31, 2015. These costs are subject to conditional reimbursement under investment advisory and management agreement. The Company has no current obligation to reimburse OFSAM or OFS Adviser for these offering costs because the investment advisory and management agreement is not effective and the conditions obligating the Company to reimburse OFS Adviser have not been satisfied as of December 31, 2015. Reimbursements of offering costs will be charged to expense as the substantive conditions for reimbursement under the terms of the investment advisory and management agreement with OFS Adviser are satisfied, in a manner consistent with the deferral and amortization as described above, based on the dates incurred by OFS Adviser or its affiliates and commencement of the continuous offering. See Note 3.

Income Taxes

The Company intends to file an election to be treated as a BDC under the Investment Company Act. The Company also intends to elect to be treated as a RIC under Subchapter M of the Code as soon as practicable following its election to be treated as a BDC. Once qualified as a RIC, and so long as the Company maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. The Company is subject to corporate-level taxes under Subchapter C of the Code until it qualifies and elects to be treated as a RIC.

F-17

Hancock Park Corporate Income, Inc.
Notes to Financial Statements

2.	Summary of Significant Accounting Policies (continued)

The Company evaluates tax positions it has taken, expects to take, or that are otherwise relevant to determine whether the tax positions are ‘‘more-likely-than-not’’ to be sustained by the applicable tax authority. There was no tax expense for the period from December 8, 2015, (inception) through December 31, 2015, and there were no uncertain tax positions at December 31, 2015.

Common Stock Subscriptions

Common stock subscriptions received in cash prior to the issuance of the Company’s financial statements are reported as subscription receivable with corresponding amounts reported in common stock and paid-in capital in excess of par. On December 18, 2015, OFSAM entered into a subscription agreement to purchase 10 shares of common stock for cash consideration of $150. The consideration represents $15 per share. On February 25, 2016, the Company received $150 cash from OFSAM for shares subscribed and issued 10 shares of common stock.

3.	Transactions with Affiliates, and Organization and Offering Costs

Investment Advisory and Management Agreement

The Company intends to enter into an investment advisory and management agreement (‘‘Advisory Agreement’’) with OFS Adviser under which OFS Adviser will manage the day-to-day operations of, and provide investment advisory services to, the Company. Under the terms of the Advisory Agreement and subject to the overall supervision of our Board, OFS Adviser will be responsible for sourcing potential investments, conducting research and diligence on potential investments and equity sponsors, analyzing investment opportunities, structuring investments, and monitoring investments and portfolio companies on an ongoing basis. OFS Adviser is a subsidiary of OFSAM and a registered investment advisor under the Investment Advisers Act of 1940, as amended.

OFS Adviser’s services under the Advisory Agreement will not be exclusive to the Company and OFS Adviser is free to furnish similar services to other entities, including other BDCs affiliated with OFS Adviser, so long as its services to the Company are not impaired. OFS Adviser will receive fees for providing services, consisting of two components: a Management Fee and an Incentive Fee. The Management Fee will be calculated at an annual rate of 2% of gross assets and will be payable quarterly in arrears. Incentive Fees are based on performance and will be accrued but not paid until the Company achieves certain goals.

Organization and Offering Costs Limitation Agreement

OFS Adviser and its affiliates have incurred aggregate organizational and offering costs related to the Company of $209,981 as of December 31, 2015. The Company is conditionally liable for these costs under the terms of the Advisory Agreement. Additionally, OFS Adviser and its affiliates may continue to incur such costs on behalf of the Company throughout the continuous private placement period of $200,000,000 in shares of its common stock expected to commence in 2016. OFS Adviser and its affiliates have paid an aggregate of $111,780 in cash for organizational and offering costs related to the Company through December 31, 2015. The Company has no liability to reimburse OFS Adviser for any organizational or offering costs incurred by it or its affiliates until the Advisory Agreement is effective and the Company reaches its minimum subscription targets. Pursuant to the Company’s private placement memorandum, the Company will not sell any shares of its common stock unless it raises gross proceeds of $1,000,000 million from the sale of shares of common stock. Once effective, the Advisory Agreement entitles OFS Adviser to receive up to 1.5% of the gross proceeds raised in the Company’s continuous private placement

F-18

Hancock Park Corporate Income, Inc.
Notes to Financial Statements

3.	Transactions with Affiliates, and Organization and Offering Costs (continued)

until all of the organization and offering costs paid by OFS Adviser and its affiliates have been recovered. The minimum reimbursement to OFS Adviser for such fees is $15,000, assuming the minimum offering requirement is satisfied. Organization and offering expenses incurred by OFS Adviser or its affiliates will be eligible for reimbursement for three years from the date incurred. Unreimbursed organization and offering costs as of December 31, 2015, are summarized below.

	Organization	Offering	Unreimbursed
	Costs	Costs	Total
Period incurred
Period from December 8, 2015, (inception)
through December 31, 2015	$69,652	$140,329	$209,981

Administrative Agreement

The Company intends to enter into an administrative services agreement (“Administration Agreement”) with OFS Capital Services, LLC (“OFS Services”) under which OFS Services will perform, or oversee the performance of, required administrative services, including maintenance of financial records, and preparation of reports to stockholders and all other reports and materials required to be filed with the SEC or any other regulatory authority. In addition, OFS Services will assist in the determination and publication of the Company’s net asset value, its tax compliance, and publication and dissemination of reports to its stockholders, and generally oversee the payment of its expenses and the performance of administrative and professional services rendered to the Company by others. Under the Administration Agreement, OFS Services will provide managerial assistance on the Company’s behalf to certain portfolio companies that accept the Company’s offer to provide such assistance. Payments under the Administration Agreement (subject to the review and approval of the Board) will be equal to the Company’s allocable portion of OFS Services’ cost for the Company’s officers—including its chief executive officer, chief financial officer, chief compliance officer, chief accounting officer, and corporate secretary—and their respective staffs, and the Company’s allocable portion of OFS Services’ overhead in performing these services.

Expense Support Agreement

The Company intends to enter into an expense support and conditional reimbursement agreement (“Expense Support Agreement”) with OFS Adviser upon OFS Adviser’s appointment as advisor to the Company. The Expense Support Agreement is designed to ensure no portion of the Company’s distribution to shareholders will be paid from its offering proceeds, and will provide for expense-reduction payments to the Company in any quarterly period the Company’s cumulative distributions to shareholders exceeds its cumulative distributable ordinary income and net realized gains. The Expense Support Agreement provides for reimbursement of these payments by the Company to OFS Adviser conditioned upon the Company’s maintenance of its historic distribution rate and its realization of unsupported expense ratios below historic levels of supported expense ratios for the period(s) to be reimbursed. The Company has incurred no expense from inception through December 31, 2015, that would be eligible for limitation under the Expense Support Agreement. Payments under the Expense Support Agreement will be eligible for reimbursement for three years from the date of receipt by the Company.

F-19

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

3.1	Articles of Incorporation†

3.2	Form of Articles of Amendment and Restatement††

3.3	Form of Bylaws††

10.1	Form of Investment Advisory and Management Agreement*

10.2	Form of Investment Sub-Advisory Agreement*

10.3	Form of Administration Agreement†††

10.4	Custody Agreement by and between the Registrant and U.S. Bank National Association†††

10.5	Form of Indemnification Agreement††

10.6	Form of Expense Support and Conditional Reimbursement Agreement†††

21.1	List of Subsidiaries—None

23.1	Consent of BDO USA, LLP*

*	filed herewith
†	previously filed as an exhibit to the Registration Statement on Form 10 (File No. 000-55552) filed with the SEC on December 21, 2015
††	previously filed as an exhibit to the Registration Statement on Form 10 (File No. 000-55552) filed with the SEC on February 8, 2016
†††	previously filed as an exhibit to the Registration Statement on Form 10 (File No. 000-55552) filed with the SEC on June 6, 2016

74

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Hancock Park Corporate Income, Inc.

By:	/s/ Bilal Rashid
Bilal Rashid President and Chief Executive Officer

Date:  July 6, 2016

75